Exhibit 99.2

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
PENNSYLVANIA REAL ESTATE	)	23-______ (___)
INVESTMENT TRUST, et al.,[1]	)
	)	(Joint Administration to Be Requested)
Debtors.	)

DISCLOSURE STATEMENT RELATING TO THE JOINT PREPACKAGED CHAPTER 11

PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT

TRUST AND ITS DEBTOR-AFFILIATES

DLA PIPER LLP (US)

R. Craig Martin, Esq. (DE 5032)

Aaron Applebaum, Esq. (DE 5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

            aaron.applebaum@us.dlapiper.com

Richard A. Chesley, Esq.

Oksana Koltko Rosaluk, Esq.

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

              oksana.koltkorosaluk@us.dlapiper.com

Proposed Counsel to Pennsylvania Real Estate Investment Trust

and Its Debtor-Affiliates

Dated: December 8, 2023

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A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, is set forth in Schedule 1 hereto and, after the Petition Date, may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://cases.ra.kroll.com/PREIT2023. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

SOLICITATION OF VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND ITS DEBTOR-AFFILIATES IS FROM THE HOLDERS OF THE FOLLOWING CLAIMS:

VOTING CLASS	NAME OF CLASS UNDER THE PLAN
Class 4	Prepetition Secured Second Lien Claims

IF YOU ARE IN CLASS 4, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

DELIVERY OF BALLOT

THE BALLOT MAY BE (1) RETURNED TO THE ADDRESS BELOW OR (2) SUBMITTED ELECTRONICALLY ON THE NOTICE AND CLAIMS AGENT’S WEBSITE BELOW SO THAT IT IS ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE, WHICH IS 5:00 P.M. (EASTERN STANDARD TIME) ON DECEMBER 18, 2023.

BY FIRST CLASS MAIL, HAND DELIVERY OR OVERNIGHT AT: PREIT Ballot Processing c/o Kroll Restructuring Administration, LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232	ELECTRONICALLY AT: https://cases.ra.kroll.com/preitballots
PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT. BALLOTS RECEIVED VIA FACSIMILE OR E-MAIL WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURE FOR

VOTING ON THE PLAN, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT AT:

BY E-MAIL TO:

PREITBALLOTS@RA.KROLL.COM

WITH A REFERENCE TO “PREIT” IN THE SUBJECT LINE

BY TELEPHONE:

(833) 570-5238 (DOMESTIC, TOLL FREE) OR +1 (646) 440-4764 (LOCAL/INTERNATIONAL,

TOLL) AND REQUEST TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM

This disclosure statement (this “Disclosure Statement”) provides information regarding the Joint Prepackaged Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),1 for which the Debtors will seek confirmation by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. The Debtors are providing the information in this Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the Restructuring Support Agreement, the Plan is currently supported by the Debtors, and creditors holding 100% of the aggregate principal amount of the Debtors’ first lien funded debt and 100% of the aggregate principal amount of the Debtors’ second lien funded debt.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article VIII of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

[1]	Capitalized terms used but not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan.

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The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

The Debtors strongly encourage Holders of Claims in Class 4 to read this Disclosure Statement (including the Risk Factors described in Article IX hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing.

RECOMMENDATION BY THE DEBTORS

EACH DEBTOR’S GOVERNING BODY, AS APPLICABLE, HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH DEBTOR’S ESTATE, AND PROVIDE THE BEST RECOVERY TO HOLDERS OF CLAIMS AND INTERESTS. AT THIS TIME, EACH DEBTOR BELIEVES THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES. EACH OF THE DEBTORS THEREFORE STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT NO LATER THAN DECEMBER 18, 2023 AT 5:00 P.M. (EASTERN STANDARD TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOT.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS OR INTERESTS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND ITS DEBTOR-AFFILIATES. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX HEREIN.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS SHOULD THE DEBTORS COMMENCE CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN AND THE RESTRUCTURING SUPPORT AGREEMENT.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE VIII OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED OR, IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING ARTICLE IX, ENTITLED “RISK FACTORS” BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE

SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN.

THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS, INCLUDING THE FOLLOWING, TO BE FORWARD-LOOKING STATEMENTS:

•	BUSINESS STRATEGY;

•	TECHNOLOGY;

•	FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	FINANCIAL STRATEGY, BUDGET, PROJECTIONS, AND OPERATING RESULTS;

•	THE AMOUNT, NATURE, AND TIMING OF CAPITAL EXPENDITURES;

•	AVAILABILITY AND TERMS OF CAPITAL;

•	SUCCESSFUL RESULTS FROM THE DEBTORS’ OPERATIONS;

•	COSTS OF CONDUCTING THE DEBTORS’ OTHER OPERATIONS;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS;

•	EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	COUNTERPARTY CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION;

•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

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•	PLANS, OBJECTIVES, AND EXPECTATIONS;

•	THE ADEQUACY OF THE DEBTORS’ CAPITAL RESOURCES AND LIQUIDITY;

•	RISKS IN CONNECTION WITH ACQUISITIONS; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN. THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING: THE DEBTORS’ ABILITY TO CONFIRM AND CONSUMMATE THE PLAN; THE POTENTIAL THAT THE DEBTORS MAY NEED TO PURSUE AN ALTERNATIVE TRANSACTION IF THE PLAN IS NOT CONFIRMED; THE DEBTORS’ ABILITY TO REDUCE THEIR OVERALL FINANCIAL LEVERAGE; THE POTENTIAL ADVERSE IMPACT OF THE CHAPTER 11 CASES ON THE DEBTORS’ OPERATIONS, MANAGEMENT, AND EMPLOYEES; THE RISKS ASSOCIATED WITH OPERATING THE DEBTORS’ BUSINESSES DURING THE CHAPTER 11 CASES; TENANT RESPONSES TO THE CHAPTER 11 CASES; THE DEBTORS’ INABILITY TO DISCHARGE OR SETTLE CLAIMS DURING THE CHAPTER 11 CASES; GENERAL ECONOMIC, BUSINESS, AND MARKET CONDITIONS; CURRENCY FLUCTUATIONS; INTEREST RATE FLUCTUATIONS; PRICE INCREASES; EXPOSURE TO LITIGATION; A DECLINE IN THE DEBTORS’ MARKET SHARE DUE TO COMPETITION; THE DEBTORS’ ABILITY TO IMPLEMENT COST REDUCTION INITIATIVES IN A TIMELY MANNER; THE DEBTORS’ ABILITY TO DIVEST EXISTING BUSINESSES; FINANCIAL CONDITIONS OF THE DEBTORS’ TENANTS; ADVERSE TAX CHANGES; LIMITED ACCESS TO CAPITAL RESOURCES; CHANGES IN DOMESTIC AND FOREIGN LAWS AND REGULATIONS; TRADE BALANCE; NATURAL DISASTERS; PANDEMICS; GEOPOLITICAL INSTABILITY; AND THE EFFECTS OF GOVERNMENTAL REGULATION ON THE DEBTORS’ BUSINESSES.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued on or after the Effective Date, if any, will not have been the subject of a registration statement filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any similar federal, state, local, or foreign federal regulatory authority and neither the SEC nor any such similar regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense.

Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

This Disclosure Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any forward-looking statements in this Disclosure Statement are based on assumptions that are believed to be reasonable, but are subject to a wide range of risks, including risks associated with the following: (a) future financial results and liquidity, including the ability to finance operations in the ordinary course of business; (b) the relationships with and payment terms provided by trade creditors; (c) additional post-restructuring financing requirements; (d) future dispositions and acquisitions; (e) the proposed restructuring and costs associated therewith; (f) the effect of conditions in the local, national, and global economy on the Debtors; (g) the ability to obtain relief from the bankruptcy court to facilitate the smooth operation of the Debtors’ businesses under chapter 11; (h) the confirmation and consummation of the Plan; (i) the terms and conditions of the Revolving Exit Facility, the TL Exit Facility, and the New Common Stock to be entered into, or issued, as the case may be, pursuant to the Plan; and (j) each of the other risks identified in this Disclosure Statement. Due to these uncertainties, the reader cannot be assured that any forward-looking statements will prove to be correct. The Debtors are under no obligation to (and expressly disclaim any obligation to) update or alter any forward-looking statements whether as a result of new information, future events, or otherwise, unless instructed to do so by the Bankruptcy Court.

EXCEPT TO THE EXTENT PUBLICLY AVAILABLE, THIS DISCLOSURE STATEMENT, THE PLAN, AND THE INFORMATION SET FORTH HEREIN AND THEREIN ARE CONFIDENTIAL. THIS DISCLOSURE STATEMENT AND THE PLAN CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING THE DEBTORS, THEIR SUBSIDIARIES, AND THEIR RESPECTIVE DEBT AND SECURITIES. THE FEDERAL SECURITIES LAWS OF THE UNITED STATES PROHIBIT ANY PERSON (AS DEFINED IN SECTION 101(41) OF THE BANKRUPTCY CODE, A “PERSON”) WHO HAS MATERIAL NON-PUBLIC INFORMATION ABOUT A COMPANY, WHICH IS OBTAINED FROM THE COMPANY OR ITS REPRESENTATIVES, FROM PURCHASING OR SELLING SECURITIES OF SUCH COMPANY OR FROM COMMUNICATING THE INFORMATION TO ANY OTHER PERSON UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON IS LIKELY TO PURCHASE OR SELL SUCH SECURITIES. NO PARTY SHALL USE OR COMMUNICATE TO ANY PERSON OR ENTITY UNDER CIRCUMSTANCES WHERE IT IS REASONABLY LIKELY THAT SUCH PERSON OR ENTITY IS LIKELY TO USE, OR CAUSE ANY PERSON OR ENTITY TO USE, ANY CONFIDENTIAL INFORMATION IN CONTRAVENTION OF THE SECURITIES EXCHANGE ACT OF 1934 OR ANY OF ITS RULES AND REGULATIONS, INCLUDING RULE 10B-5 PROMULGATED THEREUNDER.

You are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The liquidation analysis, financial projections, and other projections and forward-looking information contained herein and attached hereto are only estimates, and the timing and amount of actual distributions to Holders of Allowed Claims and the retention of the Allowed Interests, among other things, may be affected by many factors that cannot be predicted. Any analyses, estimates, or recovery projections may or may not turn out to be accurate.

TABLE OF CONTENTS

			Page
I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN		3

	A.	What is chapter 11?	3
	B.	Why are the Debtors sending me this Disclosure Statement?	4
	C.	Why are votes being solicited prior to Bankruptcy Court approval of the Disclosure Statement?	4
	D.	Am I entitled to vote on the Plan?	4
	E.	What will I receive from the Debtors if the Plan is consummated?	5
	F.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?	10
	G.	Are any regulatory approvals required to consummate the Plan?	13
	H.	What happens to my recovery if the Plan is not confirmed or does not go effective?	13
	I.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	14
	J.	What are the sources of Cash and other consideration required to fund the Plan?	14
	K.	Is there potential litigation related to the Plan?	14
	L.	How will the preservation of the Causes of Action impact my recovery under the Plan?	14
	M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?	15
	N.	When is the deadline to vote on the Plan?	20
	O.	How do I vote on the Plan?	20
	P.	Why is the Bankruptcy Court holding a Confirmation Hearing?	20
	Q.	When is the Confirmation Hearing set to occur?	20
	R.	What is the purpose of the Confirmation Hearing?	20
	S.	What is the effect of the Plan on the Debtors’ ongoing businesses?	21
	T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	21
	U.	Do the Debtors recommend voting in favor of the Plan?	21
	V.	Who Supports the Plan?	21

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		22

	A.	The Company’s History and Business Operations	22
	B.	The Debtors’ Prepetition Organizational and Capital Structure	24

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V.	CIRCUMSTANCES LEADING TO THE CHAPTER 11 FILINGS		31

	A.	Market Conditions	31
	B.	Prepetition Debt Obligations and Liquidity Constraints	31
	C.	PREIT’s Prepetition Restructuring Efforts	32

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES		32

	A.	First Day Relief	32
	B.	Proposed Confirmation Schedule	32

VII.	SUMMARY OF THE PLAN		33

	A.	No Substantive Consolidation	33
	B.	General Settlement of Claims and Interests	33
	C.	Restructuring Transactions	33
	D.	The Backstop Agreement	34
	E.	Sources of Consideration for Plan Distributions	35
	F.	Corporate Existence	37
	G.	Vesting of Assets in the Reorganized Debtors	37
	H.	Cancellation of Existing Securities and Agreements	37
	I.	Self-Effectuated Reinstatement of Property-Level Debt Guaranties	38
	J.	Corporate Action	38
	K.	Non-Dissolution of Certain Companies	39
	L.	New Governance Documents	39
	M.	Indemnification Obligations	40
	N.	Directors and Officers of the Reorganized Debtors	40
	O.	Effectuating Documents; Further Transactions	40
	P.	Section 1146 Exemption from Certain Taxes and Fees	40
	Q.	Director and Officer Liability Insurance	41
	R.	Management Incentive Plan	41
	S.	Preservation of Causes of Action	42
	T.	Avoidance Actions	43
	U.	Dissolution of Certain Debtors	43
	V.	Intercompany Interests	43
	W.	Restructuring Expenses	43
	X.	Exit Facility Backstop Agreement	44
	Y.	Single Satisfaction of Claims	44
	Z.	Releases	45

VIII.	OTHER KEY ASPECTS OF THE PLAN		45

	A.	Treatment of Executory Contracts and Unexpired Leases	45
	B.	Provisions Governing Distributions	49
	C.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims	55
	A.	Disputed Claims Process	55
	B.	Allowance of Claims	55
	C.	Claims Administration Responsibilities	56
	D.	Estimation of Claims and Interests	56
	E.	Adjustments to Claims or Interests without Objection	56
	F.	Disallowance of Claims or Interests	57
	G.	No Distributions Pending Allowance	57
	H.	Distributions After Allowance	57
	D.	Conditions Precedent to the Effective Date	57
	E.	Modification, Revocation, or Withdrawal of the Plan	59

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IX.	RISK FACTORS		60

	A.	Bankruptcy Law Considerations	60
	B.	Risks Related to Recoveries Under the Plan	66
	C.	Risks Relating to the New Common Stock Issued Under the Plan	67
	D.	Risk Relating to the TL Exit Facility and the Revolving Exit Facility	68
	E.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses	69

X.	SOLICITATION AND VOTING PROCEDURES		72

	A.	Holders of Claims Entitled to Vote on the Plan	72
	B.	Votes Required for Acceptance by a Class	72
	C.	Certain Factors to Be Considered Prior to Voting	72
	D.	Solicitation Procedures	73

XI.	CONFIRMATION OF THE PLAN		73

	A.	The Confirmation Hearing	73
	B.	Requirements for Confirmation of the Plan	74
	C.	Feasibility	74
	D.	Acceptance by Impaired Classes	74
	E.	Confirmation Without Acceptance by All Impaired Classes	75
	F.	Liquidation Analysis	76

XII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		76

	A.	Introduction	76
	B.	Certain REIT Considerations	78
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors	79
	D.	U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims.	81
	F.	Additional Withholding Tax on Payments Made to Foreign Accounts	92

XIII.	RECOMMENDATION		94

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EXHIBITS1

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Restructuring Term Sheet

EXHIBIT D	Financial Projections

EXHIBIT E	Liquidation Analysis

EXHIBIT F	Valuation

EXHIBIT G	Organizational Structure Chart

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Each Exhibit is incorporated herein by reference as if fully set forth in this Disclosure Statement. The summaries provided herein to the aforementioned Exhibits are fully qualified in all respects to summaries to each applicable Exhibit.

I.	INTRODUCTION

Pennsylvania Real Estate Investment Trust (“PREIT”) and certain of its debtor Affiliates, as debtors and debtors in possession1 (collectively, the “Debtors,” and together with their non-Debtor Affiliates, the “Company” or “PREIT”), submit this Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims against the Debtors in connection with the solicitation of votes on the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (the “Plan”), dated December 8, 2023.2 A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. The Plan constitutes a separate chapter 11 plan for each of the Debtors.

THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THAT THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT

PREIT is a publicly traded real estate investment trust, or “REIT,” specializing in the ownership and management of differentiated and diverse retail and experiential destinations. Headquartered in Philadelphia, Pennsylvania, the Company owns and operates over 18.3 million square feet of retail space in the eastern half of the United States with a concentration in the Mid-Atlantic region.

The Company is primarily engaged in the ownership, management, leasing, acquisition, redevelopment, and disposition of shopping malls. In general, its malls include carefully curated retail and lifestyle offerings, including national and regional department stores, large format retailers and other anchors, mixed with destination dining and entertainment experiences. In recent years, the Company has increased the portion of its mall properties that are leased to non-traditional mall tenants, including life sciences, healthcare, supermarkets and self-storage facilities.

Despite the Company’s stable platform, strong portfolio, property improvements, and its competitive market share, market headwinds and industry-wide changes—particularly in the retail sector, have directly and negatively affected the Debtors’ liquidity.

In addition to industry challenges, the Debtors have contended with a leveraged capital structure, which has imposed onerous debt service expenses on the enterprise. As of the date hereof, the Debtors’ corporate-level funded debt totals approximately $1.2 billion. The Debtors’ capital structure consists of:

•	Approximately $305.7 million outstanding under the First Lien Term Loan Facility;

•	Approximately $727 million outstanding under the Second Lien Term Loan Facility; and

•	Approximately $114.4 million under the First Lien Revolving Facility.

[1]

The Company is soliciting this Disclosure Statement prior to filing its Chapter 11 Cases. However, in light of the forthcoming filing, and for ease of reference, this Disclosure Statement makes references to PREIT and its debtor-affiliates that will be commencing the Chapter 11 Cases as “Debtors” and/or “Debtors in Possession.”

[2]	The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

In 2020, faced with the COVID-19 pandemic that resulted in acute and devastating impacts on many of the Company’s mall tenants and retail customers, the Company was forced to seek chapter 11 protection in this Court to address the Company’s financial burdens (the “2020 Restructuring”).3 Prior to commencing the 2020 Restructuring, the Company engaged its key stakeholders to negotiate a global resolution that would account for the Company’s new and unanticipated financial constraints in an effort to obtain much-needed liquidity to navigate the uncertain months ahead. Following extensive prepetition negotiations with its lenders, the Company commenced chapter 11 cases pursuant to a fully consensual prepackaged plan of reorganization.

The 2020 Restructuring provided for the complete restructuring of the Debtors’ funded debt, while also providing for the payment in full or reinstatement of the Debtors’ general unsecured claims, and permitting existing equity holders to retain their interests. Specifically, the 2020 Restructuring provided for (i) new money exit financing consisting of a first lien new money revolving facility, a rolled first lien facility and a rolled second lien term loan facility; (ii) reinstatement of property-level debt guaranty obligations; (iii) assumption or reinstatement of all general unsecured claims payable in the ordinary course of business; (iv) reinstatement of specified derivatives or repayment via incremental loans; and (v) the retention of equity in the reorganized Company.

Prior to the Petition Date, and as a result of the operational challenges described above, the Debtors engaged with the First Lien Lenders and Second Lien Lenders during most of 2023 to manage their obligations under the Credit Agreements. In December 2022, in anticipation of not meeting certain financial covenants, the Company exercised its option and satisfied the conditions to extend the maturity date of the Credit Agreements such that they were to mature on December 10, 2023, with the Credit Agreements payable in full on that date.

In light of the challenges facing the retail environment generally, the Company has been engaged in extensive, ongoing restructuring efforts with its lenders for months. To that end, the Company has been working with PJT Partners, Inc. a global advisory investment bank with expertise in real estate and restructuring, to pursue and evaluate options to address the Company’s debt and explore strategic alternatives. The Company subsequently retained DLA Piper LLP (US) as its restructuring counsel.

As a result of the Debtors’ prepetition restructuring initiatives, following extensive, arm’s-length negotiations, the Debtors and the Requisite Consenting Lenders reached an agreement-in-principle on the restructuring transactions as reflected in the Plan. As described above, on December 7, 2023, the Debtors and the Requisite Consenting Lenders entered into the Restructuring Support Agreement, attached hereto as Exhibit C, which sets forth the material terms and conditions of the restructuring transaction to be implemented though the Plan (the “Restructuring Transaction”). Pursuant to the Restructuring Support Agreement, the Consenting Lenders have agreed, subject to certain terms and conditions, to support the prepackaged chapter 11 Plan to implement the comprehensive restructuring, which Plan is being solicited prior to the filing of these Chapter 11 Cases. The Plan is premised on the following key action points: (i) equitization of the entire Second Lien Term Loan Facility of approximately $727.0 million (close to 63% of the Debtors’ total funded debt), (ii) refinancing of the First Lien Facility coupled with augmented post-emergence liquidity in the form of a new money exit revolver of up $75 million, (iii) satisfaction in full or reinstatement, as applicable, of all general unsecured debt, (iv) reinstatement of all guaranties issued in connection with the property-level debt, (v) cancelation of the Company’s existing equity accompanied by a $10 million “gift” in order to facilitate an amicable and speedy plan confirmation and implementation process, less costs and subject to satisfaction of certain conditions, and (vi) deregistration of all classes of securities issued by PREIT so that PREIT will no longer be a publicly traded company in an effort to further reduce controllable costs.

[3]	See In re Pennsylvania Real Estate Investment Trust, et al., Case no. 20-12737 (KBO) (Bankr. D. Del.).

Subject to this Court’s approval, this chapter 11 restructuring process will be funded through cash collateral and a superpriority senior secured debtor-in-possession credit facility in an aggregate principal amount of up to $60 million (the “DIP Facility”) provided by certain Consenting Second Lien and consensual use of cash collateral.

Given the significant support for the Debtors’ restructuring, the Debtors elected to pursue a prepackaged restructuring to minimize the costs and impact of the in-court restructuring on the Debtors’ businesses. Accordingly, the Restructuring Support Agreement contains certain milestones, including (i) by no later than 11:59 p.m. (EST) on January 31, 2024, the Bankruptcy Court shall have entered an order approving the Disclosure Statement and confirming the Plan, and (ii) by no later than 11:59 p.m. (EST) on February 15, 2024, the Plan Effective Date shall have occurred. The Debtors believe they can confirm the Plan and emerge from chapter 11 within these time periods without prejudicing the ability of any parties to assert their rights in the Chapter 11 Cases.

The Debtors are confident that the fully negotiated and fully consensual path forward with the secured lenders, which has almost unanimous consent of the Debtors’ stakeholders and that slashes the Debtors’ debt burden, provides necessary capital on a go-forward basis and results in significant cost-savings associated with the Company’s deregistration as a publicly traded company, ultimately preserves the going-concern value of the Company’s businesses while driving value for all of its stakeholders. This restructuring will position the recapitalized PREIT to execute on its strategic initiatives to continue transforming its portfolio for the tenants and communities it serves and creating compelling retail and experiential destinations, while prioritizing service to its employees, partners, customers and communities.

The Restructuring Support Agreement is a significant achievement for the Debtors and a welcomed culmination of the lengthy negotiations with the Debtors’ key lender-constituents. Each of the Debtors strongly believes that the Plan is in the best interests of the Debtors’ estates and represents the best available alternative. Given the Debtors’ core strengths and strong tenant relationships, the Debtors are confident that they can implement the restructuring transactions contemplated by the Plan and Restructuring Support Agreement to ensure the Debtors’ long-term viability. For these reasons, the Debtors strongly recommend that Holders of Claims entitled to vote to accept or reject the Plan vote to accept the Plan.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a Chapter 11 Case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the Chapter 11 Case is commenced. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a Chapter 11 Case. A Bankruptcy Court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all holders of claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	Why are votes being solicited prior to Bankruptcy Court approval of the Disclosure Statement?

By sending this Disclosure Statement and soliciting votes for the Plan prior to approval by the Bankruptcy Court, the Debtors are preparing to seek Confirmation of the Plan shortly after commencing the Chapter 11 Cases. The Debtors will ask the Bankruptcy Court to approve this Disclosure Statement together with Confirmation of the Plan at the same hearing, which the Debtors are requesting be scheduled on January 19, 2024, subject to the Bankruptcy Court’s approval and availability.

D.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date (i.e., as of December 8, 2023). Each category of holders of Claims or Interests, as set forth in Article III of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth below:

Class	Claims and Interests	Status	Voting Right
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2A	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2B	Property-Level Debt Guaranty Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Prepetition First Lien Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 4	Prepetition Second Lien Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)
Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)
Class 8A	Existing Preferred Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 8B	Existing Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 8C	Existing PREIT Associates LP Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

E.	What will I receive from the Debtors if the Plan is consummated?

The following table provides a summary of the anticipated recovery to Holders of Claims or Interests under the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.4

SUMMARY OF ESTIMATED RECOVERIES

Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
Class 1	Other Priority Claims	Each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, (i) an amount of Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, (ii) other treatment consistent with the provisions of the Bankruptcy Code, or (iii) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders.	Presumed $0	100%

Class 2A	Other Secured Claims	Each Holder of an Allowed Other Secured Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Other Secured Claim, subject to the consent of the Requisite Consenting Lenders.	Undetermined	100%

[4]

The recoveries set forth below may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Debtors’ business operations and general economic conditions.

SUMMARY OF ESTIMATED RECOVERIES

Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
Class 2B	Property-Level Debt Guaranty Claims	Each Holder of an Allowed Property-Level Debt Guaranty Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Property-Level Debt Guaranty Claim, subject to the consent of the Requisite Consenting Lenders.	N/A	100%

Class 3	Prepetition First Lien Claims

Each Holder of an Allowed Prepetition First Lien Claim shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition First Lien Claim:

(i) If such Holder either (a) does not also hold Prepetition Second Lien Loans or (b) also holds Prepetition Second Lien Loans and does not elect to participate as an Exit Facility Backstop Party, at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims.

(ii)  If such Holder also holds Prepetition Second Lien Loans and elects to participate as an Exit Facility Backstop Party, (a) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims up to the percentage of Prepetition Second Lien Loans

			$420.1 million	100%

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
		held by such Holder relative to all Prepetition Second Lien Loans and (b) at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans (a Holder’s exercise of its right to receive TL Exit Facility Loans under clauses (i) or (ii), the “Prepetition First Lien Roll Option”).

Class 4	Prepetition Second Lien Claims	Each Holder of an Allowed Prepetition Second Lien Claim shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition Second Lien Claim (a) its Pro Rata share of 65% of the New Common Stock, calculated on a fully diluted basis on the Effective Date but subject to dilution on account of the MIP New Common Stock and (b) the option to participate as an Exit Facility Backstop Party on the terms and subject to the conditions set forth in the Exit Facility Backstop Agreement.	$727.0 million	41%

Class 5	General Unsecured Claims	Each Holder of an Allowed General Unsecured Claim (or one or more of its designees) shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) an amount of Cash equal to the amount of such Allowed General Unsecured Claim as of the Petition	Undetermined	100%

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
Date on the later of (x) Effective Date (or as soon as reasonably practicable thereafter) and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim, (ii) other treatment (including Reinstatement) consistent with the provisions of the Bankruptcy Code or (iii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed General Unsecured Claim, subject to the consent of the Requisite Consenting Lenders.

Class 6	Intercompany Claims	Each Allowed Intercompany Claim shall be, either: (i) Reinstated; or (ii) canceled, released, and extinguished without any distribution on account of such Intercompany Claims in a tax-efficient manner (to the extent reasonably practicable), as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.	N/A	0% or 100%

Class 7	Intercompany Interests	Each Allowed Intercompany Interest shall be, either: (i) Reinstated; or (ii) canceled, released, and extinguished without any distribution on account of such Intercompany Interests, or receive such other tax-efficient treatment (to the extent reasonably practicable) as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.	N/A	0% or 100%

Class 8A	Existing Preferred Equity Interests	Each Allowed Existing Preferred Equity Interest shall be canceled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Preferred Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Preferred	Liquidation Preference: $472.7 million	N/A

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan

Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Preferred Equity Interest shall be canceled, released, and extinguished without any distribution on account of such Interest.

Class 8B	Existing Common Equity Interests	Each Allowed Existing Common Equity Interest shall be canceled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Common Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Common Equity Interest shall be canceled, released, and extinguished without any distribution on account of such Interest.	N/A	N/A

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan

Class 8C	Existing PREIT Associates LP Interests	Each Allowed Existing PREIT Associates LP Interest shall be canceled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing PREIT Associates LP Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing PREIT Associates LP Interest shall be canceled, released, and extinguished without any distribution on account of such Interest.	N/A	N/A

Class 9	Section 510(b) Claims	On the Effective Date, all Allowed Section 510(b) Claims, if any, shall be canceled, released, and extinguished, and will be of no further force or effect, without any distribution to Holders of Section 510(b) Claims. For the avoidance of doubt, to the extent that a Holder of a Section 510(b) Claim receives a recovery under the Plan on account of the Security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such Security.	N/A	0%

F.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims

Except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of title 28 of the United States Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtor on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim (a) an amount of Cash equal to the amount of such Allowed Administrative Claim, (b) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, or (c) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders, in each case, in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, on the date of such allowance or as soon as reasonably practicable thereafter, but in any event no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (1) the principal amount outstanding under the DIP Facility on such date, (2) all interest accrued and unpaid thereon to the date of payment, and (3) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Facility Documents and the DIP Orders.

Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Holder shall receive TL Exit Facility Loans on a Pro Rata basis and in an amount equal to 101% of such Holder’s respective Allowed DIP Claims.

On the Effective Date, the DIP Facility and all DIP Facility Documents shall be deemed canceled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guaranties of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable, and the Debtors shall be permitted to file any applicable releases or terminations.

3.	Professional Fee Claims

a.	Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code.

b.	Professional Fee Escrow Account

No later than the Effective Date, the Debtors shall establish and fund the Professional Escrow Account with Cash equal to the Professional Fee Amount. The Professional Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Escrow Account. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

c.	Professional Fee Amount Estimates

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

d.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business for the period after the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

4.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim will receive in full and final satisfaction of its Priority Tax Claim (a) an amount of Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or as soon as reasonably practicable thereafter, (b) other treatment consistent with the provisions of the Bankruptcy Code, or (c) such other terms as agreed to among the

Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders; provided that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing such liabilities.

5.	Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, together with the statutory rate of interest set forth in 31 U.S.C. § 3717, to the extent applicable (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, to the extent any Chapter 11 Case remains open, the Reorganized Debtors shall be jointly and severally liable, if applicable, to pay any and all Quarterly Fees when due and payable. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors and Reorganized Debtors shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first. The U.S. Trustee shall not be required to file any Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan.

6.	Payment of Certain Fees and Expenses

The Debtors and Reorganized Debtors, as applicable, shall pay in Cash all reasonable and documented fees, costs, and expenses of the Ad Hoc Group Advisors, the DIP Agent and its counsel, the DIP Lenders’ advisors, and the Agents’ counsel, in each case, without application to or further approval of the Bankruptcy Court and in accordance with the terms and conditions of any applicable agreement with the Debtors, including the DIP Facility Documents, the Prepetition Credit Agreements, and the Restructuring Support Agreement, and, if any such fee or expense is unpaid as of the Effective Date, such fee or expense shall be paid on the Effective Date without application to or further approval of the Bankruptcy Court and without any reduction to the respective recoveries of the Holders of Allowed DIP Claims, Allowed First Lien Claims, or Allowed Second Lien Claims provided for under the Plan. Without duplication of the foregoing, on the Effective Date, the Debtors shall also pay in Cash the reasonable and documented accrued fees, expenses, and costs of the Prepetition First Lien Agent and the Prepetition Second Lien Agent, including the reasonable and documented accrued fees, expenses, and costs of its counsel, in each case, incurred through the Effective Date.

G.	Are any regulatory approvals required to consummate the Plan?

At this time, there are no known regulatory approvals that are required to consummate the Plan. To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained.

H.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 case, or of a liquidation scenario, see Article X of this Disclosure Statement, and the Liquidation Analysis attached hereto as Exhibit E.

I.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can go effective. Initial distributions to holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article VIII.C of this Disclosure Statement, titled “Conditions Precedent to the Effective Date” for a discussion of conditions precedent to consummation of the Plan.

J.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors and Reorganized Debtors, as applicable, shall fund Plan Distributions and satisfy applicable Allowed Claims and Allowed Interests under the Plan with Cash on hand, New Common Stock, proceeds from the TL Exit Facility and proceeds from the Revolving Exit Facility.

K.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan, which objections potentially could give rise to litigation.

L.	How will the preservation of the Causes of Action impact my recovery under the Plan?

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, Causes of Action settled or resolved by the Debtors prior to the Effective Date with the consent of the Requisite Consenting Lenders or released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it, except as otherwise expressly provided in the Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII. The Reorganized Debtors may settle any such Cause of Action without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the Cause of Action regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved for thirty days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, transferred or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation (to the extent applicable) of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtors’ releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and were an essential element of the negotiations among the Debtors and the Consenting Stakeholders in obtaining their support for the Plan pursuant to the terms of the Restructuring Support Agreement.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve the going-concern value of the Debtors for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

IMPORTANTLY, ALL HOLDERS OF CLAIMS OR INTERESTS, OTHER THAN THOSE THAT (I) SUBMIT A BALLOT BY THE VOTING DEADLINE THAT DOES NOT VOTE TO ACCEPT THE PLAN; (II) SUBMIT A BALLOT BY THE VOTING DEADLINE THAT ACCEPTS THE PLAN BUT OPTS OUT OF THE THIRD-PARTY RELEASE; (III) TIMELY FILES ON THE DOCKET OF THE CHAPTER 11 CASES AN OBJECTION TO THE THIRD-PARTY RELEASE, WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES. THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

Based on the foregoing, the Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Third Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Discharge of Claims Against and Terminated Interests in Debtors

Pursuant to section 1141(d) of the Bankruptcy Code to the fullest extent permitted thereunder, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

Each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, and any Affiliate of such holder, shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest.

2.	Release of Liens

Except as otherwise provided in the New Debt Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors and their Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of a Secured Claim (and the applicable agents for such Holder) that has been satisfied or discharged in full pursuant to the Plan shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors or the New Agent that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

3.	Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and any and all other Persons that may purport to assert any Claim or Cause of Action derivatively, by or through the foregoing Persons, from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, including any derivative claims, asserted or assertable on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to or assigns of the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or derivatively, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other act or omission, transaction, agreement, event, or other occurrence related to the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and the TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and the TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; (3) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan; (4) any matters retained by the Debtors and the Reorganized Debtors pursuant to the Schedule of Retained Causes of Action; or (5) any holder of an Administrative Claim, Other Priority Claim, Other Secured Claim, and General Unsecured Claim from any obligations it owes to the Debtors in the ordinary course of business or under any existing contracts.

4.	Releases by the Releasing Parties

As of the Effective Date, each Releasing Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever to have released each Released Party from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unaccrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of anyone claiming by or through the Releasing Parties, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; or (3) the rights of any Holder of Allowed Claims and Allowed Interests to receive distributions under the Plan.

5.	Exculpation

Except as otherwise specifically provided in the Plan, to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be exculpated from any Cause of Action for any claim related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to or arising out of (i) the Chapter 11 Cases and (ii) and other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in connection with the Plan, including the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Solicitation Materials, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common

Stock, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Solicitation Materials, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or the Plan, the filing of the Chapter 11 Cases, the solicitation of votes for the Plan, the funding of the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement or transaction, except for claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct or actual fraud, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

6.	Injunction

Except as otherwise expressly provided for herein or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, or Causes of Actions that have been released, discharged, or exculpated under the Plan or Confirmation Order are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or any of the Released Parties (collectively, the “Enjoined Matters”): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Enjoined Matters; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to Enjoined Matters; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any Enjoined Matters unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date or has filed a Proof of Claim or proof of Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, trustees, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

N.	When is the deadline to vote on the Plan?

The Voting Deadline is December 18, 2023, at 5:00 p.m. (Eastern Standard Time).

O.	How do I vote on the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballot distributed to holders of Claims that are entitled to vote on the Plan (the “Ballot”). For your vote to be counted, the Ballot containing your vote must be properly completed, executed, and delivered as directed so that it is actually received by the Debtors’ claims, noticing, and solicitation agent, Kroll Restructuring Administration (the “Notice and Claims Agent”) on or before the Voting Deadline, i.e. December 18, 2023, at 5:00 p.m., Eastern Standard Time. If a Ballot is received after the Voting Deadline, it will not be counted unless the Debtors determine otherwise. See Article X of this Disclosure Statement, entitled “Solicitation and Voting Procedures,” for additional information.

P.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Shortly after the commencement of the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing. All parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled.

Q.	When is the Confirmation Hearing set to occur?

The Debtors intend to request that the Bankruptcy Court schedule the Confirmation Hearing for January 19, 2024, subject to the Bankruptcy Court’s availability. The Confirmation Hearing may be adjourned from time to time without further notice.

The Debtors intend to request that objections to Confirmation must be filed and served on the Debtors, and certain other parties, by no later than January 12, 2024, at 4:00 p.m. (Eastern Standard Time), or such other time determined by the Bankruptcy Court.

R.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

S.	What is the effect of the Plan on the Debtors’ ongoing businesses?

The Debtors are reorganizing under chapter 11 of the Bankruptcy Code. As a result, the occurrence of the Effective Date means that the Debtors will not be liquidated or forced to go out of business. Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect and (2) all conditions to Consummation have been satisfied or waived (see Article VIII of the Plan). On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Notice and Claims Agent, Kroll Restructuring Administration, via one of the following methods:

By regular mail, hand delivery or overnight mail at:

PREIT Ballot Processing

c/o Kroll Restructuring Administration

850 Third Avenue, Suite 412

Brooklyn, NY 11232

By electronic mail at:

preitballots@ra.kroll.com

By telephone (toll free) at:

833-744-6948 (domestic, toll-free) or +1 (646) 440-4836 (local/international, toll) and request to speak with a member of the Solicitation Team.

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Notice and Claims Agent at the address above or by downloading the documents from the Debtors’ restructuring website at https://cases.ra.kroll.com/PREIT2023 (free of charge) or, upon the filing of the Chapter 11 Cases, via PACER at https://www.pacer.gov (for a fee).

U.	Do the Debtors recommend voting in favor of the Plan?

Yes. The Debtors believe that the Plan provides for a larger recovery to the Debtors’ stakeholders than would otherwise result from any other available alternative. The Debtors believe that the Plan enables them to emerge from chapter 11 expeditiously, is in the best interest of the Debtors’ stakeholders, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

V.	Who Supports the Plan?

The Plan is supported by the Debtors, and creditors holding 100% of the aggregate principal amount of the Debtors’ first lien funded debt and 100% of the aggregate principal amount of the Debtors’ second lien funded debt.

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Company’s History and Business Operations

1.	Overview of Company’s History

PREIT, a Pennsylvania business trust founded in 1960 and one of the first REITs in the United States, has a primary investment focus on retail shopping malls located in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT currently owns interests in 23 retail properties in eight states, including 19 shopping malls, three other retail properties, and one development property. The property that is under development has no current operations. The Company owns and operates more than 18.3 million square feet of retail space in the eastern half of the United States.

PREIT is a fully integrated, self-managed and self-administered REIT that has elected to be treated as a real estate investment trust within the meaning of Section 856 of the Tax Code. In general, it is required each year to distribute to shareholders at least 90% of its net taxable income and to meet certain other requirements in order to maintain the favorable tax treatment associated with qualifying as a REIT. In recent years, PREIT has increased the portion of its mall properties leased to non-traditional mall tenants offering services such as dining and entertainment, health and wellness, off-price retail and fast fashion.

To enhance the experience for shoppers, most of PREIT’s malls have restaurants and/or food courts, and some of the malls have multi-screen movie theaters and other entertainment options, either as part of the mall or on outparcels around the perimeter of the mall property. In addition, many of the malls have outparcels containing restaurants, banks or other stores. The malls frequently serve as a central place for community, promotional and charitable events in their geographic trade areas.

2.	Ownership Structure

PREIT is a publicly traded REIT, with shares traded as over-the-counter securities. The Company holds interests in its portfolio of properties through its operating partnership, Debtor PREIT Associates, L.P. (“PREIT Associates”), a limited partnership formed under the laws of Delaware. PREIT is the sole general partner of PREIT Associates and, as of September 30, 2023, held a 98.7% controlling interest in PREIT Associates. PREIT Associates owns interests in its properties through various ownership structures, including partnerships and tenancy-in-common arrangements. PREIT Associates’ direct or indirect economic interest in the properties ranges from 40% or 50% (for seven partnership properties) up to 100%.

The Company provides management, leasing and real estate development services through two of its subsidiaries: (i) Debtor PREIT Services, LLC (“PREIT Services”), which generally develops and manages properties that the Company consolidates for financial reporting purposes; and (ii) Debtor PREIT-RUBIN, Inc. (“PRI”), which generally develops and manages properties that the Company does not consolidate for financial reporting purposes, including properties owned by partnerships in which the Company owns an interest, and properties that are owned by third parties in which the Company does not have an interest.

PREIT Services and PRI are consolidated for financial reporting purposes. PRI is a taxable REIT subsidiary, as defined by federal tax laws, which means that it is able to offer additional services to tenants without jeopardizing the Company’s continuing qualification as a REIT under federal tax law.

3.	Retail Properties

As noted above, PREIT owns interests in 23 retail properties in eight states, including 19 shopping malls, three other retail properties, and one development property. In general, the Company owns the land underlying the properties in fee, or, in the case of properties held by partnerships with others, ownership of the partnership entity is in fee. At certain properties, however, the underlying land is owned by third parties and leased to PREIT (or the relevant holding partnership) under long-term ground leases. Under such leases, the building owner pays rent for the use of the land and is responsible for all costs and expenses related to the building and improvements.

The following summary table includes relevant information (as of September 30, 2023) regarding the Company’s retail properties, in which PREIT or one of its affiliates owns a 100% interest:

Property/Location (Malls)	Occupancy (%)[5]	Anchors/Major Tenants
Capital City Mall, Camp Hill, PA	98.6	JC Penney, Sportsman’s Warehouse, Macy’s, and Dicks Sporting Goods
Cherry Hill Mall, Cherry Hill, NJ	95.7	JC Penney, Macy’s, and Nordstrom
Dartmouth Mall, North Dartmouth, MA	96.4	Burlington, JC Penney, Macy’s, AMC, Aldi, and WOW Dartmouth
Exton Square Mall, Exton, PA	71.4	Boscov’s, Macy’s
Francis Scott Key Mall, Frederick, MD	97.9	Dick’s Sporting Goods, JC Penney, Macy’s, Sears (not operating)
Jacksonville Mall, Jacksonville, NC	99.6	Belk, JC Penney, and Sears (not operating)
Magnolia Mall, Florence, SC	98.5	Tilt Studio, Belk, Best Buy, Dick’s Sporting Goods, Burlington
Moorestown Mall, Moorestown, NJ	97.6	Boscov’s, Regal Cinemas, HomeSense, Turn 7, Cooper University Health Care
Patrick Henry Mall, Newport News, VA	94.9	Dick’s Sporting Goods, Dillard’s, JC Penney, and Macy’s
Plymouth Meeting Mall, Plymouth Meeting, PA	87.4	AMC Theater, Boscov’s, Dick’s Sporting Goods, Legoland Discovery Center, Whole Foods, and Burlington
The Mall at Prince Georges, Hyattsville, MD	99.2	Macy’s and Target
Springfield Town Center, Springfield, VA	91.5	Dick’s Sporting Goods, JC Penney, Macy’s, Nordstrom Rack, Regal Cinemas, and Target
Valley Mall, Hagerstown, MD	98.8	Dick’s Sporting Goods, JC Penney, Tilt, Regal Cinemas, Onelife Fitness, and Belk
Viewmont Mall, Scranton, PA	99.7	JC Penney, Dick’s Sporting Goods/ Field and Stream, HomeGoods, and Macy’s
Willow Grove Park, Willow Grove, PA	96.0	Bloomingdale’s, Macy’s, Nordstrom Rack, and Sears (not operating)
Woodland Mall, Grand Rapids, MI	95.8	JC Penney, Macy’s, and Von Maur

The Company’s revenue consists primarily of fixed rental income, additional rent in the form of expense reimbursements, and percentage rent (i.e., rent that is based on a percentage of its tenants’ sales or a percentage of sales in excess of thresholds that are specified in the applicable leases) derived from its income producing properties. The Company also receives income from its real estate partnership investments and from the management and leasing services PRI provides. In year ending December 31, 2022, the Company generated approximately $296 million in revenue.

[5]

Occupancy is calculated based on the space owned by PREIT, excludes space owned by tenants or other lessors, and includes space occupied by both anchor and non-anchor tenants, irrespective of the term of their agreements.

4.	PREIT’s Business Strategy

As a publicly traded REIT, the Company’s primary objective (outside of the context of chapter 11) is to maximize long-term value for shareholders. To that end, the Company’s business goals are to generate the highest possible rental income, tenant sales and occupancy at properties in order to maximize cash flows, net operating income, funds from operations, funds available for distribution to shareholders and other operating measures and results, and ultimately to maximize the values of the Company’s properties.

a.	Balance Sheet

The Company tries to improve operating performance by, among other things: (i) selling properties or interests in properties with values in excess of their mortgage loans; (ii) entering into joint ventures or other partnerships or arrangements involving contribution of assets; and (iii) issuing common or preferred equity or equity-related securities. The Company also refinances mortgage loans on properties to lengthen and stagger the maturities of debt obligations to manage capital requirements.

Where appropriate, the Company disposes of malls and other properties that do not meet the Company’s financial and strategic criteria. The Company has sold assets generating over $30.0 million in 2023 and has applied those proceeds and cash from operations to pay down debt by over $50.0 million in 2023.

b.	Portfolio and Properties

The Company’s portfolio derives most of its net operating income from high productivity properties located in major metropolitan markets. The Company holds ownership interests in nine (9) properties in the Philadelphia metro area, four (4) properties in the Washington, D.C. metro area and one (1) property in the Boston-Providence metro area.

PREIT also redevelops particular properties to increase the potential value in its portfolio, and to maintain or enhance competitive positions. Redevelopment makes the properties more attractive to customers and retailers, which in turn leads to increases in shopper traffic, sales, occupancy and rental rates. Redevelopments typically focus on anchor replacement and remerchandising.

c.	Operating Results

PREIT’s operating results are heavily driven by total occupancy at its properties. Through coordination with tenants on new store locations, concept stores and store prototypes, the Company tailors occupancy increases to particular properties. The Company also focuses heavily on controlling and/or reducing operating costs at its various properties, including by managing a significant proportion through contracts with third party vendors for housekeeping and maintenance, security services, landscaping and trash removal. These contracts provide reasonable control, certainty and predictability. The Company also seeks to contain certain expenses through active programs for managing utility expenses and real estate taxes.

B.	The Debtors’ Prepetition Organizational and Capital Structure

The Debtors comprise 70 entities, including PREIT Associates, PRI and certain special purpose entities (“SPEs”) associated with specific properties. Non-Debtor affiliates primarily include those SPEs with property-level debt obligations, and there are 226 Company entities (Debtor and non-Debtor). A chart depicting the Debtors’ organizational structure as of the Petition Date is attached as Exhibit G.

The Company’s interests in its portfolio of properties are held through its operating partnership, PREIT Associates. The Company is the sole general partner of PREIT Associates and, as of the Petition Date, holds a 98.7% controlling interest in PREIT Associates.

Debtor PREIT Services, which is wholly owned by Debtor PREIT Associates, holds interests in SPEs that develop and manage properties that are consolidated for financial reporting purpose. Similarly, Debtor PRI, which is also wholly owned by Debtor PREIT Associates, holds interests in SPEs that develop and manage properties that are not consolidated for financial reporting.

As of the Petition Date, the Debtors’ funded debt obligations include approximately (i) $305.7 million outstanding under the First Lien Term Loan Facility, (ii) $731.8 million outstanding under the Second Lien Term Loan Facility, and (iii) $114.1 million under the First Lien Revolving Facility. The non-Debtor affiliates also have additional mortgage loan obligations and lease obligations, as further described below. The following table sets forth the Debtors’ prepetition capital structure, exclusive of accrued but unpaid interest and fees:

FUNDED DEBT

Funded Debt	Maturity	Outstanding Principal Amount as of Petition Date
First Lien Term Loan Facility	December 10, 2023	$305.7 million
Second Lien Term Loan Facility	December 10, 2023	$727.0 million
First Lien Revolving Facility	December 10, 2023	$114.4 million
	Total Funded Debt	$1,151.9 million

PREFERRED EQUITY

Preferred Equity	Shares Outstanding	Approximate Liquidation Preference
Series B Preferred Shares	3,450,000	$106.9 million
Series C Preferred Shares	6,900,000	$212.9 million
Series D Preferred Shares	5,000,000	$152.9 million

COMMON SHARES

Common Shares	Shares Outstanding
Common Shares	5,341,000
OP Units	68,000

1.	Prepetition Secured Debt Obligations

a.	Wells Fargo Credit Agreements

In connection with emergence from its 2020 Restructuring, on December 10, 2020, PREIT, PREIT Associates and PRI, as borrowers (collectively, the “Borrower”) entered into two secured credit agreements (the “Credit Agreements”): (a) an Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”) and the other financial institutions signatory thereto and their assignees, for secured loan facilities consisting of: (i) a secured first lien revolving credit facility allowing for borrowings up to $130.0 million, including a sub-facility for letters of credit to be issued thereunder in an aggregate stated amount of up to $10.0 million (collectively, the “First Lien Revolving Facility”), and (ii) a $384.5 million secured first lien term loan facility (the “First Lien Term Loan Facility”), and (b) a Second Lien Credit Agreement (the “Second Lien Credit Agreement”), as amended February 8, 2021, with Wells Fargo Bank and the other financial institutions signatory thereto and their assignees for a $540.5 million secured second lien term loan facility (the “Second Lien Term Loan Facility” and, together with the First Lien Term Loan Facility, the “Term Loans”). The Credit Agreements were to mature in December 2022, but the maturity date was extended to December 2023.

As noted above, as of the Petition Date, the Company had outstanding borrowings of $305.7 million under the First Lien Term Loan Facility, $731.8 million under the Second Lien Term Loan Facility, and $114.4 million under the First Lien Revolving Facility. The carrying value of the Term Loans on the Company’s consolidated balance sheet as of September 30, 2023, was net of $0.5 million of unamortized debt issuance costs. The maximum amount that was available to the Company under the First Lien Revolving Facility as of September 30, 2023, was $30.6 million. In August 2023, the Company borrowed $15.0 million under the First Lien Revolving Facility and $56.9 million in September 2023. Shortly before the Petition Date, in December 2023, the Company also borrowed an additional $15.0 million under the First Lien Revolving Facility to bridge to the in-court chapter 11 process.

Wilmington Savings Fund Society, FSB, is the successor administrative agent under the First Lien Credit Agreement, the Second Lien Credit Agreement, and, in each case, the related loan documents. There is currently no letter of credit issuer under the First Lien Revolving Facility. Accordingly, the Company cannot currently access the letters of credit sub-facility.

The Company’s obligations under the Prepetition Credit Agreements are guaranteed by certain of its subsidiaries (each of which is a Debtor in these Chapter 11 Cases). Further, its obligations under the Prepetition Credit Agreements and the guaranties are secured by mortgages and deeds of trust on a portfolio of 11 of its subsidiaries’ properties, including 10 malls and one additional parcel. The obligations are further secured by a lien on substantially all of the Company’s personal property pursuant to collateral agreements and a pledge of substantially all of the equity interests held by the Company and the guarantors, pursuant to pledge agreements, in each case subject to limited exceptions.

In December 2022, the Company exercised its option and satisfied the conditions to extend the maturity date of its Prepetition Credit Agreements, such that maturity is now December 10, 2023 (the “Maturity Date”). The loans under the Prepetition Credit Agreements are repayable in full on the Maturity Date, subject to mandatory prepayment provisions in the event of certain events, including asset sales, incurrence of indebtedness, issuances of equity and receipt of casualty insurance proceeds.6 On December 4, 2023, the Debtors entered into a third amendment to the First Lien Credit Agreement, consenting to a draw of $30 million to provide the necessary liquidity prior to the time that the DIP Facility Loan is expected to become available.

On May 12, 2023, the Credit Agreements were amended to replace the interest rate benchmark from LIBOR to SOFR. As a result, borrowings under the Credit Agreements other than Base Rate Loans, began to bear interest at Term SOFR plus 0.10% plus an applicable margin for each agreement.

[6]

On May 12, 2023, the Prepetition Credit Agreements were amended to replace the interest rate benchmark from LIBOR to SOFR. As a result, borrowings under the Prepetition Credit Agreements, other than Base Rate Loans, began to bear interest at Term SOFR plus 0.10% plus an applicable margin for each agreement.

To right size its property portfolio while paying down its debt, over the years, the Company has identified certain properties that do not constitute a core asset with the goal of selling them. For example, in May 2021, the Company closed on the sale of a parcel of property at Moorestown Mall for $10.1 million and used the net proceeds of $0.8 million to pay down its First Lien Term Loan Facility. In October 2022, the Company sold Cumberland Mall for $44.6 million, the proceeds of which were used to pay down debt.

2.	The Debtors’ Other Prepetition Obligations

a.	Secured Property-Level Debt Obligations

In connection with their reorganization efforts contemplated in the Plan, the Debtors comprise all borrower-, guarantor- and pledgor- entities under the Prepetition Credit Agreements7; however, the Debtors hold direct and indirect interests in numerous property-level entities that are not Debtors in these Chapter 11 Cases, many of which are subject to their own project-level debt facilities. Specifically, the Debtors themselves own 10 malls, which are part of the funded debt collateral. These properties are: Capital City Mall, Dartmouth Mall, Exton Square Mall, Jacksonville Mall, Magnolia Mall, Moorestown Mall, Plymouth Meeting Mall, Springfield Town Center, The Mall at Prince Georges and Valley Mall. The non-Debtor affiliates also own, either directly or through joint ventures, 13 properties that are outside of the funded debt collateral. Of these properties, Cherry Hill Mall, Woodland Mall, Willow Grove Park Mall, Patrick Henry Mall, Francis Scott Key Mall and Viewmont Mall are wholly owned (also referred to as consolidated properties), whereas Court at Oxford Valley Mall, Pavilion at Market East, Fashion District Mall, Lehigh Valley Mall, Metroplex Shopping Center, Red Rose Commons and Springfield Mall are owned through a joint venture (also referred to as unconsolidated properties).

The non-Debtors have payment obligations under mortgage loans secured by these various properties that mature over various terms. Specifically, six of these mortgage loans bear interest at fixed interest rates that range from 3.88% to 7.19% with a weighted average interest rate of approximately 4.49%. Three of the Company’s mortgage loans bear interest at variable rates (a portion of which has been swapped to fixed rates) and have a weighted average interest rate of approximately 7.97%. The weighted average interest rate of all consolidated mortgage loans is approximately 5.07%. Similarly, the Company also has payment obligations relating to unconsolidated properties based on its respective partnership interests in the entities that own the unconsolidated properties. The unconsolidated property mortgage loans are secured by six unconsolidated properties and are due in installments over various terms extending to 2031. The secured property-level debt obligations of the non-Debtor subsidiaries total approximately $868.9 million as of the Petition Date.

PREIT Associates is a guarantor on certain of the wholly owned and certain unconsolidated property-level debt mortgage loans, many of which cross-default upon a chapter 11 filing by Debtor PREIT Associates or have certain bad boy guarantor-bankruptcy recourse triggers. The Debtors are in discussions with their joint venture partners and property-level-debt lenders over the technical defaults resulting from these Chapter 11 Cases. Importantly, the property-level debt is unaffected by these Chapter 11 Cases, and the related guaranties are being reinstated; therefore, the Company anticipates that none of the property-level lenders will invoke rights or remedies with respect to such technical defaults or bad boy triggers.8 Further, certain property-level mortgage loans are currently in default and others are approaching their maturities, therefore giving rise to restructuring costs and fees and loan paydowns that are being negotiated.

[7]

In addition, seven entities—PR Valley View OP-TXRD, LLC; PR Monroe Old Trail Holdings, LLC; PR Monroe Old Trail Holdings, L.P.; PR Monroe Old Trail Limited Partnership; PR Monroe Old Trail, LLC; PR Chestnut Mezzco, LLC; and PR Walnut Mezzco, LLC—have no assets or liabilities and have been included as Debtors in these chapter 11 proceedings solely for dissolution purposes.

[8]	NTD: To update.

b.	Real Property Lease Obligations

The Debtors have entered into numerous ground leases for portions of the land at Springfield Town Center and Plymouth Meeting Mall. The Debtors have also entered into an office lease for their headquarters, as well as vehicle, solar panel and equipment leases, under which the Company is a lessee. The initial terms of these agreements generally range from three to 40 years, with certain agreements containing extension options for up to an additional 60 years.

c.	Guaranty Obligations

1.	Property-Level Debt

The Debtors hold interests (wholly or partially through joint ventures) in numerous property-level entities that are not Debtor-entities, many of which are subject to their own project-level debt facilities, ground leases, operating leases, and other contractual and non-contractual obligations. PREIT Associates is a guarantor (either under the nonrecourse carveout guaranties or repayment guaranties) on all property-level debt outside the group funded debt collateral.

2.	Fashion District Philadelphia

Non-Debtor PM Gallery LP, a Delaware limited partnership and joint venture entity owned indirectly by the Company and The Macerich Company (“Macerich”), previously entered into a $250.0 million term loan in January 2018 to fund the redevelopment of Fashion District Philadelphia (“FDP”) and to repay capital contributions to the venture previously made by the partners. On December 10, 2020, PM Gallery LP, together with certain other subsidiaries owned indirectly by the Company and Macerich, entered into an Amended and Restated Term Loan Agreement (the “FDP Loan Agreement”). PREIT Associates has severally guaranteed 50% of the obligations of non-debtor PM Gallery LP under the FDP Loan Agreement.

In connection with the execution of the FDP Loan Agreement, a $100.0 million principal payment was made (and funded indirectly by Macerich, the (“Partnership Loan”)) to pay down the existing loan, reducing the outstanding principal under the FDP Loan Agreement from $301.0 million to $201.0 million. In addition, subsequent payments were made on the FDP Loan Agreement as described below. The joint venture must repay the Partnership Loan plus 15% accrued interest to Macerich, in its capacity as the lender, prior to the resumption of 50/50 cash distributions to the Company and its joint venture partner.

In January 2023, the joint venture paid down an additional $26.1 million of the FDP Loan Agreement balance to reach a debt yield ratio of 12% and exercised its option to extend the FDP Loan Agreement maturity date to January 22, 2024. In April 2023, the joint venture paid down an additional $2.5 million of the FDP Loan Agreement balance as well as in July and also October 2023. The Company guarantees 50% of the joint venture’s obligations under the FDP Loan Agreement. The FDP Loan Agreement had a balance of $73.3 million as of September 30, 2023 (the Company’s share of which is $36.7 million). The joint venture has an outstanding balance on its Partnership Loans of $251.9 million (the Company’s share of which is $126.0 million) as of September 30, 2023. The majority of the proceeds from the Partnership Loan were used to pay down the FDP Loan Agreement, and the remainder was used to fund ongoing capital expenditures at the property.

FDP has required significant redevelopment. It opened in 2019, but stability has not yet been achieved. Although FDP is expected to generate a positive contribution and provide for future growth, operating FDP involves a number of risks and, in 2020, the Company recorded a non-cash impairment to its investment in FDP of $148.5 million. Additionally, in connection with the 2020 Restructuring, Macerich now substantially controls the joint venture’s operations and, subject to limited exceptions, controls major decisions. Recognizing the likely limited value of the equity interests of the PREIT entities in FDP and the possibility of capital calls relating to the partnership in the future, prior to the Petition Date, the Debtors engaged in negotiations with Macerich over the transfer of PREIT Associates’ and its other applicable Debtor- and non-Debtor-affiliates’ ownership interests in exchange for a comprehensive release. Ultimately, the Debtors anticipate that within hours or days of the date hereof, the parties will enter into a Waiver, Release, Indemnification, and Assignment Agreement, pursuant to which the relevant PREIT entities will transfer their equity interest in FDP to Macerich in exchange for a full and complete release and an indemnification for any claims asserted by the various guarantors in connection with the FDP Loan Agreement.

3.	Woodland Loan Agreement

Certain of the Company’s consolidated subsidiaries are parties to a mortgage loan (the “Woodland Mall Mortgage”) secured by the property at Woodland Mall in Grand Rapids, Michigan (the “Woodland Mall”). PREIT Associates guaranteed the obligations of non-debtor affiliate PR Woodland Limited Partnership (“PR Woodland”) in relation to the $130 million Loan Agreement dated April 8, 2016, entered into by and between PR Woodland, as borrower, U.S. Bank, as administrative agent, and the lenders party thereto (as amended, modified, restated or reaffirmed from time to time, the “Woodland Loan Agreement”). As of the Petition Date, the maximum liability of PREIT Associates under its guaranty of PR Woodland’s obligations under the Woodland Loan Agreement is $6.5 million. PREIT Associates is also a guarantor under the recourse carve-out guaranty agreement and environmental indemnification agreement entered into in connection with the Woodland Loan Agreement. As of the Petition Date, the mortgage loan has an outstanding balance of $100.4 million (before giving effect to the application of the aforementioned re-margin payments).

In June 2023, the Company sold a parcel of land at Woodland Mall for $4.8 million and used net proceeds of $3.4 million from the sale to pay down the mortgage and exercise its option to extend the maturity date to October 5, 2023. The loan was not repaid at maturity and, on October 6, 2023, U.S. Bank, as administrative agent under the Woodland Loan Agreement sent a notice of default and reservation of rights to PR Woodland. On October 26, 2023, a forbearance letter agreement was entered into that extended the forbearance period until November 10, 2023. On November 10, 2023, PR Woodland, the lenders party to the Woodland Loan Agreement and U.S. Bank entered into a Forbearance Extension Agreement, pursuant to which the lenders extended their forbearance to December 1, 2023. Under the forbearance, PREIT Associates reaffirmed its obligations as guarantor under the Woodland Loan Agreement and related loan documents.

The parties are in final stages of negotiating a Sixth Amendment to Loan Agreement, Amendment to Payment and Carry Guaranty Agreement, and Reaffirmation Agreement, to be effective as of November 30, 2023 (the “Sixth Amendment”), which provides for the first maturity extension through November 3, 2024 (upon a $7.5 million re-margin payment) and the second maturity extension through May 31, 2025 (upon a $5.0 million re-margin payment), subject to an earned $1.0 million extension fee payable in two installments. The first re-margin payment is required to be made within two business days of entry of the final DIP order but no later than January 24, 2023. Under the Sixth Amendment, the carveout guaranty will be reaffirmed and the repayment guaranty will be deemed satisfied upon the first re-margin payment.

4.	Dartmouth Mall Mortgage

On April 1, 2023, certain of the Company’s consolidated subsidiaries entered into a forbearance agreement as it relates to the mortgage loan (the “Dartmouth Mall Mortgage”) secured by the property at Dartmouth Mall in North Dartmouth, Massachusetts (the “Dartmouth Mall”). The loan matured on April 1, 2023, and was then in default, and the borrowers were unable to thereafter comply with the terms of the forbearance agreement and repay the loan in full by June 1, 2023, resulting in the appointment of a special servicer. On August 25, 2023, a forbearance letter agreement was entered into that extended the forbearance period until October 25, 2023, with one option to extend the forbearance period to November 27, 2023, with an additional $0.5 million principal payment.

Unable to refinance the Dartmouth Mall loan on acceptable terms, on September 27, 2023, the lenders under the First Lien Credit Agreement agreed to amend the First Lien Credit Agreement, certain negative covenants were revised to enable the Borrower to use up to $54 million of proceeds to refinance the Dartmouth Mall Mortgage. It also allowed the Borrower to use up to a certain amount of proceeds of the First Lien Revolving Facility to consummate a specified property acquisition (the “Specified Acquisition”). The Dartmouth Mall and/or the property acquired in the Specified Acquisition will become collateral under the First Lien Credit Agreement and the Second Lien Credit Agreement in connection with the Dartmouth Mall refinancing and/or the Specified Acquisition, to the extent consummated, as applicable. On September 27, 2023, the Dartmouth Mall mortgage was paid in full. As of September 30, 2023, the mortgage loan has no outstanding balance.

5.	Cherry Hill Mall Mortgage

On May 1, 2023, certain of the Company’s consolidated subsidiaries entered into an amendment and extension to the mortgage loan secured by the property at Cherry Hill Mall in Cherry Hill, New Jersey. Pursuant to this agreement, the maturity extension was through December 1, 2023, upon which extension the Company was required to make a $5.0 million principal payment with the borrower required to continue to make scheduled monthly debt service payments. The agreement also included an option to extend the maturity date to May 1, 2024, with an additional $5.0 million payment, and if certain conditions are met, including, but not limited to, the extension of the Prepetition Credit Agreements to December 2024 on commercially reasonable terms. As of the Petition Date, the mortgage loan has an outstanding balance of $228.2 million.

The Company is engaged in discussions with the lenders regarding a further extension or refinancing of this mortgage loan. It is being negotiated that the current maturity date will be incrementally extended through December 15, 2023, while the parties are negotiating the re-margining and extension terms. The currently negotiated long-term loan and modification agreement contemplates a maturity extension through December 1, 2025, and successive additional extension options to June 1, 2026, December 1, 2026, and June 1, 2027, in each case, subject to certain financial other performance terms and conditions. A principal paydown in the aggregate amount of $15 million, among other fees, is a condition precedent to the effectiveness of the contemplated amendment. The required payments will be made from the DIP Facility proceeds.

d.	Equity Holders of PREIT

On December 15, 2022, the Company received written notice from the New York Stock Exchange that the Company had failed to maintain an average market global capitalization over a consecutive 30 trading-day period of at least $15 million which resulted in NYSE delisting its securities. The securities were transferred to the “OTC Pink Market” and later to OTCQB, both operated by OTC Markets Group Inc. As of September 30, 2023, the Company’s shares were traded on OTCQB under the symbols PRET (Common Shares), PRETL (Preferred Series B), PRETM (Preferred Series C), and PRETN (Preferred Series D).

As of the Petition Date, PREIT had outstanding: (i) 3,450,000 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $106.9 million; (ii) 6,900,000 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $212.9 million; and (iii) 5,000,000 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $152.9 million.

The operating partnership of PREIT Associates has approximately 68,000 limited partner-ship units issued (the “OP Units”), approximately 1.25% of which are issued to third parties. Under PREIT Associates’ governing documents and third-party contracts related to OP Units, in certain circumstances, third-party holders of OP Units have redemption rights for shares in PREIT (any cash redemption rights have been suspended due to the restrictions in the Company’s debt documents). Once a redemption notice is submitted to PREIT Associates, it has a window of time to honor an outstanding redemption. To the extent that any redemption request is sub-mitted after the Petition Date, PREIT Associates shall not honor such a request given that, under the Plan, all OP Units shall be cancelled as all existing equity.

In 2020, the Company suspended payment of its preferred share dividends. Dividends on the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares are cumulative and therefore will continue to accumulate in arrears at an annual rate of $1.8436 per share, $1.8000 per share and $1.7188 per share, respectively. As of September 30, 2023, the cumulative amount of unpaid dividends on the Company’s issued and outstanding preferred shares totaled $89.0 million. This consisted of unpaid dividends per share on the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares of $5.99 per share, $5.85 per share and $5.59 per share, respectively. Both the First Lien Credit Agreement and the Second Lien Credit Agreement prohibit any redemption of preferred shares so long as such agreements remain in effect.

V.	CIRCUMSTANCES LEADING TO THE CHAPTER 11 FILINGS

A.	Market Conditions

As described above, the Debtors are engaged in the ownership, management, leasing, acquisition, redevelopment, and disposition of shopping malls. Economic conditions have caused fluctuations in business and consumer confidence, which has impacted retail sales and consumer spending on retail goods. These economic conditions include supply chain challenges, an inflationary environment, overall economic uncertainty, and the potential for economic slowdown or recession, all of which have impacted consumer confidence and spending. The economic factors have had corresponding effects on tenant business performance, prospects, solvency, and leasing decisions.

Further, traditional mall tenants, including department store anchors and smaller format retail tenants, face significant challenges resulting from changing consumer expectations, the convenience of e-commerce shopping, the expansion of outlet centers, and declining mall traffic, among other factors. In recent years, the Company has experienced elevated levels of tenant bankruptcies and store closings by tenants who have been significantly impacted by these external macroeconomic factors.

B.	Prepetition Debt Obligations and Liquidity Constraints

Prior to the Petition Date, and as a result of the operational challenges described above, the Debtors engaged with the First Lien Lenders and Second Lien Lenders during to manage their obligations under the Credit Agreements. In December 2022, the Company exercised its option and satisfied the conditions to extend the maturity date of the Credit Agreements such that they were to mature on December 10, 2023, with the Credit Agreements payable in full on that date.

C.	PREIT’s Prepetition Restructuring Efforts

In light of the challenges facing the retail environment generally, the Company has been engaged in extensive, ongoing restructuring efforts with its lenders. To that end, the Company has been working with PJT Partners LP, a global advisory investment bank with expertise in real estate and restructuring, to pursue and evaluate options to address the Company’s debt and explore strategic alternatives. The Company subsequently retained DLA Piper LLP (US) as its restructuring counsel.

As a result of the Debtors’ prepetition restructuring initiatives, following extensive, arm’s-length negotiations, the Debtors and the Requisite Consenting Lenders reached an agreement-in-principle on the restructuring transactions as reflected in the Plan. As described above, on December 7, 2023, the Debtors and the Requisite Consenting Lenders entered into the Restructuring Support Agreement, which sets forth the material terms and conditions of the restructuring transaction to be implemented though the Plan (the “Restructuring Transaction”). The Plan and the Restructuring Support Agreement contemplate that the Restructuring Transaction will provide, inter alia, that the Company’s outstanding prepetition debt obligations will be repaid, restructured or satisfied, including the Credit Agreements. Upon the Effective Date of the Plan, the capital structure of the reorganized Debtors will comprise (i) the super senior secured Revolving Exit Facility of up to $75 million; (ii) a first lien seniorpriority secured term loan facility in an amount needed to refinance the existing prepetition First Lien Claims Term DIP Loans plus associated fees and premiums, as set forth in the Restructuring Term Sheet (the “Senior Term Loan Facility” and together with the Revolving Exit Facility, the “Senior Facilities”); (iii); reinstated Secured Property-Level Debt; (v) assumed (or reinstated, as the case may be) general unsecured debt payable in the ordinary course of business of the reorganized Company; (vi) and (vii) New Equity Interests in the reorganized Company.

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES

A.	First Day Relief

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors intend to file several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations, by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and tenants following the commencement of the Chapter 11 Cases. The First Day Motions, and all orders for relief entered in the Chapter 11 Cases, will be available upon the filing, and can be viewed free of charge, at https://cases.ra.kroll.com/PREIT2023.

B.	Proposed Confirmation Schedule

The Restructuring Support Agreement requires that the Debtors proceed in accordance with the Restructuring Support Agreement milestones, including securing confirmation of the Plan by no later than 11:59 p.m. (ET) on January 31, 2024. In light of the Debtors’ extensive prepetition restructuring efforts, the timeline from the anticipated Petition Date to the confirmation hearing provides more than sufficient time to administer these Chapter 11 Cases in a manner that gives all parties in interest a full and fair opportunity to participate in the process. Following commencement of the Chapter 11 Cases, the Debtors will file a scheduling motion seeking approval of the confirmation schedule based on the anticipated Petition Date and below milestones:

Milestone Event	Anticipated Date
Confirmation Milestone	January 31, 2024
Effective Date Milestone	February 15, 2024

VII.   SUMMARY OF THE PLAN

The Plan contemplates the following key terms, among others described herein and therein:

A.	No Substantive Consolidation

The Plan is being proposed as a joint chapter 11 plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

B.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, as set forth in the Restructuring Support Agreement and as between the Consenting Lenders and the Debtors.

The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

C.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effectuate the Plan, which may include: (1) the execution, delivery, filing, registration or recordation of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the Restructuring Support Agreement, and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents constituting the Plan Supplement; (2) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement, and having other terms for which the applicable Entities may agree; (3) the execution, delivery, filing, registration or recordation of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable law; (4) the execution, delivery, filing, registration or recordation of the New Governance Documents; (5) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (6) the execution, delivery, filing, registration or recordation of the New Debt Documents; and (7) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors and the Consenting Lenders, as agreed by the Debtors and the Requisite Consenting Lenders and in accordance with the Plan and the Plan Supplement.

D.	The Backstop Agreement

As noted above, as part of this restructuring, the First Lien Facility is being refinanced by either a full or partial repayment or roll into a post-emergence (or exit) secured facility. The Plan contemplates that the exit facility will consist of a term loan facility and a revolving loan facility that will be backstopped (the “TL Exit Facility Backstop” and the “Revolving Exit Facility Backstop,” respectively and together, the “Exit Facility Backstop”) by the holders of the Second Lien Term Loan Facility as the Exit Facility Backstop Parties (defined below), as set forth in a backstop agreement to be mutually agreed between the Exit Facility Backstop Parties and the Debtors (such agreement, the “Exit Facility Backstop Agreement”). Under the Restructuring Support Agreement, each holder of an allowed Prepetition Second Lien Claim (or its related fund, as applicable) will be eligible to subscribe at its option (subject to certain conditions) for its pro rata share of the post-emergence term loan (a “TL Exit Facility Backstop Commitment”) and the Revolving Exit Facility Backstop (a “Revolving Exit Facility Backstop Commitment” and, together with such holder’s TL Exit Facility Backstop Commitment, an “Exit Facility Backstop Commitment”) based on such holder’s pro rata holdings of allowed Prepetition Second Lien Claims (each such subscribing party, an “Exit Facility Backstop Party” and, together with all subscribing parties, the “Exit Facility Backstop Parties”).9

The TL Exit Facility Backstop will fund the amount of cash necessary to pay the allowed Prepetition First Lien Claims in full to the extent that a holder of an allowed Prepetition First Lien Claim elects to receive cash for such claim in lieu of TL Exit Facility Loans. The Revolving Exit Facility Backstop will fund the amount of cash necessary to fund the Revolving Exit Facility. In case of insufficient subscription, Redwood Capital Management, LLC and Nut Tree Capital Management, LLC (together with their respective participating Related Funds, the “Exit Facility Residual Backstop Parties” and together with the Exit Facility Backstop Parties, the “Backstop Parties”) will further backstop (in addition to their respective Exit Facility Backstop Commitments) such unfunded portions of the TL Exit Facility and Revolving Exit Facility (the “Exit Facility Residual Backstop”).

In consideration for providing the Exit Facility Backstop Commitment (and to the extent applicable, the Exit Facility Residual Backstop Commitment) on the Effective Date, each Backstop Party will receive its respective pro rata share of the remaining 35% of the newly issued common stock in the reorganized PREIT on a fully diluted basis (and subject to dilution by MIP). In addition to the above, if and to the extent that any new money is funded by a Backstop Party on account of the TL Exit Facility Backstop on the Effective Date, the Company will pay (in kind in the form of additional TL Exit Facility Loans) to each such Backstop Party its respective pro rata share of a funding premium in an aggregate amount equal to 1.0% of the aggregate principal amount of the new-money portion of the TL Exit Facility (referenced in the Restructuring Support Agreement as the “TL Exit Facility Funding Premium”).

[9]

A holder of an allowed Prepetition Second Lien Claim (or its related fund, as applicable) must subscribe for the same proportionate share of the TL Exit Facility Backstop Commitment and the Revolving Exit Facility Backstop Commitment. Any subscribed Exit Facility Backstop Party is required to fund its pro rata share of the DIP Facility.

The contemplated timeline under the Backstop Agreement is as follows:

Date	Description
December 8, 2023	Record Date
December 18, 2023	Subscription Deadline[10]
January 18, 2024	Funding Notice Delivery Backstop Certificate Delivery
January 29, 2024	Designation Deadline
February 1, 2024	Deposit Deadline
February 5, 2024	Closing/Effective Date

E.	Sources of Consideration for Plan Distributions

1.	TL Exit Facility and Revolving Exit Facility

On the Effective Date, the Reorganized Debtors will enter into the New Debt Documents, providing for the TL Exit Facility and to the extent the Total Effective Date Available Liquidity is expected to be less than $75,000,000, the Revolving Exit Facility. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the TL Exit Facility, the Revolving Exit Facility and the New Debt Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the TL Exit Facility and the Revolving Exit Facility, including executing and delivering the New Debt Documents, in each case, without any further notice to or order of the Bankruptcy Court.

The proceeds from the TL Exit Facility will be used (a) to pay off holders of the DIP Facility and outstanding loans under the First Lien Facility that do not elect to roll, as applicable, their DIP Facility Loans and/or existing loans under the First Lien Facility into Exit Facility Loans (taking into account any pre-closing pay-downs from asset sales or excess cash sources), (b) for the payment of all costs and expenses of the Chapter 11 Cases in cash (including, for the avoidance of doubt, payment of all allowed administrative expense, priority tax and other priority claims as set forth in the Plan) to the extent not covered by the DIP Facility and due and payable on the TL Exit Facility closing date, (c) for remargin payments contemplated by the budget or otherwise approved by the requisite Exit Facility lenders, (d) to make cash distributions under the Plan (including the Equity Distribution), and (e) for general corporate purposes of the Debtors, including for permitted acquisitions or investment in both facility and non-facility properties.

As of the Effective Date, all of the Liens and security interests to be granted by the Debtors in accordance with the New Debt Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the applicable collateral specified in the New Debt Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the New Debt Documents, the New Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests (it being understood that none of the foregoing shall be necessary to give such effect given the preceding sentence and the automatic perfection provided thereunder). The priorities of such Liens and security interests shall be as set forth in the

[10]	A subscription form is accompanying this Disclosure Statement.

New Debt Documents. The New Agent shall be authorized to make all filings and recordings that the New Agent deems appropriate to give notice of the establishment and perfection of such Liens and security interests under the provisions of the applicable state, federal, or other law, in each case, that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that the grant, validity, binding nature and perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required and the filing of any such filings, recording approvals, and consents, even if defective, shall not undermine or invalidate the first sentence of this paragraph and the automatic perfection thereunder), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law in the absence of the Plan and the Confirmation Order to give notice of such Liens and security interests to third parties. The guaranties granted under the New Debt Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

The TL Exit Facility and Revolving Exit Facility will be backstopped by the Exit Facility Backstop Parties. The commitment of each Exit Facility Backstop Party shall be subject in all respects to the terms and conditions of the Exit Facility Backstop Agreement.

In consideration for the commitments of the Exit Facility Backstop Parties, the Exit Facility Backstop Parties shall receive the Exit Facility Backstop Commitment Premium, the Revolving Exit Facility Upfront Payment and, if and to the extent that any new money is funded by an Exit Facility Backstop Party on account of the TL Exit Facility Backstop on the Effective Date, the Debtors shall pay to each such Exit Facility Backstop Party its respective Pro Rata share of a funding premium in an aggregate amount equal to 1.0% of the aggregate principal amount of the new-money portion of the TL Exit Facility (without giving effect to any increases thereof on account of other premiums or discounts) (the “TL Exit Facility Funding Premium”), which shall be paid in kind in the form of additional TL Exit Facility Loans. The TL Exit Facility Funding Premium and the Revolving Exit Facility Upfront Payment will be fully earned, due and payable on the Effective Date.

2.	Deregistration of Existing Common Equity Interests and Issuance of New Common Stock

Prior to or as soon as reasonably practicable following the Effective Date, in accordance with all applicable federal and state rules and regulations, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PREIT or Reorganized PREIT, as applicable, shall take steps to de-register its Existing Common Equity Interests and terminate and/or suspend its reporting obligations under the Exchange Act, including filing a Form 15 with the U.S. Securities and Exchange Commission to deregister its Existing Common Equity Interest.

On the Effective Date, Reorganized PREIT shall issue the New Common Stock pursuant to the Plan. The issuance of the New Common Stock, including equity awards reserved for the Management Incentive Plan, by the Reorganized Debtors shall be authorized without the need for any further corporate, limited liability company, or limited partnership action or without any further action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests, as applicable.

All of the shares (or comparable units) of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Common Stock shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. The New Common Stock will not be registered under the Securities Act or listed on any exchange as of the Effective Date and will not meet the eligibility requirements of DTC.

3.	Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

F.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, in each case, consistent with the Restructuring Support Agreement and the consent rights therein (which are incorporated into the Plan pursuant to Article I.H thereof), and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor (including any Reorganized Debtor ultimately being wound down and liquidated in connection with the Restructuring Transactions) shall be treated as being liable on any Claim that is discharged pursuant to the Plan.

H.	Cancellation of Existing Securities and Agreements

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests shall be canceled, and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the Agents shall be released from all duties thereunder; provided, however, that notwithstanding any provision of the Plan to the contrary, including, without limitation, Article VIII of the Plan, Confirmation, or the occurrence of the Effective Date, any credit document or agreement, including, without limitation, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing Holders of Allowed Claims to receive distributions under the Plan; (b) allowing and preserving the rights of the Agents to make distributions pursuant to the Plan; (c) permitting the Agents to enforce any obligation (if any) owed to such Agents under the Plan; (d) preserving the Agents’ respective rights to compensation, participations and indemnification as against any money or property distributable to the Holders of Claims or Interests (as applicable), including permitting an Agents’ right to maintain, enforce, and exercise their charging liens, if any, against such distribution; (e) preserving all rights, including rights of enforcement, of the Agents against any person other than the Debtors and their Affiliates, including with respect to indemnification, participations or contribution from the Holders of Prepetition First Lien Claims and Prepetition Second Lien Claims, pursuant and subject to the terms of the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as in effect on the Effective Date, (f) permitting the Agents to enforce any obligation (if any) owed to the Agents under the Plan; (g) permitting the Agents to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (h) permitting the Agents to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (1) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan; and (2) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The Agents shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the performance by the Agents and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the Agents shall be relieved of and released from any obligations and duties arising thereunder.

I.	Self-Effectuated Reinstatement of Property-Level Debt Guaranties

On the Effective Date, the Property-Level Debt Guaranties, previously issued by any of the Debtors in connection with the Secured Property-Level Debt, that are being Reinstated under the Plan shall be so Reinstated without the need for reissuance or re-execution of such Property-Level Debt Guaranties. For the avoidance of doubt, unless otherwise agreed between the Debtors (with the consent of the Requisite Consenting Lenders) and the Holders of such Allowed Property-Level Debt Guaranty Claim, any non-recourse, indemnity, bad-boy, or non-recourse carveout guaranty, or any other guaranty of similar import, shall be Reinstated as such non-recourse guaranty on the terms that existed prior to the Petition Date.

J.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan (including under the documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption or assumption, as applicable, of the Compensation and Benefits Programs subject to and in accordance with Article V.G of the Plan; (2) the selection of the directors, trustees and officers for the Reorganized Debtors, including the appointment of the New Board; (3) the authorization, issuance and distribution of the TL Exit Facility, the Revolving Exit Facility and the New Common Stock and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (4) the implementation of the Restructuring Transactions; (5) the entry into the New Debt Documents; (6) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (7) the adoption of the New Governance Documents; (8) the assumption, assumption and assignment, or rejection (to the extent applicable), as applicable, of Executory Contracts and Unexpired Leases; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, trustees or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Governance Documents, the New Debt Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.K of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

K.	Non-Dissolution of Certain Companies

Upon the Effective Date, notwithstanding any applicable state law or anything in the applicable limited liability agreement, operating agreement, or partnership agreement to the contrary: (a) (i) the bankruptcy, change of control, or deemed transfer of any Debtor that is a member of a limited liability company or is a limited or general partner of a limited or general partnership shall not cause any such Debtor to cease to be a member or partner, as applicable, of any such limited liability company or limited or general partnership, (ii) upon the bankruptcy, change of control, or deemed transfer of any such Debtor, any such Debtor shall continue to be a member or partner, as applicable, of any such limited liability company or limited or general partnership as if the Chapter 11 Cases were never filed, (iii) except as expressly provided in section IV of the Plan, any such limited liability company or limited or general partnership, as applicable, and the terms governing the rights and interests of any such Debtor as a member or partner thereof, shall continue without dissolution following the bankruptcy, change of control, or deemed transfer of any such Debtor as if the Chapter 11 Cases were never filed; (b) to the extent required under applicable law to effect the foregoing clause (a), the limited liability company agreement, operating agreement or partnership agreement, as applicable, of any such limited liability company or limited or general partnership is amended to provide that the bankruptcy, change of control, or deemed transfer of any such Debtor shall not cause any such Debtor to cease to be a member or partner, as applicable, of any such limited liability company or limited or general partnership and, in any such event, any such limited liability company or limited or general partnership, as applicable, shall continue without dissolution upon the occurrence of any such bankruptcy, change of control, or deemed transfer; and (c) except as expressly provided in section IV of the Plan, the bankruptcy, change of control, or deemed transfer of any Debtor that is a limited liability company or limited or general partnership shall not cause any such Debtor to be dissolved upon the occurrence of such bankruptcy, change of control, or deemed transfer, and any such Debtor shall continue without dissolution.

L.	New Governance Documents

On or immediately prior to the Effective Date, the New Governance Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Governance Documents with the applicable authorities in its respective jurisdiction of organization if and to the extent required in accordance with the applicable laws of such jurisdiction. The New Governance Documents will, among other things, (a) authorize the issuance of the New Common Stock, (b) prohibit the issuance of non-voting equity securities, solely to the extent required under section 1123(a)(6) of the Bankruptcy Code, and (c) provide for the removal, appointment, and replacement of members of the New Board. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation, operating agreement and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Governance Documents.

M.	Indemnification Obligations

On the Effective Date, all indemnification provisions currently in place consistent with applicable law as well as any limitation of trustees’ and officers’ liability as of the Effective Date under the Debtors’ organizational documents (including in the by-laws, certificates of incorporation or formation, limited liability company agreements, and other organizational or formation documents) for the current and former directors, officers, managers, trustees and employees of the Debtors, as applicable, shall be assumed and remain in full force and effect after the Effective Date, and shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive unimpaired and unaffected, irrespective of when such obligation arose.

N.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the Existing Board shall expire, such current trustees shall be deemed to have resigned, and all of the directors for the initial term of the New Board shall be appointed. The New Board will initially consist of the directors to be identified in the Plan Supplement or otherwise disclosed prior to the Effective Date. To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. In subsequent terms, the directors shall be selected in accordance with the New Governance Documents. Provisions regarding the removal, appointment and replacement of members of the New Board will be set forth in the New Governance Documents. Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Governance Documents and other constituent documents.

As of the Effective Date, the officers of PREIT prior to the Effective Date shall become officers of the Reorganized Debtors as described in the Plan Supplement.

O.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, trustees, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Supplement, the Revolving Exit Facility and the TL Exit Facility entered into, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan

P.	Section 1146 Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Revolving Exit Facility and the TL Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Q.	Director and Officer Liability Insurance

The Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption or assumption and assignment of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed or assumed and assigned by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise adversely affect the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, with respect to conduct occurring prior thereto, and all members, managers, trustees, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date and all other individuals covered by such D&O Liability Insurance Policies shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, managers, trustees, directors or officers remain in such positions after the Effective Date. The Requisite Consenting Lenders approve of the payment of the tail coverage premium and agree to fully support and defend such payment from any challenge, litigation or similar proceeding. Any amounts owed in connection with the matters discussed in this section during the Chapter 11 Cases shall be included as an approved item in any DIP Facility budget or cash collateral order.

R.	Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors shall adopt and implement the Management Incentive Plan, which shall be designed, implemented, and determined by the New Board, in accordance with the terms of the Restructuring Term Sheet and the Restructuring Support Agreement. The Management Incentive Plan shall provide for the issuance of options and/or other equity-based compensation to the management and directors of Reorganized PREIT. A portion of the New Equity Interests, on a fully diluted basis, shall be reserved for issuances from time to time in connection with the Management Incentive Plan, with the actual amount to be reserved as determined by the New Board. The participants in the MIP, the allocations and form of the options and other equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board.

Any MIP New Common Stock issued pursuant to the Management Incentive Plan following the Effective Date shall dilute equally the shares of New Common Stock distributed pursuant to the Plan (including, without limitation, shares of New Common Stock issued in connection with the payment of the Exit Facility Backstop Commitment Premium pursuant to the Exit Facility Backstop Agreement).

Notwithstanding the foregoing, (i) the New Board shall retain a compensation consultant acceptable to the Requisite Consenting Lenders to advise it regarding the development of the MIP and (ii) the MIP shall be adopted by the New Board within sixty (60) days after the Effective Date.

S.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, Causes of Action settled or resolved by the Debtors prior to the Effective Date with the consent of the Requisite Consenting Lenders or released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it, except as otherwise expressly provided in the Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII thereof. The Reorganized Debtors may settle any such Cause of Action without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the Cause of Action regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved for thirty days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, transferred or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and will retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation (to the extent applicable) of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII thereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court

T.	Avoidance Actions

The Reorganized Debtors shall retain all rights to commence and pursue any Avoidance Actions (other than against Released Parties), unless such Avoidance Actions are settled or resolved prior to the Effective Date with the consent of the Requisite Consenting Lenders.

U.	Dissolution of Certain Debtors

On the Effective Date, subject to the consent of the Requisite Consenting Lenders, certain of the Debtors listed on Schedule 1 may be dissolved without the need for any further approvals, authorizations, or consents (provided that, subject in all respects to the terms of the Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve such Debtors, and shall: (a) file a certificate of dissolution for such Debtors to effect such Debtors’ dissolution under the applicable laws of their states of formation; (b) to the extent necessary, complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates, as determined under applicable tax laws; and (c) represent the interests of the Debtors or their Estates before any taxing authority in all tax matters, including any action, proceeding or audit).

V.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

W.	Restructuring Expenses

The outstanding Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of (x)(i) any engagement letters or fee reimbursement letters entered into (whether prior to, or after, the Petition Date) between the Debtors and the Ad Hoc Group Advisors, (ii) the Restructuring Support Agreement, (iii) the DIP Orders, or (iv) the Exit Facility Backstop Agreement, and/or (y) sections 503(b) and 1129(a)(4) of the Bankruptcy Code, and, in each case, and without the need to file any fee application or for any further notice or approval by the Bankruptcy Court or otherwise. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. As promptly as practicable following the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

X.	Exit Facility Backstop Agreement

Each Exit Facility Backstop Party shall satisfy its respective Exit Facility Backstop Commitment on the Effective Date, pursuant to the mechanics set forth herein, in accordance with the terms and conditions of the Exit Facility Backstop Agreement. An Exit Facility Backstop Party’s funding obligations with respect to the TL Exit Facility Backstop shall be based on the following conditions:

1.

Any Exit Facility Backstop Party (in such capacity) that holds the same percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be required to roll their Prepetition First Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

2.

Any Exit Facility Backstop Party (in such capacity) that holds a greater percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims) shall be (i) required to roll the same percentage of their Prepetition First Lien Claims that is equal to their percentage of Prepetition Second Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment and (ii) may elect to either roll their remaining percentage of their Prepetition First Lien Claims into the TL Exit Facility or receive payment in full, in cash, for such remaining percentage on the terms set above.

3.

Any Exit Facility Backstop Party (in such capacity) that holds a lesser percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be (i) required to roll the full amount of their Prepetition First Lien Claims into the TL Exit Facility on the terms provided above, and (ii) if necessary, required to fund new cash equal to a percentage of the TL Exit Facility equal to the difference between such holder’s percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims), which collectively shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

For the avoidance of doubt, holders of Prepetition Second Lien Claims shall have the right to designate its funding obligations to an affiliate or related fund.

Y.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against the Debtors and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the Debtors based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim plus applicable interest.

Z.	Releases

The Plan contains certain releases (as described more fully in Article III.M of this Disclosure Statement, entitled “Will there be releases and exculpation granted to parties in interest as part of the Plan?”), including mutual releases among the Debtors, Reorganized Debtors, and certain of their key stakeholders. Additionally, all Holders of Claims or Interests that do not opt out of the releases contained in the Plan; or timely file with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to its inclusion as a Releasing Party under the releases contained in the Plan that is not resolved before Confirmation will be deemed to have expressly, unconditionally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties to the extent set forth in the Plan.

VIII.	OTHER KEY ASPECTS OF THE PLAN

A.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, on and as of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable), without the need for any further notice to or action, separate order or approval of the Bankruptcy Court, pursuant to sections 365 and 1123 of the Bankruptcy Code unless such Executory Contract or Unexpired Lease (i) previously expired or terminated pursuant to its own terms, (ii) is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date. Notwithstanding anything to the contrary in the Plan, the Debtors and the Requisite Consenting Lenders will work together to determine whether to seek to reject any Executory Contract or Unexpired Lease.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Requisite Consenting Lenders) and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, and related Cure amounts with respect thereto of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Proposed Cure Amounts, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amount in Cash on the later of (x) the Effective Date or as soon as reasonably practicable thereafter and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particulate Executory Contract or Unexpired Lease. To the extent any monetary default exists under a particular Executory Contract or Unexpired Lease, at least twenty-one (21) days before the Confirmation Hearing, the Debtors shall have served a notice on parties to Executory Contracts and Unexpired Leases to be assumed reflecting the Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with the Plan and setting forth the proposed Cure amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors intend to assume does not receive such a notice, the proposed cure amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0.00).

In the event of a dispute regarding (i) the amount of any payments to cure a default, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. The assumption and cure notices shall include procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases and any Cure amounts to be paid in connection therewith and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be filed, served and actually received by counsel to the Debtors no later than fourteen (14) days after the filing of the assumption and cure notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have consented to such assumption and Cure amount on the terms provided for in the notice and the Plan; provided, however, that nothing in such notice or herein shall prevent the Reorganized Debtors from paying any Cure costs despite the failure of the relevant counterparty to file such request for payment of such Cure costs. The Reorganized Debtors also may settle any Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

3.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

To the extent applicable, rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases (if any).

4.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

5.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection (to the extent applicable), the Debtors or the Reorganized Debtors, as applicable, shall have forty-five days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

6.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

7.	Employee Compensation and Benefits

a.	Compensation and Benefits Programs

Except as set forth herein, and except as otherwise provided under the Restructuring Support Agreement (including with respect to those agreements set forth on Annex B to the Restructuring Term Sheet and as set forth in the final sentence of this paragraph), the Debtors or the Reorganized Debtors, as applicable, shall continue and assume, according to existing terms and practices, solely those Compensation and Benefits Programs that were disclosed to the Requisite Consenting Lenders as of the Restructuring Support Agreement Effective Date, including, for the avoidance of doubt, payment in full in cash of all Claims arising thereunder or related thereto as and when due, including executive compensation programs, and including payment in full in cash under the 2023 Annual Incentive Plan. Notwithstanding the foregoing, the Compensation and Benefits Programs contemplated under the agreements set forth on Annex B to the Restructuring Term Sheet may be continued solely under the terms and conditions set forth in the revised agreements entered into between the Debtors and the respective employee, as previously consented to by the Requisite Consenting Lenders. The amounts which the Debtors will pay under any bonus plans shall not exceed the amounts set forth on Annex C to the Restructuring Term Sheet.

Subject to the consent of the Required Consenting Lenders, the Debtors or the Reorganized Debtors, as applicable, may enter into new agreements with the officers and other employees on terms and conditions consistent with those set forth in the Plan Supplement, if any. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Subject to the provisions of the Plan, and except as otherwise provided in the Restructuring Support Agreement (including the Restructuring Term Sheet), all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

a)

all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Existing Equity Interests in any of the Debtors, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

b)	any sale bonus agreements, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

c)	Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court, including the Confirmation Order;

d)	Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract; and

e)

employment agreements, employment letters, indemnification agreements, severance plans and amendments, severance letters, retention plans and letters, and annual incentive plans, in each case that have not been disclosed to the Requisite Consenting Lenders on or before the Restructuring Support Agreement Effective Date.

A counterparty to a Compensation and Benefits Program assumed or assumed and assigned pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s), with the consent of the Requisite Consenting Lenders).

b.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy law

8.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

B.	Provisions Governing Distributions

1.	Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed on or after Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan, and (3) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

The Debtors and the Reorganized Debtors, as applicable, shall take all such reasonable actions as may be required to cause the distribution of the Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests, and holders of Existing PREIT Associates LP Interests in accordance with and as contemplated under the Plan. Notwithstanding anything in the Plan to the contrary, to the extent a holder of Existing Common Equity Interests and/or Existing Preferred Equity Interests holds such interests through DTC, such Equity Distribution attributable to such holders shall be effectuated through the facilities of DTC, to the extent practicable. The Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests and holders of Existing PREIT Associates LP shall be deemed issued on the Effective Date regardless of when the distribution actually occurs.

2.	Disbursing Agent

All Plan Distributions shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions shall be deemed completed by the Debtors when received by the Disbursing Agent. The Plan Distributions shall be made to any such Holders at the direction of the Disbursing Agent.

3.	Rights and Powers of Disbursing Agent

a.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof

b.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors; provided, however, that any such fees and expenses that constitute Equity Costs shall reduce the Equity Distribution.

4.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

a.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim is transferred twenty or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtors’ publicly traded securities, including the Existing Preferred Equity Interests and the Existing Common Equity Interests, the distributions to which shall be conducted in accordance with the DTC’s standard procedures and customary practices.

b.	Delivery of Distributions in General

Except as otherwise provided herein, distributions payable to Holders of Allowed Claims shall be made by the Disbursing Agent to such Holder at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

c.	Delivery of New Common Stock

On the Effective Date, Reorganized PREIT is authorized to issue or cause to be issued and shall issue the New Common Stock for distribution in accordance with the terms of the Plan without the need for any further board, shareholder or other corporate action. All of the New Common Stock issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. To the extent applicable, the New Governance Documents shall provide for sufficient authorized New Common Stock to effectuate the issuance of New Common Stock contemplated by and in connection with the Plan. Reorganized PREIT shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate all such issuances. Each holder of New Common Stock shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms. The New Governance Documents shall be binding on all Entities receiving New Common Shares (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to the New Governance Document. Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, may condition the distribution of any New Common Stock issued pursuant to the Plan upon the recipient thereof duly executing and delivering to the Debtors or the Reorganized Debtors, as applicable, counter-signatures to one or more New Governance Documents.

d.	Minimum Distributions

No fractional shares of New Common Stock (including Put Option Securities) shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the Company and the Requisite Consenting Lenders may determine to make adjustments as necessary so that the total amount of shares of New Common Stock is fixed, including by rounding the distribution of shares of New Common Stock shall as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor; provided that. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. For purposes of determining whether a person would otherwise receive a fraction of a share of New Common Stock, all shares of New Common Stock to be issued to such person shall be aggregated.

e.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Allowed Claims is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary) and, to the extent such unclaimed distribution comprises New Common Stock, such New Common Stock shall be canceled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the number of shares of New Common Stock outstanding as of the date of such cancelation to ensure that the distributions of New Common Stock contemplated under the Plan are given full force and effect.

f.	Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been canceled in accordance with Article IV.I of the Plan shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights.

5.	Manner of Payment

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated by the Plan or the Plan Supplement, all distributions of the New Common Stock to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable.

All distributions of Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

6.	Indefeasible Distributions

Any and all distributions made under the Plan shall be indefeasible and not subject to clawback or turnover provisions.

7.	Securities Law Matters

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock, but excluding the MIP New Common Stock and the Put Option Securities, in each case, after the Petition Date, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code or, only to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act. Pursuant to section 1145 of the Bankruptcy Code, such New Common Stock (other than the MIP New Common Stock and Put Option Securities) will be freely tradable in the United States without registration under the Securities Act by the recipients thereof, subject to the provisions of (1) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (2) any other applicable regulatory approvals, and (3) any restrictions in the New Governance Documents. The MIP New Common Stock and the Put Option Securities, in each case, will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act.

Any Securities distributed pursuant to section 4(a)(2) under the Securities Act will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act or applicable state securities laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and applicable state securities laws and subject to any restrictions in the New Governance Documents.

Notwithstanding anything to the contrary in the Plan, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and any MIP New Common Stock are exempt from the registration requirements of section 5 of the Securities Act.

Recipients of the New Common Stock, including any MIP New Common Stock and Put Option Securities, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

8.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate (subject to reasonable consultation with the Requisite Consenting Lenders). The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.

Any Holder of an Allowed Claim entitled to receive any property as an issuance or distribution under the Plan shall, upon request by the Disbursing Agent, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 and/or any other forms or documents, as applicable, requested by any Reorganized Debtor or Disbursing Agent, as applicable, to reduce or eliminate any required federal, state, or local withholding. If such request is made and such Holder of an Impaired Claim fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the Debtors or the Reorganized Debtors, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors or the Reorganized Debtors and their respective property.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

Notwithstanding any other provision of the Plan, the obligations of the Backstop Parties and the rights of the Debtors with respect to any taxes applicable to the Exit Facility Backstop Commitment Premium shall be governed exclusively by the Exit Facility Backstop Agreement.

9.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

10.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or ordered by the Bankruptcy Court, or required by applicable bankruptcy and non-bankruptcy law, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any prepetition Claims and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on such Claim or (b) interest at the contract default rate, as applicable. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

11.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

12.	Setoffs and Recoupment

Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim and Allowed Interests, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim or Allowed Interest to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or Allowed Interest or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim or Interest be entitled to recoup such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

13.	Claims Made or Payable by Third Parties

a.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

b.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

14.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

15.	Ipso Facto and Similar Provisions Ineffective

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions.

C.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims

A.	Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below.

The Debtors and the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Lenders, shall have the exclusive authority to (1) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (2) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code).

B.	Allowance of Claims

After the Effective Date, except as otherwise expressly set forth herein, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or

Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Requisite Consenting Lenders, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.T of the Plan.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors, with the consent of the Requisite Consenting Lenders, shall be entitled to dispute and/or otherwise object to any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors, with the consent of the Requisite Consenting Lenders, dispute any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, such dispute may be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). In any action or proceeding to determine the existence, validity, or amount of any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such Claim are preserved as if the Chapter 11 Cases had not been commenced, provided that, for the avoidance of doubt, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code to the extent applicable.

D.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

E.	Adjustments to Claims or Interests without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the

Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors shall provide any Holder of such a Claim or Interest with fourteen days’ notice prior to the Claim or Interest being adjusted or expunged from the Claims Register as the result of a Claim or Interest being paid, satisfied, amended or superseded.

F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth in the Plan, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest.

H.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

D.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article VIII.B of the Plan:

f)	The Restructuring Support Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

g)	The Exit Facility Backstop Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

h)	The DIP Facility Documents shall not have been terminated and shall be in full force and effect;

i)

The New Governance Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition Second Lien Claims shall be deemed to be parties to the New Governance Documents without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Governance Documents shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement;

j)

There shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim, or investigation (whether formal or informal) by any Governmental Entity (i) making illegal, enjoining, or otherwise prohibiting the consummation of the restructuring transaction contemplated herein and in the Definitive Documents or (ii) imposing a material award, claim, injunction, fine or penalty that both (1) is not dischargeable, as determined by the Bankruptcy Court in the Confirmation Order, and (2) has a material adverse effect on the financial condition or operations of the Reorganized Debtors, taken as whole;

k)

The Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the Restructuring Support Agreement, which shall be a Final Order, unless the requirement that the Confirmation Order be a Final Order is waived by the Debtors and the Requisite Consenting Lenders;

l)	All actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected and executed (or deemed executed) and shall remain in full force and effect;

m)

Each Existing Severance Amendment (as defined in the Restructuring Support Agreement) shall have either been (i) amended in form and substance acceptable in all respects to the Requisite Consenting Lenders (and which provides severance within the first year after a change of control of 12 months and thereafter of no more than 12 months, unless in each case otherwise agreed by the Requisite Consenting Lenders and the respective Certain Officer (as defined in the Restructuring Support Agreement)) or (ii) if not amended in accordance with clause (i), rejected by the Debtors (without any amendment, supplement, or modification thereto) and the Bankruptcy Court shall have entered an order approving such rejection in the form and substance acceptable to the Requisite Consenting Lenders.

n)	The Debtors shall have reached a resolution with each Holder of Property-Level Debt or a guarantee claim related thereto that is in form and substance acceptable to the Requisite Consenting Lenders.

o)

The New Debt Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition First Lien Claims electing the Prepetition First Lien Roll Option and Holders of Allowed DIP Claims shall be deemed to be parties to the New Credit Agreement without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the TL Exit Facility and Revolving Exit Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement and the closing of the TL Exit Facility and the Revolving Exit Facility shall have occurred;

p)

All requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring Transactions, to the extent required;

q)

All fees and expenses of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Escrow Account pending the Bankruptcy Court’s approval of such fees and expenses;

r)

All outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date) shall have been paid in full in Cash by the Debtors in accordance with, and subject to, the terms of the Restructuring Support Agreement;

s)	The Debtors shall have sufficient Cash to make all Cash payments required to be made on the Effective Date pursuant to the Plan; and

t)	All statutory fees and obligations then due and payable to the Office of the U.S. Trustee have been paid and satisfied.

1.	Waiver of Conditions

Any one or more of the conditions to Consummation set forth in Article IX of the Plan may be waived by the Debtors with the prior written consent (e-mail from counsel being sufficient) of the Requisite Consenting Lenders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

2.	Effect of Failure of Conditions

If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, or any Holders of Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims against or Interests in the Debtors, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

3.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

E.	Modification, Revocation, or Withdrawal of the Plan

1.	Modification and Amendments

Except as otherwise specifically provided in the Plan and subject to the consent rights set forth in the Restructuring Support Agreement (which are incorporated into the Plan pursuant to Article I.H thereof), the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to (a) those restrictions on modifications set forth in the Plan, (b) the Restructuring Support Agreement and (c) the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

2.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and shall constitute a finding that such modifications or amendments to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

3.	Revocation or Withdrawal of Plan

To the extent permitted by the Restructuring Support Agreement and subject to the consent rights therein (which are incorporated herein pursuant to Article I.H), the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain, and including the allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection (to the extent applicable) of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

IX.	RISK FACTORS

BEFORE TAKING ANY ACTION WITH RESPECT TO THE PLAN, HOLDERS OF CLAIMS AGAINST THE DEBTORS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE PLAN, AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE RESTRUCTURING AND CONSUMMATION OF THE PLAN. EACH OF THE RISK FACTORS DISCUSSED IN THIS DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE AND AS CONTEXT REQUIRES.

A.	Bankruptcy Law Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Class to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Class.

1.

The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against and Interests in the Debtors

If the Restructuring Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting the Chapter 11 Cases to chapter 7 cases, commencing section 363 sales of some or all of the Debtors’ assets, and any other transaction that would maximize the value of the Debtors’ estates. The terms of any alternative restructuring proposal may be less favorable to the Debtors’ stakeholders than the terms of the Plan as described in this Disclosure Statement.

Any material delay in the confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Debtors. For example, it would adversely affect:

•	the Debtors’ ability to raise additional capital;

•	the Debtors’ liquidity;

•	how the Debtors’ business is viewed by regulators, investors, lenders, and credit ratings agencies;

•	the Debtors’ enterprise value; and

•	the Debtors’ business relationship with customers and vendors.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.	Even if the Restructuring Transactions are Successful, the Reorganized Debtors Will Continue to Face Risks.

The Restructuring Transactions are generally designed to improve the Debtors’ liquidity and provide the Debtors’ greater flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Reorganized Debtors will continue to face a number of risks, including certain risks that are beyond the Reorganized Debtors’ control, such as changes in economic conditions and changes in the Debtors’ industry. As a result of these risks, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

4.	The Bankruptcy Court May Not Approve the Debtors’ Use of Cash Collateral and/or the DIP Facility

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into postpetition financing arrangements and/or use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the DIP Lenders in accordance with the terms of the Restructuring Support Agreement. Such access to postpetition financing and/or cash collateral will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the DIP Facility and/or such use of cash collateral on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral and postpetition financing. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing and/or use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

5.	The Terms of the DIP Facility Documents Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The terms of the DIP Facility Documents have not been finalized and are subject to change based on negotiations between the Debtors and the DIP Lenders.

6.	The Restructuring Support Agreement May Be Terminated

As more fully set forth in Section 11 of the Restructuring Support Agreement, the Restructuring Support Agreement may be terminated upon the occurrence of certain events, including, among others, the Debtors’ failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, and breaches by the Debtors and/or the Consenting Lenders of their respective obligations under the Restructuring Support Agreement. In the event that the Restructuring Support Agreement is terminated, the Debtors may seek a non-consensual restructuring alternative, including a potential liquidation of their assets.

7.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Effective Date of the Plan will not take place. In the event that the Effective Date does not occur, the Debtors may seek Confirmation of a new plan. If the Debtors do not secure sufficient working capital to continue their operations of if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets.

8.	The Debtors May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes accepting the Plan are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction, subject to the terms of the Restructuring Support Agreement. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Interests and Allowed Claims as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

9.	The Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Interests and Allowed Claims against them would ultimately receive.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

10.	Even if the Restructuring Transactions are Successful, the Debtors Will Face Continued Risk Upon Consummation

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, and increasing expenses. Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals.

Furthermore, even if the Reorganized Debtors’ debts are reduced and/or discharged through the Plan, the Reorganized Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Reorganized Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms.

11.	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) and Bankruptcy Rule 3018(b) require that:

•	solicitation be compliant with applicable nonbankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting not be unreasonably short.

In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

12.	The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

13.	The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors reserve the right to object to the amount or classification of any Claim under the Plan, subject to the terms of the Restructuring Support Agreement. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

14.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

15.	Contingencies Could Affect the Votes of the Impaired Class to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Class to accept or reject the Plan or require any sort of revote by the Impaired Class.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to holders of Allowed Claims under the Plan.

16.	Releases, Injunctions, and Exculpations Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including third-party releases and a release of liens that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties is necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts and have agreed to make further contributions, but only if they receive the full benefit of the Plan’s release and exculpation provisions.

17.	Defaults in Property-Level Debt Documents

The commencement of the Chapter 11 Cases and the filing of the Debtors may have constituted an event of default or termination event, and may have caused the automatic and immediate acceleration of all debt outstanding under certain of the Debtors’ Secured Property-Level Debt instruments. Such Secured Property-Level Debt instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders thereunder. In the event that the lenders under such Secured Property-Level Debt instruments exercise remedies relating to such default (including foreclosure on the collateral securing such Secured Property-Level Debt), it cannot be assured that the remaining proceeds after the sale or liquidation of the collateral securing such Secured Property-Level Debt and application of such proceeds to the Secured Property Level Debt, will be sufficient to pay the Reorganized Debtors’ obligations, in full or at all. Any efforts to enforce such payment obligations due under such Secured Property-Level Debt instruments may not be prohibited by the applicable provisions of the Bankruptcy Code because the borrower under such Secured Property-Level Debt instruments may be Non-Debtor Affiliates.

Additionally, on the Effective Date, the Restructuring Transactions contemplated under the Plan may give rise to an event of default or termination event under, and cause the automatic and immediate acceleration of all debt outstanding under or in respect of Secured Property Level Debt instruments. While the Debtors intend to seek waivers from the lenders under such Property-Level Debt instruments as necessary, there is no guarantee that such waivers will be granted. In the event that the lenders under such Secured Property-Level Debt instruments do not grant such waivers and exercise remedies relating to such potential defaults (including foreclosure on the collateral securing such Secured Property-Level Debt), then it cannot be assured that there will be any proceeds remaining after the sale or liquidation of the collateral securing such Secured Property-Level Debt and application of such proceeds to the Secured Property-Level Debt.

B.	Risks Related to Recoveries Under the Plan

1.	The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results

The Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States economy in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized. If the Reorganized Debtors do not achieve their projected financial results, the value of the Retained Equity may be negatively affected and the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

2.	The Reorganized Debtors May Be Forced to Take Other Actions to Satisfy their Obligations

The Reorganized Debtors’ ability to make scheduled payments on their debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to maintain a level of cash flow sufficient to permit them to pay the principal, premium, if any, and interest on their debt, including the Exit Facilities.

If cash flows and capital resources are insufficient to fund the Reorganized Debtors’ debt obligations, they could face liquidity issues and there may be a need to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt, including the Exit Facilities. These alternative measures may not be successful, may not be completed on economically attractive terms, or may not be adequate to satisfy their debt obligations when due.

3.	The Terms of the Exit Facilities Documents Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The terms of the Exit Facilities Documents have not been finalized and are subject to change based on negotiations between the Debtors and the Consenting Lenders. Holders of Claims that are not the Consenting Lenders will not participate in these negotiations and the results of such negotiations may affect the rights of the holders of other Classes of Claims or Interests following the Effective Date. As a result, the final terms of the Exit Facilities Documents may be less favorable to Holders of Claims and Interests than as described herein and in the Plan.

4.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Debtors’ Ability to Refinance Their Debt

The Debtors’ or the Reorganized Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future.

5.	Certain Tax Implications of the Plan May Increase the Tax Liability of the Reorganized Debtors

Holders of Allowed Claims should carefully review Article XIII of this Disclosure Statement, entitled “Certain United States Federal Income Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Reorganized Debtors and holders of certain Claims.

C.	Risks Relating to the New Common Stock Issued Under the Plan

1.	Potential Dilution

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from the New Common Stock issued pursuant to the Management Incentive Plan and any other shares that may be issued post-emergence.

In the future, as is the case for all companies, additional equity financings or other share issuances by any of the Reorganized Debtors could adversely affect the value of the New Common Stock issuable upon such conversion. The amount and dilutive effect of any of the foregoing could be material.

2.	Equity Interests Subordinated to Reorganized Debtors’ Indebtedness

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Common Stock would rank below all debt claims against the Reorganized Debtors, including the TL Exit Facility and the Revolving Exit Facility. As a result, holders of the New Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to their debtholders have been satisfied.

3.	Implied Valuation of New Common Stock Not Intended to Represent Trading Value of New Common Stock

The valuation of the Reorganized Debtors, attached as Exhibit is not intended to represent the trading value of New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (a) prevailing interest rates; (b) conditions in the financial markets; (c) anticipated initial securities of creditors receiving New Common Stock under the Plan, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities. The actual market price of the New Common Stock is likely to be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall. Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets.

D.	Risk Relating to the TL Exit Facility and the Revolving Exit Facility

1.	Insufficient Cash Flow to Meet Debt Obligations

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the applicable Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, borrowings under the TL Exit Facility and the Revolving Exit Facility.

2.	Defects in Collateral Securing the New Credit Agreement

The indebtedness under the TL Exit Facility and Revolving Exit Facility will be secured, subject to certain exceptions and permitted liens, on a first-priority basis by direct or indirect security interests in certain of the Reorganized Debtors’ assets (the “Exit Facility Collateral”). The Exit Facility Collateral securing the Exit Credit Facility may be subject to exceptions, defects, encumbrances, liens, and other imperfections. It cannot be assured that the remaining proceeds from a sale of the Exit Facility Collateral would be sufficient to repay holders of the debt under the TL Exit Facility and the Revolving Exit Facility all amounts owed to them. The fair market value of the Exit Facility Collateral is subject to fluctuations based on factors that include, among others, the ability to sell Exit Facility Collateral in an orderly manner, general economic conditions, the availability of buyers, the Reorganized Debtors’ failure or success to implement their business strategy, and similar factors. The amount received upon a sale of Exit Facility Collateral would be dependent on numerous factors, including the actual fair market value of the Exit Facility Collateral at such time, and the timing and manner of the sale. By its nature, portions of the Exit Facility Collateral may be illiquid and may have no readily ascertainable market value. In the event of a subsequent foreclosure, liquidation, bankruptcy, or similar proceeding, it cannot be assured that the proceeds from any sale or liquidation of the Exit Facility Collateral will be sufficient to pay the applicable Reorganized Debtors’ obligations under the TL Exit Facility and the Revolving Exit Facility, in full or at all. There can also be no assurance that the Exit Facility Collateral will be saleable and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the TL Exit Facility and the Revolving Exit Facility.

3.	Failure to Perfect Security Interests in Collateral

The failure to properly perfect liens on the Exit Facility Collateral could adversely affect the New Agent’s ability to enforce its rights with respect to the Exit Facility Collateral for the benefit of the holders of the New Credit Agreement. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the New Agent will monitor, or that the Reorganized Debtors will inform the trustee or the New Agent of, the future acquisition of property and rights that constitute Exit Facility Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Exit Facility Collateral. The New Agent has no obligation to monitor the acquisition of additional property or rights that constitute Exit Facility Collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the notes against third parties.

4.	Any Future Pledge of Collateral Might Be Avoidable in a Subsequent Bankruptcy by the Reorganized Debtors

Any future pledge of Exit Facility Collateral in favor of the New Agent, including pursuant to security documents delivered after the date of entry into the New Credit Agreement, might be avoidable by the pledgor (as a subsequent debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the securities under the TL Exit Facility and the Revolving Exit Facility to receive a greater recovery than if the pledge had not been given, or a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

E.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses

1.	The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, potential borrowings under the Exit Facilities upon emergence.

2.	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases

For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

3.	Operating in Bankruptcy for an Extended Period May Harm the Debtors’ Businesses

The Debtors’ future results will depend upon the successful confirmation and implementation of a plan of reorganization. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ businesses, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors’ businesses. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and will seek to establish alternative commercial relationships.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of successfully reorganizing the Debtors’ businesses may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	The Reorganized Debtors May Not Be Able to Achieve Their Financial Results or Meet Their Post-Restructuring Debt Obligations.

Certain of the information contained herein is, by nature, forward-looking, and contains estimates and assumptions, which might ultimately prove to be incorrect, and projections, which may be materially different from actual future experiences. Many of the assumptions underlying the projections are subject to significant uncertainties that are beyond the control of the Debtors or Reorganized Debtors, including the timing, confirmation, and consummation of the Plan, the Reorganized Debtors’ future revenues, inflation, and other unanticipated market and economic conditions. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be Allowed. Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results.

The Financial Projections, attached hereto as Exhibit D, represent the best estimate of the Debtors’ management and investment banker of the future financial performance of the Debtors or the Reorganized Debtors, as applicable, based on currently known facts and assumptions about future operations of the Debtors or the Reorganized Debtors, as applicable, as well as the U.S. and world economy in general and the relevant industries in which the Company operates. The Financial Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, and competitive risks, including ongoing risks related to or deriving from the COVID-19 pandemic and its consequences, and the assumptions underlying the projections may be inaccurate in material respects. In addition, unanticipated events and circumstances occurring after the approval of this Disclosure Statement by the Bankruptcy Court including any natural disasters, terrorist attacks, or health epidemics and/or pandemics may affect the actual financial results achieved. There is no guarantee that the Financial Projections will be realized, and actual financial results may differ significantly from the Financial Projections.

To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs.

5.	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases

In the future, the Reorganized Debtors may become parties to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material.

6.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations

The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly skilled employee base. The Debtors’ recent liquidity issues have created and the Chapter 11 Cases likely will create distractions and uncertainty for key management personnel and employees. As a result, the Debtors have experienced and may continue to experience increased levels of employee attrition. Because competition for experienced personnel can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key management personnel could adversely affect the Debtors’ ability to operate their businesses. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet expectations, thereby adversely affecting the Debtors’ businesses and the results of operations.

7.	Risks Associated with Reorganized Debtors’ REIT Status

The Reorganized Debtors may not intend to continue to be treated as a REIT for U.S. federal income tax purposes following the Effective Date. Even if the Reorganized Debtors intend to continue to be treated as a REIT after the Effective Date, the Reorganized Debtors may not meet the conditions for qualification as a REIT or compliance with the REIT requirements may hinder the Reorganized Debtors’ ability to grow, which could adversely affect the value of Reorganized Debtors’ stock, or cause holders of the Reorganized Debtor stock to incur tax liabilities in excess of cash distributions.

If, with respect to any taxable year, the Reorganized Debtors fail to maintain its qualification as a REIT, the Reorganized Debtors would not be allowed to deduct distributions to shareholders in computing its taxable income and federal income tax. The corporate level income tax would apply to the Reorganized Debtors’ taxable income at regular corporate rates. As a result, the amount available for distribution to holders of equity securities that would otherwise receive dividends would be reduced for the year or years involved, and the Reorganized Debtors would no longer be required to make distributions to shareholders. In addition, unless entitled to relief under the relevant statutory provisions, the Reorganized Debtors would be disqualified from treatment as a REIT for four subsequent taxable years.

X.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, which is accompanied by a ballot (the “Ballot”) to be used for voting on the Plan, is being distributed to the Holders of Claims in the Class that is entitled to vote to accept or reject the Plan.

A.	Holders of Claims Entitled to Vote on the Plan

The Debtors are soliciting votes to accept or reject the Plan only from holders of Claims in Class 4 (the “Voting Class”). The Holders of Claims in the Voting Class are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan. Accordingly, Holders of Claims in the Voting Class have the right to vote to accept or reject the Plan. The Debtors are not soliciting votes from Holders of Claims or Interests in Classes 1, 2A, 2B, 3, 5, 6, 7, 8A, 8B, 8C, and 9.

B.	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half in number of total allowed claims that have voted and an affirmative vote of at least two-thirds in dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds in amount of the total allowed interests that have voted.

C.	Certain Factors to Be Considered Prior to Voting

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

•

unless otherwise specifically indicated, the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

•

although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Expense Claims and Professional Fee Claims.

While these factors could affect distributions available to Holders of Allowed Claims and Allowed Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Class or necessarily require a re-solicitation of the votes of Holders of Claims in the Voting Class pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Risk Factors” described in Article IX of this Disclosure Statement.

D.	Solicitation Procedures

1.	Notice and Claims Agent

The Debtors have retained Kroll Restructuring Administration to act as, among other things, the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

2.	Solicitation Package

The following materials constitute the solicitation package distributed to Holders of Claims in the Voting Class (collectively, the “Solicitation Package”):

(a)	cover letter in support of the Plan;

(b)	the appropriate Ballot and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope; and

(c)	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

3.	Distribution of the Solicitation Package and Plan Supplement

December 8, 2023 (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ creditors and other parties in interest.

The Debtors will cause the Notice and Claims Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes on December 8, 2023, which is ten (10) days before the Voting Deadline (i.e., 5:00 p.m. (Eastern Standard Time) on December 18, 2023).

The Solicitation Package (except the Ballot) may also be obtained from the Notice and Claims Agent by: (a) calling the Debtors’ restructuring hotline at (833) 744-6948 (domestic toll-free) or (646) 440-4836 (local/international toll), (b) emailing preitballots@ra.kroll.com, and/or (c) writing to the Notice and Claims Agent at PREIT Ballot Processing, c/o Kroll Restructuring Administration, 850 Third Avenue, Suite 412, Brooklyn, NY 11232. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://cases.ra.kroll.com/PREIT2023, or for a fee via PACER at https://www.pacer.gov/.

The Debtors shall file the Plan Supplement, to the extent reasonably practicable, with the Bankruptcy Court no later than seven (7) days before the Confirmation objection deadline. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website, https://cases.ra.kroll.com/PREIT2023.

XI.	CONFIRMATION OF THE PLAN

A.	The Confirmation Hearing

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. The Debtors will request, on the Petition Date, that the Bankruptcy Court set a combined hearing to approve the Plan and Disclosure Statement for January 19, 2024. The Confirmation Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code and the Restructuring Support Agreement, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

B.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared their projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”). Creditors and other interested parties should review Article IX of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit D and incorporated herein by reference. Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.11

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A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the Holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the Holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or equity interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such class that vote on the Plan actually cast their ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such class that vote on the Plan actually cast their ballots in favor of acceptance.

Pursuant to Section 3.5 of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

E.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided, that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

F.	Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each Holder of a Claim or Interest in such impaired class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting Holder would receive or retain if the debtors liquidated under chapter 7.

Attached hereto as Exhibit E and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors and reliance upon the valuation methodologies utilized by the Debtors’ advisors. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims than would a liquidation under chapter 7 of the Bankruptcy Code.

XII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors, the Reorganized Debtors, and to certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of Claims. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and authorities, published administrative rules, positions and pronouncements of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities (collectively, “Applicable Tax Law”), all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling or determination from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders of Claims in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders of Claims subject to special treatment under the U.S. federal income tax laws (including, for example, banks, brokers dealers, mutual funds, governmental authorities or agencies, persons who are not U.S. Holders (defined below), pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, small business investment companies, foreign taxpayers, Persons who are related to the Debtors within the meaning of the Tax Code, Persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who prepare “applicable financial statements” (as defined in section 451 of the Tax Code), Persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy or regulated investment companies). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed. Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds Claims as “capital assets” (within the meaning of section 1221 of the Tax Code). This summary also assumes that the various third-party debt and other arrangements to which the Debtors and the Reorganized Debtors, as applicable, are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders of Claims (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan or (b) that are not entitled to vote to accept or reject the Plan.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more “United States persons” (within the meaning of section 7701(a)(30) of the Tax Code) has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the Tax Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the partnership (or other pass-through entity). Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

Furthermore, this discussion assumes that all separate plans of reorganization under the Bankruptcy Code constituting the Plan will be consummated. If less than all of such plans of reorganization will be consummated, their federal income tax consequences may be materially different than the consequences described below.

The following summary of certain federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a Holder of a Claim.

All Holders of Claims should seek tax advice based on their particular circumstances from an independent tax advisor regarding the federal, state, local, and other tax consequences of the transactions contemplated by the Plan.

B.	Certain REIT Considerations

1.	Failure to Qualify as a REIT Would Have Serious Adverse Consequences

PREIT has elected tax treatment as a REIT on its annual federal income tax returns and other tax filings up to the date hereof and believes it has qualified as a REIT for U.S. federal income tax purposes under the Tax Code and intends to continue to do so through the time of consummation of the Plan. PREIT intends to continue operating in such a manner as to continue to qualify as a REIT following the consummation of the Plan. However, qualification as a REIT involves the application of highly technical and complex Tax Code provisions for which there are only limited judicial and administrative interpretations. For example, in order to qualify as a REIT, PREIT must derive at least 75% and 95% of its gross income in any year from certain qualifying sources. In addition, as described in further detail below, PREIT must pay dividends to its stockholders aggregating annually at least 90% of the PREIT’s taxable income (determined without regard to the dividends paid deduction and by excluding capital gains) and must satisfy specified asset tests on a quarterly basis. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT, like PREIT, that holds assets through an operating partnership. The determination of various factual matters and circumstances not entirely within PREIT’s control may affect its ability to qualify as a REIT.

If PREIT loses its REIT status it will face several adverse tax consequences that would substantially reduce its cash available for distribution, including cash available to pay Holders, because:

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it would be subject to U.S. federal income tax on its net income at the regular corporate rate for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

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unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

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for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election and would have to distribute all of its earnings and profits in taxable dividends during the time period in which it did not qualify as a REIT before requalifying.

As a result of all these factors, PREIT’s failure to qualify as a REIT could materially adversely affect certain Holders.

2.	In Certain Circumstances, Even if PREIT Qualifies as a REIT, It And Its Subsidiaries May be Subject to Certain U.S. Federal, State, and Other Taxes

In order to qualify as a REIT, PREIT will be required each year to distribute to stockholders at least 90% of its net taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). In addition, it will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions made by it with respect to the calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and (iii) any undistributed taxable income from prior periods. PREIT intends to make distributions to its stockholders to comply with the 90% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between taxable income and cash available for distribution could require it to borrow funds or to issue additional equity to enable it to meet the 90% distribution requirement (and therefore to maintain its REIT status) and to avoid the nondeductible excise tax. There can be no assurance that any of these sources of funds, if available at all, would be available to meet PREIT’s distribution and tax obligations and PREIT may at times incur the excise tax.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors

1.	Cancellation of Debt Income.

In general, absent an exception, a debtor will realize and recognize cancellation of debt (“COD”) income for U.S. federal income tax purposes if its outstanding indebtedness is satisfied for total consideration less than the amount of such indebtedness. In general, the amount of COD income is the excess of (a) the adjusted issue price of the satisfied indebtedness over (b) the sum of (i) the amount of Cash paid, (ii) the issue price of any new indebtedness of the debtor issued, and (iii) the fair market value of any other new consideration (including stock of the debtor or a party related to the debtor), in each case, given in satisfaction of such indebtedness at the time of the exchange.

The Debtors expect to realize substantial COD income as a result of the implementation of the Plan. Certain Debtors are treated as “disregarded entities” for U.S. federal income tax purposes. The U.S. federal income tax consequences of the Plan described in this section will generally not be borne by such Debtors and instead will be borne by their respective direct or indirect equity holders (which themselves may be Debtors) which are regarded entities for U.S. federal income tax purposes. Additionally, certain Debtors are treated as partnerships for U.S. federal income tax purposes. When an entity that is taxed as a partnership realizes income (including COD income), for U.S. federal income tax purposes such income “flows through” and the entity’s equity holders (and not the entity itself) are treated as recognizing their allocable share of such income. If an entity treated as a partnership is owned by another partnership or chain of partnerships, the allocable share of COD income from the lower-level entity would flow through the partnership (or chain or partnerships) up to a U.S. federal income taxpayer (such as an individual or corporation). Thus, the tax consequences of any COD income incurred by a Debtor treated as a partnership for U.S. federal income tax purposes will generally not be borne by such entity and instead will be borne by the entity’s direct and indirect equity holders (who themselves may be Debtors).

Any Debtors classified for U.S. federal income taxes as “taxable REIT subsidiaries” are treated as corporations for U.S. federal income tax purposes. As described above, these Debtors may realize COD income both on their own account and on account of equity interests they hold in lower-level Debtors treated as disregarded entities or partnerships.

Certain Debtors, including PREIT, are classified for U.S. federal income tax purposes as REITs. As discussed above, qualification as a REIT requires satisfaction of numerous requirements, including the 75% and 95% incomes tests, which respectfully provide that the REIT must derive at least 75% and 95% of its gross income in any year from certain qualifying sources. In addition, a REIT must pay dividends to its stockholders aggregating annually at least 90% of the REIT’s taxable income (determined without regard to the dividends paid deduction and by excluding capital gains) and must satisfy specified asset tests on a quarterly basis. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests, but is generally subject to the REIT distribution requirement, subject to certain rules that apply to excess non-cash income, or a REIT would incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income.

However, COD income is excluded from income to the extent that a corporate borrower is a debtor in a bankruptcy case and the discharge occurs pursuant to a court order or a plan approved by the court. Generally, under the Tax Code, any COD income excluded from income of a taxpayer in bankruptcy under this exception must be applied against and reduce certain tax attributes of the taxpayer. Unless the taxpayer elects to have such reduction apply first against the basis of its depreciable property, such reduction is first applied against the taxpayer’s net operating losses (or “NOLs”) (including NOLs from the taxable year of discharge and any NOL carryover to such taxable year), and then to certain tax credits, capital loss and capital loss carryovers, and tax basis. A debtor with COD income may elect to first reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code prior to effecting any other reductions in tax attributes set forth above; it is currently unknown whether the Debtors will make this election. PREIT Associates may become a disregarded entity as a result of the implementation of the Plan. Thus, if the Debtor’s NOLs and capital loss carryforwards are reduced to zero as a result of any COD income being excluded from income, any remaining attribute reduction may be applied to reduce the adjusted tax basis of the assets of PREIT Associates. Any reduction in tax attributes in respect of excluded COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD income is realized.

The exact amount of the COD income (if any) that will be realized by the Debtors, and any resulting reduction in the tax attributes of the Debtors and their affiliates, will not be determinable until after the consummation of the Plan.

1.	Utilization of Net Operating Loss Carryovers

After giving effect to the reduction in tax attributes resulting from excluded COD Income, the Reorganized Debtors’ ability to use any remaining tax attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the Tax Code.

In general, when there is a fifty percent (50%) ownership change of a corporation during a three-year period, the ownership change rules in Section 382 of the Tax Code limit the utility of NOLs, tax credit carryforwards, net unrealized built-in losses, and possibly certain other attributes on an annual basis to the product of the fair market value of the corporate equity immediately before (as discussed below, immediately after) the ownership change, multiplied by a hypothetical interest rate published monthly by the IRS called the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs: 3.81% for December 2023) (the “Section 382 Limitation”). In any given year, this limitation may be increased by certain built-in gains realized after, but accruing economically before, the ownership change and the carryover of unused Section 382 Limitation from prior years. On the other hand, if at the date of an ownership change, the adjusted basis for federal income tax purposes of a debtor’s assets exceeds the fair market value of such assets by prescribed amounts (a “net unrealized built-in loss”) then, upon the realization of such net unrealized built-in losses during a five-year period beginning on the date of the ownership change, such losses are treated as if they were part of the NOL, rather than the current deduction, and are also subject to the Section 382 limitation.

An exception to the foregoing annual limitation rules generally applies when existing shareholders and “qualified creditors” of a debtor corporation under the jurisdiction of a court in a title 11 case receive, in respect of their claims or interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy under title 11) under a confirmed plan (the “Section 382(l)(5) Exception”). Under the Section 382(l)(5) Exception, a debtor’s pre-change losses are not limited on an annual basis, but instead NOL carryforwards will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the Section 382(l)(5) Exception applies and a debtor undergoes another ownership change within two years after the effective date of the plan of reorganization, then the debtor’s pre-change losses effectively are eliminated in their entirety. For purposes of the Section 382(l)(5) Exception, a “qualified creditor” generally consists of certain long-term creditors (who held the claims continuously for at least 18 months prior to the filing of the bankruptcy petition) or ordinary course creditors (e.g., trade creditors). If a debtor qualifies for the Section 382(l)(5) Exception, the exception applies unless the debtor affirmatively elects for it not to apply.

Where the Section 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the Section 382(l)(5) Exception), a second special rule will generally apply (the “Section 382(l)(6) Exception”). Under the Section 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an ownership change to be determined before the events giving rise to the change. The Section 382(l)(6) Exception also differs from the Section 382(l)(5) Exception in that the debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and the debtor could undergo a change of ownership within two years of the Effective Date without triggering the complete elimination of its pre-change losses.

As discussed in Article XII.C.1.“Cancellation of Debt Income” above, unless an election is made to first reduce the basis of depreciable property, the NOLs of the Reorganized Debtors will be reduced to the extent COD income is excluded from taxable income under the bankruptcy exception. The implementation of the Plan is expected to give rise to an ownership change for purposes of Section 382 of the Tax Code. As a result, in addition to any reduction of NOLs and potentially other tax attributes for COD income, any NOLs and certain other tax attributes of the Reorganized Debtors will be subject to the Section 382 Limitation unless the Reorganized Debtors are eligible for, and don’t elect out of, the Section 382(l)(5) Exception. The Debtors have not yet determined whether the implementation of the Plan will qualify for the Section 382(l)(5) Exception or, if it does qualify, whether an election not to apply such exception will be made. If the Section 382(l)(5) Exception does not apply or the Reorganized Debtors elect not to use such exception, the Section 382 limitation is expected to substantially limit the Reorganized Debtors’ use of remaining NOLs.

D.	U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims.

1.	U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Class 4 Claims

In general, the U.S. federal income tax treatment of U.S. Holders of Claims that receive New Common Stock in satisfaction of their Claims will depend, in part, on whether the receipt of such consideration under the Plan qualifies as an exchange of stock or securities pursuant to a tax free transaction or if, instead, the consideration under the Plan is treated as having been received in a fully taxable disposition. Whether the receipt of New Common Stock under the Plan qualifies for reorganization treatment will depend on, among other things, whether the Claim being exchanged constitutes a “security” and the manner in which the Plan is implemented.

Neither the Tax Code nor the Treasury Regulations promulgated thereunder defines the term “security.” Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

Each U.S. Holder of an Allowed Claim should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the treatment of the implementation of the Plan as a taxable transaction or a tax-free transaction. The remainder of this discussion assumes that the Holders’ interests in the Second Lien Term Loan Facility are not securities for U.S. federal income tax purposes and the Plan will be implemented in a manner such that U.S. Holders of Claims receiving consideration in satisfaction of their Claims pursuant to the Plan will be treated as having their Claims satisfied in a fully taxable disposition.

If the satisfaction of Claims with Cash, Election Rights (as defined below) and/or New Common Stock is a taxable transaction for a U.S. Holder of such Claims, the precise U.S. federal income tax consequences of the implementation of the Plan to such a U.S. Holder of an Allowed Claim will depend, among other things, upon the origin of the Holder’s Claim, when the Holder receives payment in respect of such Claim, whether the Holder reports income using the accrual or cash method of tax accounting, whether the Holder acquired its Claim at a discount, or whether the Holder has taken a bad debt deduction or worthless security deduction with respect to such Claim.

Generally, the U.S. Holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash, Election Rights and/or New Common Stock in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value on the date of the exchange of any New Common Stock and Election Rights received by the U.S. Holder (other than any consideration attributable to an Allowed Claim for accrued but unpaid interest described more fully below), and (ii) the adjusted tax basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the U.S. Holder’s taxable income). The character of such gain or loss as long-term capital gain or loss or as ordinary will be determined by a number of factors, including (but not limited to) the tax status of the U.S. Holder, whether the Allowed Claim has been held for more than one year, whether the Allowed Claim has bond premium or market discount, and whether and to what extent the U.S. Holder previously claimed a bad debt deduction with respect to the Allowed Claim. Gain or loss realized must be calculated separately for each identifiable Allowed Claim surrendered, and the deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in New Common Stock (other than attributable to accrued but unpaid interest, if any, as described more fully below) should equal the fair market value of New Common Stock on the Effective Date. A U.S. Holder’s holding period for the New Common Stock should begin on the day following the Effective Date.

Accrued but Untaxed Interest. To the extent a U.S. Holder of an Allowed Claim receives consideration that is attributable to unpaid accrued interest on the Allowed Claim, the U.S. Holder will be required to treat such consideration as a payment of interest (except to the extent of unpaid accrued interest previously included in gross income by the U.S. Holder). In this regard, the Plan provides that distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount (as determined for U.S. federal income tax purposes) of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims. Notwithstanding this provision in the Plan, there is general uncertainty regarding the extent to which the receipt of cash or other property should be treated as attributable to unpaid accrued interest. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. A U.S. Holder’s tax basis in property received pursuant to the Plan that is considered attributable to unpaid accrued interest should be equal to the amount of interest income treated as satisfied by the receipt of the property, and its holding period in the property should begin on the day after the Effective Date. A U.S. Holder generally will be entitled to recognize a loss to the extent any accrued interest previously included in its gross income is not paid in full. Although not entirely clear, such a loss may be treated as an ordinary loss rather than a capital loss.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EXTENT TO WHICH CONSIDERATION RECEIVED UNDER THE PLAN SHOULD BE TREATED AS ATTRIBUTABLE TO UNPAID ACCRUED INTEREST

a.	Market Discount

Where gain is recognized by a holder in respect of its claim, the character of such gain as capital gain or ordinary income will be determined by a number of factors, including whether the Claim was acquired at a market discount. A U.S. Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the Tax Code. In general, a debt instrument is considered to have been acquired with market discount if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in such instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount (equal to the product of 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, and the number of remaining whole years to maturity).

Under the market discount rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Claims to their maturity date, unless the holder irrevocably elected to compute the accrual on a constant yield basis.

b.	Limitation on Use of Capital Losses

A U.S. Holder of an Allowed Claim who recognizes capital losses as a result of the implementation of the Plan will be subject to limits on the use of such capital losses. For a non-corporate holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate Holder may carry over unused capital losses and apply them against future capital gains and a similar portion of their ordinary income for an unlimited number of years. For corporate Holders, capital losses may only be used to offset capital gains. A corporate Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, but may carry over unused capital losses for only the five years following the capital loss year.

c.	Election Rights

The characterization of the option to participate as an Exit Facility Backstop Party (the “Election Rights”) and their exercise for U.S. federal income tax purposes is uncertain. A U.S. Holder who elects to exercise its Election Rights should be treated as purchasing, in exchange for the option received by such U.S. Holder and the amount of cash paid by the U.S. Holder to exercise such option, TL Exit Facility and New Common Stock. Such a purchase should generally be treated as the exercise of an option under general tax principles, and such U.S. Holder should not recognize income, gain, or loss for U.S. federal income tax purposes when it exercises such option. Alternatively, the acquisition of the Election Rights and the subsequent acquisition of the underlying TL Exit Facility and New Common Stock could be treated as an integrated transaction pursuant to which the TL Exit Facility and New Common Stock are acquired directly in consideration for the partial satisfaction of a U.S. Holder’s existing Claims and the amount of cash funded by the U.S. Holder to exercise the Election Rights. Although the issue is not free from doubt, unless otherwise noted, this discussion assumes that the Election Rights will be treated as options and the exchange of an Allowed Claim for the Election Rights (along with the other consideration payable under the Plan) is a separately identifiable step from the exercise of such Election Rights.

Although not free from doubt, a U.S. Holder’s aggregate tax basis in the TL Exit Facility and New Common Stock received and issued pursuant to the exercise of its Election Rights should equal the sum of (i) the amount of cash paid by the U.S. Holder to exercise its Election Rights plus (ii) such U.S. Holder’s tax basis in its Election Rights immediately before the option is exercised. A U.S. Holder should allocate such aggregate tax basis among such TL Exit Facility and New Common Stock in accordance with their respective fair market values. A U.S. Holder’s holding period in the TL Exit Facility and New Common Stock received and issued upon exercise of an Election Right generally should begin on the day following the exercise date. The determination of a U.S. Holder’s aggregate tax basis in such TL Exit Facility and New Common Stock is subject to uncertainty, and U.S. Holders should consult their tax advisors regarding such determination.

Assuming that the Election Rights are respected for U.S. federal income tax purposes as options to acquire TL Exit Facility and New Common Stock, upon lapse of any Election Rights unexercised, a U.S. Holder generally would recognize a loss to the extent of the U.S. Holder’s tax basis in such Election Rights. In general, such loss would be a capital loss, long-term or short-term, depending upon whether the requisite holding period was satisfied. The deductibility of capital loss is subject to significant limitations. U.S. Holders are urged to consult their tax advisors as to the tax considerations of electing not to exercise their Election Rights.

2.	Certain Considerations Regarding the New TL Exit Facility.

a.	Issue Price

The “issue price” of the TL Exit Facility generally depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, the TL Exit Facility or the debt instrument for which it is exchanged therefor is considered traded on an “established market” for U.S. federal income tax purposes. However, if a substantial amount of the TL Exit Facility is issued for cash, the “issue price” of the TL Exit Facility is the first price at which a substantial amount was sold for cash (ignoring sales to bond houses, brokers or similar person acting in the capacity of underwriters, placement agents or wholesalers).

In general, a debt instrument will be treated as traded on an established market if (a) a “sales price” for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments; (b) a “firm” price quote for the debt instrument is available from at least one broker, dealer, or pricing service for property and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the property; or (c) there are one or more “indicative” quotes available from at least one broker, dealer, or pricing service for property. The issue price of a debt instrument that is traded on an established market would be the fair market value of such debt instrument on the issue date as determined by such trading. The issue price of a debt instrument that is not traded on an established market but is issued in exchange for property traded on an established market would be the fair market value of such property on the issue date as determined by such trading. If the TL Exit Facility are not treated as traded on an established market nor issued for other property so traded, the issue price of the TL Exit Facility generally would be its stated principal amount (because the interest rate on the TL Exit Facility is expected to exceed the applicable federal rate published by the IRS).

b.	Interest

Each payment of stated interest on the TL Exit Facility generally will be taxable to a U.S. Holder of the TL Exit Facility as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of accounting for tax purposes.

The TL Exit Facility may be treated as issued with original issue discount (“OID”). A debt instrument generally has OID if its “stated redemption price at maturity” exceeds its “issue price” (as described above) by more than a de minimis amount. The “stated redemption price at maturity” of the TL Exit Facility for this purpose would include all principal and interest payable over the term of such debt instrument, other than “qualified stated interest,” (i.e., stated interest that is unconditionally payable at least annually at a constant rate in cash or property (other than debt of the issuer)). The stated interest payable on the TL Exit Facility should be considered qualified stated interest for this purpose.

If the TL Exit Facility is issued with OID, a U.S. Holder of such TL Exit Facility generally will be required to include OID in gross income as it accrues over the term of the loan in accordance with a constant yield-to-maturity method, regardless of whether the U.S. Holder is a cash or accrual method taxpayer, and regardless of whether and when the U.S. Holder receives cash payments of interest on the obligation. Accordingly, a U.S. Holder could be treated as receiving interest income in advance of a corresponding receipt of cash. Any OID that a U.S. Holder includes in income will increase the holder’s adjusted tax basis in the Exit Facility. A U.S. Holder generally will not be required to include separately in income cash payments (other than in respect of qualified stated interest) received on the TL Exit Facility; instead, such payments will reduce the U.S. Holder’s adjusted tax basis in the TL Exit Facility by the amount of the payment.

The amount of OID includible in income for a taxable year by a U.S. Holder generally equals the sum of the daily portions of OID that accrue on the TL Exit Facility for each day during the taxable year on which such Holder holds the TL Exit Facility, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the “adjusted issue price” of the TL Exit Facility at the beginning of the accrual period multiplied by the yield to maturity of the TL Exit Facility, less the amount of any qualified stated interest allocable to such accrual period. The “adjusted issue price” of the TL Exit Facility at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the TL Exit Facility in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the TL Exit Facility, other than qualified stated interest.

THE RULES REGARDING THE DETERMINATION OF ISSUE PRICE AND OID ARE COMPLEX, AND THE OID RULES DESCRIBED ABOVE MAY NOT APPLY IN ALL CASES. ACCORDINGLY, EACH HOLDER OF THE TL EXIT FACILITY IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE POSSIBLE APPLICATION OF THE OID RULES TO THE TL EXIT FACILITY.

c.	Sale, Redemption, or Repurchase of New TL Exit Facility

Unless a non-recognition provision applies, a U.S. Holder of the New TL Exit Facility generally will recognize capital gain or loss upon the sale, redemption, or other disposition of the New TL Exit Facility. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder’s holding period in the New TL Exit Facility is more than one year. Long-term capital gain of an individual taxpayer generally is taxed at preferential rates. The deductibility of capital loss is subject to significant limitations.

3.	Tax Consequences of Owning and Disposing of New Common Stock

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of the New Common Stock applicable to taxable U.S. Holders.

For any taxable year for which Reorganized Debtor qualifies for taxation as a real estate investment trust, amounts distributed to taxable U.S. Holders will be taxed as follows.

a.	Distributions Generally

Distributions to U.S. Holders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of Reorganized Debtors’ current or accumulated earnings and profits and are taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that Reorganized Debtor makes distributions in excess of its current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. Holder’s shares, and distributions in excess of the U.S. Holder’s tax basis in its shares are taxable as capital gain realized from the sale of the shares. Dividends declared by Reorganized Debtor in October, November or December of any year payable to a U.S. Holder of record on a specified date in any of these months will be treated as both paid by Reorganized Debtor and received by the U.S. Holder on December 31 of the year, provided that Reorganized Debtor actually pays the dividend during January of the following calendar year. U.S. Holders may not include on their own income tax returns any of Reorganized Debtor’s tax losses.

In general, dividends paid by real estate investment trusts are not eligible for the reduced tax rates on “qualified dividend income” and, as a result, the Reorganized Debtors’ ordinary real estate investment trust dividends will continue to be taxed at the higher ordinary income tax rate. However, dividends received by a noncorporate stockholder could be treated as “qualified dividend income” to the extent the Reorganized Debtors have dividend income from taxable corporations (such as a taxable real estate investment trust subsidiary) and to the extent the Reorganized Debtors’ dividends are attributable to income that is subject to tax at the Reorganized Debtor level (for example, if Reorganized Debtor distributed less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold the Reorganized Debtors’ stock for more than 60 days during the 121 -day period beginning on the date that is 60 days before the date on which the New Common Stock becomes ex-dividend. Pursuant to section 857(g) of the Tax Code, the aggregate amount of dividends designated by the Reorganized Debtors as qualified dividend income or capital gain dividends (discussed below) with respect to any taxable year is limited to the amount of dividends paid by Reorganized Debtor with respect to such year. For these purposes, dividends paid after the close of the taxable year pursuant to section 858 of the Tax Code shall be treated as paid with respect to such year.

Reorganized Debtor will be treated as having sufficient earnings and profits to treat as a dividend any distribution it makes up to the amount required to be distributed in order to avoid imposition of the 4% excise tax under section 4981 of the Tax Code. As a result, the Reorganized Debtors’ stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any deficiency dividend will be treated as a dividend—an ordinary dividend or a capital gain dividend, as the case may be—regardless of the Reorganized Debtor’s earnings and profits.

Under the Tax Cuts and Jobs Act of 2017, for tax years beginning after December 31, 2017 and prior to January 1, 2026, noncorporate stockholders are generally eligible to deduct up to 20% of the amount of ordinary real estate investment trust dividends that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

b.	Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

To maintain Reorganized Debtor’s qualification as a real estate investment trust, Reorganized Debtor is required each year to distribute to stockholders at least 90% of its net taxable income after certain adjustments. Reorganized Debtor reserves the right to pay any or all of its quarterly New Common Stock dividends in a combination of shares of New Common Stock and cash in accordance with any applicable IRS guidance. As a result of such a distribution, a U.S. Holder generally must include the sum of the value of the New Common Stock and the amount of cash received in its gross income as dividend income to the extent that such holder’s share of such a distribution is made out of its share of the portion of Reorganized Debtor’s current and accumulated earnings and profits allocable to such distribution. The value of any New Common Stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the New Common Stock. Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. (Furthermore, with respect to Non-U.S. Holders,

Reorganized Debtor may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock. For additional information, see “—U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims” below.) A holder that receives New Common Stock pursuant to a distribution generally has a tax basis in such New Common Stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such New Common Stock that begins on the payment date for the distribution.

Future dividends are determined in the discretion of Reorganized Debtor’s board of directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual real estate investment trust distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as Reorganized Debtor’s board of directors deems relevant.

c.	Capital Gain Dividends

Dividends to U.S. Holders that Reorganized Debtor properly designates as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed Reorganized Debtor’s actual net capital gain and to the extent they do not exceed the limitation under section 857(g) of the Tax Code discussed above, for the taxable year without regard to the period for which the stockholder has held its stock. Capital gain dividends are not eligible for the dividends-received deduction for corporations, and, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Noncorporate taxpayers are generally taxable at a current maximum tax rate of 20% for long-term capital gain, but such capital gains also will be subject to the 3.8% Medicare tax on certain U.S. Holders. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to Reorganized Debtor’s “unrecaptured section 1250 gain.”

If Reorganized Debtor elects to retain capital gains rather than distribute them, a U.S. Holder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains. In this case, a U.S. Holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder.

d.	Sale or Other Taxable Disposition

A U.S. Holder of New Common Stock will recognize gain or loss upon the sale or other taxable disposition of New Common Stock equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the New Common Stock. Subject to the recapture rules under Section 108(e)(7) of the Tax Code, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the New Common Stock for more than one year as of the date of disposition. U.S. Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses. There are limitations on the deduction of capital losses by both corporate and non-corporate taxpayers.

E.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims.

The rules governing U.S. federal income taxation of a Non-U.S. Holder are complex. The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. Non-U.S. Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan, their ownership of Allowed Claims and the ownership, exercise and disposition of New Common Stock.

1.	Distributions in Discharge of Claims

Whether a Non-U.S. Holder will recognize gain or loss in connection with the receipt of Cash, Elections Rights or New Common Stock in satisfaction of their Claims pursuant to the Plan, will be determined as described above under the discussion applicable to U.S. Holders. If a Non-U.S. Holder recognizes gain on such exchange, subject to the discussions below regarding FATCA (as defined below) and backup withholding, any such gain recognized by a Non-U.S. Holder on the exchanges generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the relevant sale, exchange or other taxable disposition occurs and certain other conditions are met, or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is recognized, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed its capital losses allocable to U.S. sources during the taxable year of the exchange.

If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain recognized in the same manner as a U.S. Holder. Such gain generally will not be subject to withholding tax, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or a successor form). In addition, if such Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Interest. Payments made to a Non-U.S. Holder that are attributable to either (a) interest on (or OID accruals with respect to) debt received under the Plan, or (b) to accrued but untaxed interest generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non- U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total capital or profits interests in the Company and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but untaxed interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

2.	FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gain on the disposition of certain investments in U.S. real property, including interests in corporations (including REITs) the assets of which predominantly consist of interests in U.S. real property (in each case other than an interest solely as a creditor) (“USRPIs”) is generally subject to U.S. federal income tax in the hands of Non-U.S. Holders and treated as effectively connected income (“ECI”) that is subject to U.S. federal net income tax even if a Non-U.S. Holder is not otherwise engaged in a U.S. trade or business. It is expected that shares of New Common Stock will be considered USRPIs, subject to the availability of any applicable exception (discussed below).

Under the domestically controlled REIT exception, if Non-U.S. Holders own less than 50% (by value) of the stock of a REIT at all times during a specific period, the interests in such REIT will not be treated as a USRPI and, as a result, a Non-U.S. Holder would not be subject to substantive taxation under FIRPTA or FIRPTA withholding upon a disposition of its shares in any such REIT. No assurance can be given that PREIT will be a domestically controlled REIT at emergence or thereafter.

Non-U.S. Holders of an Allowed Claim should consult with their own tax advisors regarding the complex tax rules that govern the disposition of a USRPI.

3.	Distributions on New Common Stock

Any distributions made with respect to New Common Stock, including distributions treated as made as described above under the discussion applicable to U.S. Holders, will constitute dividends for U.S. federal income tax purposes to the extent such distributions are paid out of the Reorganized Debtor’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Except as described below, dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form), or other applicable IRS Form W-8, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will not be subject to withholding tax, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or a successor form). However, such dividends generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Unless Reorganized Debtor’s stock constitutes a USRPI, distributions by Reorganized Debtors which are not paid out of its current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Reorganized Debtor’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of Reorganized Debtor’s current and accumulated earnings and profits. If Reorganized Debtor’s New Common Stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 15% withholding tax and may be subject to additional taxation under FIRPTA. However, the 15% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

A Non-U.S. Holder generally should expect Reorganized Debtor to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the Non-U.S. Holder files an IRS Form W- 8ECI with Reorganized Debtor claiming that the distribution is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder). However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of Reorganized Debtor’s current and accumulated earnings and profits.

4.	Capital Gain Dividends

Under FIRPTA, a distribution made by Reorganized Debtor to a Non-U.S. Holder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of USRPIs, will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. Holders, without regard to whether such distribution is designated as a capital gain dividend. The properties owned by PREIT Associates generally are USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder that is not entitled to treaty exemption.

Distributions attributable to Reorganized Debtor’s capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain (except that a corporate Non-U.S. Holder may also be subject to the 30% branch profits tax) or (2) the Non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Reorganized Debtor generally will be required to withhold and remit to the IRS 21% (or 20% to the extent provided in Treasury Regulations) of any distributions to Non-U.S. Holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of Reorganized Debtor’s net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 10% of Reorganized Debtor’s common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under “—Distributions on New Common Stock.” The Reorganized Debtors do not currently expect the New Common Stock to be regularly traded on an established securities market.

5.	Gain Recognition from the Sale, Redemption or Repurchase of New Common Stock or TL Exit Facility Loans.

Unless New Common Stock constitutes a USRPI, gain realized on a sale of New Common Stock or a sale of TL Exit Facility Loans by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation unless (1) such gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case, as discussed above, the Non-U.S. Holder would be subject to the same treatment as U.S. Holders on the gain, (2) such gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, in which case the same treatment would apply to the Non-U.S. Holder as to U.S. Holders with respect to the gain or (3) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

The New Common Stock will constitute a USRPI unless Reorganized Debtor is a domestically controlled real estate investment trust at all times during a specified period. A domestically controlled real estate investment trust is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. No assurance can be given that Reorganized Debtor will be a domestically controlled real estate investment trust at emergence or thereafter.

If the New Common Stock constitutes a USRPI the gain on the sale of New Common Stock will be subject to taxation under FIRPTA, and a Non-U.S. Holder will be subject to U.S. income tax (including any alternative minimum tax) on any gain and withholding on proceeds. Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning New Common Stock.

F.	Additional Withholding Tax on Payments Made to Foreign Accounts

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on certain U.S.-source payments such as dividends or interest held by or through (i) a foreign financial institution (including investment funds) that does not qualify under certain exemptions, unless such institution enters into, and complies with, an agreement with the United States government to collect and provide to the United States tax authorities (or, pursuant to an applicable intergovernmental agreement, such institution provides the required information to the tax authority of such institution’s jurisdiction of tax residence) substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) and agrees to withhold on certain payments or (ii) a foreign entity that is not a financial institution that does not qualify under certain exemptions, unless such entity certifies to the applicable withholding agent that such entity does not have “substantial United States owners” (as defined in the Tax Code) (which generally includes any United States person who directly or indirectly owns more than 10% of the entity) or provides the applicable withholding agent with information regarding the entity’s substantial United States owners, which the withholding agent will in turn provide to the United States government. Accordingly, the entity through which the Claim or Interest is held will affect the determination of whether such withholding is required. Foreign financial institutions and foreign entities that are not financial institutions may be subject to the provisions of an intergovernmental agreement between the United States and the jurisdiction in which such financial institution or foreign entity is located that may modify these requirements. A holder of consideration received pursuant to the Plan should consult its own tax advisors regarding these rules and whether they may be relevant to the ownership and disposition of the consideration received pursuant to the Plan. Proposed Treasury Regulations, upon which taxpayers are permitted to rely, currently suspend indefinitely the application of withholding under FATCA to gross proceeds from the disposition of assets that can produce certain U.S. source payments including dividends and interest.

Both U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible impact of these rules on such holders’ exchange of any of its Claims or Interests pursuant to the Plan

G.	Information Reporting and Withholding.

The Debtors, Reorganized Debtors, Disbursing Agent and applicable withholding agents will be required to withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. The IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments under the Plan. Additionally, under the backup withholding rules, a holder of a Claim may be subject to backup withholding (at the then-current rate) with respect to distributions or payments made pursuant to the Plan or in connection with payments made on account of consideration received pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-

U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption)). Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided that the required information is timely provided to the IRS.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds. Holders of Claims subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS..

XIII.	RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors and interest holders than would otherwise result in any other scenario. Accordingly, the Debtors recommend that holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Schedule 1

	Debtor Name	EIN
1.	Bala Cynwyd Associates, L.P.	8913
2.	Moorestown Mall LLC	8051
3.	Pennsylvania Real Estate Investment Trust	6339
4.	Plymouth Ground Associates LLC	N/A
5.	Plymouth Ground Associates, LP	N/A
6.	PR AEKI Plymouth LLC	N/A
7.	PR AEKI Plymouth, L.P.	N/A
8.	PR BVM, LLC	N/A
9.	PR Capital City Limited Partnership	7775
10.	PR Capital City LLC	4283
11.	PR CC I LLC	3669
12.	PR CC II LLC	N/A
13.	PR CC Limited Partnership	4179
14.	PR Cherry Hill Office GP, LLC	N/A
15.	PR Chestnut Mezzco, LLC	5032
16.	PR Cumberland Outparcel LLC	N/A
17.	PR Exton Limited Partnership	2620
18.	PR Exton LLC	N/A
19.	PR Exton Outparcel GP, LLC	N/A
20.	PR Exton Outparcel Holdings, LP	N/A
21.	PR Exton Outparcel Limited Partnership	N/A
22.	PR Exton Square Property L.P.	7997
23.	PR Fin Delaware, LLC	N/A
24.	PR Gainesville Limited Partnership	N/A
25.	PR Gainesville LLC	N/A
26.	PR GV LLC	N/A
27.	PR GV LP	N/A
28.	PR Hyattsville LLC	3110
29.	PR Jacksonville Limited Partnership	N/A
30.	PR Jacksonville LLC	4726
31.	PR JK LLC	N/A
32.	PR Magnolia LLC	5017
33.	PR Monroe Old Trail Holdings, L.P.	4920
34.	PR Monroe Old Trail Holdings, LLC	4920
35.	PR Monroe Old Trail Limited Partnership	4920
36.	PR Monroe Old Trail, LLC	4920
37.	PR Moorestown Anchor-L&T, LLC	N/A
38.	PR Moorestown Anchor-M LLC	N/A
39.	PR Moorestown Limited Partnership	7661
40.	PR Moorestown LLC	N/A
41.	PR North Dartmouth LLC	5032
42.	PR Plymouth Anchor-M, L.P.	N/A

	Debtor Name	EIN
43.	PR Plymouth Anchor-M, LLC	N/A
44.	PR Plymouth Meeting Associates PC LP	N/A
45.	PR Plymouth Meeting Limited Partnership	8280
46.	PR Plymouth Meeting LLC	N/A
47.	PR PM PC Associates LLC	N/A
48.	PR PM PC Associates LP	N/A
49.	PR Prince George’s Plaza LLC	6377
50.	PR Springfield Town Center LLC	9679
51.	PR Sunrise Outparcel 2, LLC	4373
52.	PR Swedes Square LLC	N/A
53.	PR TP LLC	N/A
54.	PR TP LP	N/A
55.	PR Valley Anchor-M Limited Partnership	N/A
56.	PR Valley Anchor-M, LLC	N/A
57.	PR Valley Anchor-S, LLC	N/A
58.	PR Valley Limited Partnership	5123
59.	PR Valley LLC	4705
60.	PR Valley Solar LLC	N/A
61.	PR Valley View Anchor-M, LLC	N/A
62.	PR Valley View Anchor-M Limited Partnership	N/A
63.	PR Valley View OP-DSG/CEC, LLC	5063
64.	PR Valley View OP-TXRD, LLC	5032
65.	PR Walnut Mezzco, LLC	5032
66.	PREIT Associates, L.P.	5032
67.	PREIT-RUBIN OP, Inc.	4799
68.	PREIT-RUBIN, Inc.	4920
69.	PREIT Services, LLC	5151
70.	XGP LLC	N/A

Exhibit A

(Plan of Reorganization)

Exhibit B

(Restructuring Support Agreement)

[Refer to Exhibit Number 10.1 of Item 9.01 of Financial Statements and Exhibits]

Exhibit C

(Restructuring Term Sheet)

[Refer to Exhibit Number 10.1 of Item 9.01 of Financial Statements and Exhibits]

Exhibit D

(Financial Projections)

Exhibit E

(Liquidation Analysis)

Exhibit F

(Valuation)

Exhibit G

(Organizational Structure Chart)

Exhibit A

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
PENNSYLVANIA REAL ESTATE	)	23-______ (___)
INVESTMENT TRUST, et al.,[1]	)
	)	(Joint Administration to Be Requested)
Debtors.	)

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND

ITS DEBTOR-AFFILIATES

THIS CHAPTER 11 PLAN OF REORGANIZATION IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

DLA PIPER LLP (US)

R. Craig Martin, Esq. (DE 5032)

Aaron Applebaum, Esq. (DE 5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

            stuart.brown@us.dlapiper.com

            aaron.applebaum@us.dlapiper.com

Richard A. Chesley, Esq.

Oksana Koltko Rosaluk, Esq.

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

             oksana.koltkorosaluk@us.dlapiper.com

Proposed Counsel to Pennsylvania Real Estate Investment Trust

and Its Debtor-Affiliates

Dated: December 8, 2023

1 A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, is attached hereto as Schedule 1. The corporate headquarters and the mailing address for the Debtors is One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1

A.	Defined Terms	1

B.	Rules of Interpretation	20

C.	Computation of Time	21

D.	Governing Law	21

E.	Reference to Monetary Figures	21

F.	Reference to the Debtors or the Reorganized Debtors	21

G.	Controlling Document	21

H.	Consultation, Information, Notice, and Consent Rights	21

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		22

A.	Administrative Claims	22

B.	DIP Claims	22

C.	Professional Fee Claims	23

	1. Final Fee Applications and Payment of Professional Fee Claims	23

	2. Professional Escrow Account	23

	3. Professional Fee Amount	24

	4. Post-Confirmation Date Fees and Expenses	24

D.	Priority Tax Claims	24

E.	Payment of Statutory Fees	24

F.	Payment of Certain Fees and Expenses	25

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		25

A.	Classification of Claims and Interests	25

B.	Treatment of Claims and Interests	26

	1. Class 1 – Other Priority Claims	27

	2. Class 2A – Other Secured Claims	27

	3. Class 2B – Property-Level Debt Guaranty Claims	27

	4. Class 3 – Prepetition First Lien Claims	28

	5. Class 4 – Prepetition Second Lien Claims	29

	6. Class 5 – General Unsecured Claims	29

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	7. Class 6 – Intercompany Claims	30

	8. Class 7 – Intercompany Interests	30

	9. Class 8A – Existing Preferred Equity Interests	30

	10. Class 8B – Existing Common Equity Interests	31

	11. Class 8C – Existing PREIT Associates LP Interests	31

	12. Class 9 – Section 510(b) Claims	32

C.	Special Provision Governing Unimpaired Claims	32

D.	Elimination of Vacant Classes	33

E.	Intercompany Interests	33

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	33

G.	Controversy Concerning Impairment	33

H.	Subordinated Claims and Interests	33

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		34

A.	No Substantive Consolidation	34

B.	General Settlement of Claims and Interests	34

C.	Restructuring Transactions	34

D.	Sources of Consideration for Plan Distributions	35

E.	Deregistration of Existing Common Equity Interests and Issuance of New Common Stock	35

F.	TL Exit Facility and Revolving Exit Facility	36

G.	Corporate Existence	37

H.	Vesting of Assets in the Reorganized Debtors	38

I.	Cancellation of Existing Securities and Agreements	38

J.	Self-Effectuated Reinstatement of Property-Level Debt Guaranties	39

K.	Corporate Action	39

L.	Non-Dissolution of Certain Companies	40

M.	New Governance Documents	40

N.	Indemnification Obligations	40

O.	Directors and Officers of the Reorganized Debtors	41

P.	Effectuating Documents; Further Transactions	41

Q.	Section 1146 Exemption	41

R.	Director and Officer Liability Insurance	42

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S.	Management Incentive Plan	42

T.	Preservation of Causes of Action	43

U.	Avoidance Actions	44

V.	Dissolution of Certain Debtors	44

W.	Intercompany Interests	44

X.	Restructuring Expenses	45

Y.	Exit Facility Backstop Agreement	45

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		46

A.	Assumption of Executory Contracts and Unexpired Leases	46

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	47

C.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	48

D.	Insurance Policies	48

E.	Reservation of Rights	49

F.	Nonoccurrence of Effective Date	49

G.	Employee Compensation and Benefits	49

	1. Compensation and Benefits Programs	49

	2. Workers’ Compensation Programs	50

H.	Contracts and Leases Entered into After the Petition Date	50

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		51

A.	Distributions on Account of Claims Allowed as of the Effective Date	51

B.	Disbursing Agent	51

C.	Rights and Powers of Disbursing Agent	52

	1. Powers of the Disbursing Agent	52

	2. Expenses Incurred on or After the Effective Date	52

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	52

	1. Record Date for Distribution	52

	2. Delivery of Distributions in General	52

	3. Delivery of New Common Stock	52

	4. Minimum Distributions	53

	5. Undeliverable Distributions and Unclaimed Property	53

	6. Surrender of Canceled Instruments or Securities	54

-iii-

E.	Manner of Payment	54

F.	Indefeasible Distributions	54

G.	Securities Law Matters	54

H.	Compliance with Tax Requirements	55

I.	Allocations	56

J.	No Postpetition or Default Interest on Claims	56

K.	Foreign Currency Exchange Rate	56

L.	Setoffs and Recoupment	56

M.	Claims Paid or Payable by Third Parties	57

	1. Claims Paid by Third Parties	57

	2. Applicability of Insurance Policies	57

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		57

A.	Disputed Claims Process	57

B.	Allowance of Claims	58

C.	Claims Administration Responsibilities	58

D.	Estimation of Claims and Interests	59

E.	Adjustment to Claims or Interests without Objection	59

F.	Disallowance of Claims or Interests	60

G.	No Distributions Pending Allowance	60

H.	Distributions After Allowance	60

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		60

A.	Discharge of Claims Against and Terminated Interests in Debtors	60

B.	Release of Liens	61

C.	Releases by the Debtors	62

D.	Releases by the Releasing Parties	63

E.	Exculpation	64

F.	Injunction	64

G.	Protections Against Discriminatory Treatment	65

H.	Document Retention	65

I.	Reimbursement or Contribution	66

J.	Ipso Facto and Similar Provisions Ineffective	66

-iv-

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		66

A.	Conditions Precedent to the Effective Date	66

B.	Waiver of Conditions	68

C.	Effect of Failure of Conditions	68

D.	Substantial Consummation	68

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		68

A.	Modification and Amendments	68

B.	Effect of Confirmation on Modifications	69

C.	Revocation or Withdrawal of Plan	69

ARTICLE XI. RETENTION OF JURISDICTION		69

ARTICLE XII. MISCELLANEOUS PROVISIONS		72

A.	Tax Structure	72

B.	Immediate Binding Effect	72

C.	Additional Documents	72

D.	Statutory Committee and Cessation of Fee and Expense Payment	73

E.	Reservation of Rights	73

F.	Successors and Assigns	73

G.	Notices	73

H.	Term of Injunctions or Stays	74

I.	Entire Agreement	75

J.	Plan Supplement	75

K.	Nonseverability of Plan Provisions	75

L.	Votes Solicited in Good Faith	75

M.	Closing of the Chapter 11 Cases	76

N.	Expedited Tax Determination	76

O.	Waiver or Estoppel	76

-v-

INTRODUCTION

Pennsylvania Real Estate Investment Trust and the other above-captioned debtors and debtors in possession (each, a “Debtor” and collectively, the “Debtors”) propose this joint prepackaged chapter 11 plan of reorganization (as may be altered, amended, modified, or supplemented from time to time in accordance with its terms and the Restructuring Support Agreement (as defined below), this “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

This Plan is consistent with the Restructuring Support Agreement, and all Consenting Lenders support the Plan in accordance with the Restructuring Support Agreement.

ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1.    “Ad Hoc Group Advisors” means (a) Paul Hastings LLP, as counsel to the Ad Hoc Group of Lenders, (b) Houlihan Lokey Capital, Inc., as financial advisor to the Ad Hoc Group of Lenders, (c) Young Conaway Stargatt & Taylor, LLP, as local counsel to the Ad Hoc Group of Lenders, and (d) such other professionals that may be retained by or on behalf of the Ad Hoc Group of Lenders (including the retention of any such professional made by Paul Hastings LLP), in each case, not to be unreasonably withheld, referred to in this clause (d), with the consent of the Debtors.

2.    “Ad Hoc Group of Lenders” means Consenting Lenders that are represented by the Ad Hoc Group Advisors and shall be deemed to include any fund, account or investment vehicle that is directly or indirectly controlled or managed by (a) such Consenting Lender, (b) an Affiliate of such Consenting Lender or (c) the same investment manager, advisor or subadvisor as such Consenting Lender or an Affiliate of such investment manager, advisor or subadvisor as the case may be (“Related Fund”).

1

3.    “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and through the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) the Allowed Professional Fee Claims; (c) Restructuring Expenses, and (d) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.

4.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Entity that is not a Debtor, the term “Affiliate” shall apply to such Entity as if the Entity were a Debtor.

5.    “Agents” means, collectively, the DIP Agent, the Prepetition First Lien Agent, the Prepetition Second Lien Agent, and any other administrative agent, collateral agent, or similar Entity under the DIP Facility Documents, the Prepetition First Lien Credit Agreement, or the Prepetition Second Lien Credit Agreement, including any successors thereto.

6.    “Allowed” means, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtor that: (a) is deemed allowed under the Bankruptcy Code; (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (c) has been allowed by a Final Order of the Bankruptcy Court. For the avoidance of doubt, any Claim or Interest (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim or “Allowed” Interest, as applicable. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date.

7.    “Avoidance Actions” means any and all actual or potential avoidance, recovery, or subordination Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common law, including fraudulent transfer laws.

8.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

9.    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware presiding over the Chapter 11 Cases, or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of the Judicial Code, the United States District Court for the District of Delaware.

10.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time.

2

11.    “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks in the State of Delaware or the State of New York are closed for business as a result of federal, state, or local holiday.

12.    “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

13.    “Causes of Action” means any claims, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, disputes, judgments, accounts, defenses, interests and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, disputed or undisputed, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions.

14.    “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

15.    “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code.

16.    “Claims Register” means the official register of Claims maintained by the Solicitation Agent or the clerk of the Bankruptcy Court.

17.    “Class” means a class of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

18.    “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

19.    “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors, trustees and managers, in each case disclosed to the Requisite Consenting Creditors on or before the Restructuring Support Agreement Effective Date according to existing terms and practices as of the Restructuring Support Agreement Effective Date. The Compensation

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and Benefits Programs shall include, but not be limited to, (a) the 2023/2024 Retention Plan and related Retention Bonus Award Letters issued April 27, 2023; (b) the 2023 Annual Incentive Plan; and (c) 2023 Annual Property-Level Employee Bonuses.

20.    “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

21.    “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

22.    “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider Confirmation of the Plan and final approval of the Disclosure Statement and Solicitation Materials, as such hearing(s) may be adjourned or continued from time to time.

23.    “Confirmation Order” means the order of the Bankruptcy Court, confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement and the Solicitation Materials in the form and substance satisfactory to the Requisite Consenting Lenders.

24.    “Consenting Lenders” means those Holders of Prepetition First Lien Claims and Prepetition Second Lien Claims that are parties to the Restructuring Support Agreement.

25.    “Consummation” means the occurrence of the Effective Date.

26.    “Cure” means an amount above $0.00 required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

27.    “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) covering any of the Debtors’ current or former directors’, trustees’, managers’, and/or officers’ liability and all agreements, documents, or instruments relating thereto.

28.    “Debtors” has the meaning set forth in the preamble.

29.    “DIP Agent” means the administrative agent and collateral agent under the DIP Facility.

30.    “DIP Claims” means any Claim against any Debtor derived from, based upon, or arising under the DIP Facility.

31.    “DIP Facility” means the superpriority senior secured debtor-in-possession credit facility provided for under the DIP Facility Documents, which shall include two (2) separate tranches each in an amount not to exceed $30 million (and an aggregate amount for the entire DIP Facility not to exceed $60 million), on the terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the DIP Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders.

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32.    “DIP Facility Documents” means, collectively, that certain superpriority senior secured debtor-in-possession credit agreement, dated as of or around the Petition Date, by and among PREIT, PREIT Associates, PREIT Rubin, the guarantors party thereto, the DIP Agent, and the DIP Lenders, as approved by the DIP Orders, as applicable, and any other documents governing the DIP Facility, including any guaranty agreements, pledge and collateral agreements and other security documents, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms.

33.    “DIP Facility Term Sheet” means that certain term sheet attached to the Restructuring Support Agreement as Exhibit C thereto, as such term sheet may be amended, supplemented, or otherwise modified from time to time.

34.    “DIP Lenders” means, collectively, each lender under the DIP Facility.

35.    “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

36.    “Disbursing Agent” means the Reorganized Debtors or, as applicable, the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions pursuant to the Plan.

37.    “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, which for the avoidance of doubt shall include the ballots and the solicitation procedures, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code to be approved by the Confirmation Order.

38.    “Disputed” means, as to a Claim or an Interest, any Claim or Interest (or portion thereof): (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) that is the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn, resolved or overruled by a Final Order of the Bankruptcy Court; or (d) that is otherwise disputed by the Debtors or the Reorganized Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

39.    “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims or Allowed Interests entitled to receive distributions under the Plan.

40.    “Distribution Record Date” means the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date or such other date as agreed to by the Debtors and the Requisite Consenting Lenders. For the avoidance of doubt, no distribution record date shall apply to holders of public Securities, including the Existing Preferred

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Equity Interests and Existing Common Equity Interests, the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, as applicable, the customary procedures of DTC.

41.    “DTC” means Depository Trust Company.

42.    “Effective Date” means the date on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan, and (b) the Plan is declared effective by the Debtors.

43.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

44.    “Equity Costs” means all fees, costs and expenses incurred, owed or paid by the Debtors and/or their estates, (1) to any person, arising primarily in connection with or primarily resulting from (a) the formation or appointment of an Equity Committee, or any attempt to form or appoint an Equity Committee, (b) the Equity Distribution, (c) the Equity Distribution Allocation and/or (d) any pleadings, motions, requests, objections or other similar actions brought by holders of Existing Preferred Equity Interests or Existing Common Equity Interests (including, without limitation, in connection with any plan treatment, solicitation or valuation dispute), including, without limitation, any fees, costs and expenses associated with and resulting from any delay, dispute, objection, action, suit, claim, demand, investigation and/or proceeding of any kind, open, pending or threatened, primarily relating to any of the foregoing and (2) to any professionals to, or members of, any Equity Committee that is formed or appointed; provided however, that notwithstanding the foregoing, Equity Costs shall not include any immaterial fees, costs and expenses resulting from responding to objections brought by individual holders of Existing Preferred Equity Interests or Existing Common Equity Interests in an amount not to exceed $75,000.

45.    “Equity Distribution” means an amount equal to $10,000,000.00 in Cash, less the Equity Costs.

46.    “Equity Distribution Allocation” means the total share of the Equity Distribution being allocated between Holders of Allowed Existing Preferred Equity Interests and Holders of Allowed Existing Common Equity Interests in the following amounts:

a.	70% of the Equity Distribution shall be allocated to Holders of Allowed Existing Preferred Equity Interests; and

b.	30% of the Equity Distribution shall be allocated pro rata to Holders of Allowed Existing Common Equity Interests and Holders of Allowed Existing PREIT Associates LP Interests.

47.    “Equity Distribution Conditions” means each of the following conditions:

a.

(a) on or promptly following the Agreement Effective Date, the Existing Board shall deliver a unanimous letter of support for the Plan to the Ad Hoc Group of Lenders, (b) at the time of, and in connection with, the public announcement of the Company’s entry into the Restructuring Support Agreement, the Debtors and the

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Existing Board shall issue a public statement which unanimously supports the Restructuring and explains, among other things, that the Company’s financial advisors have determined that the value of the Company does not exceed the aggregate amount of its Prepetition First Lien Loans and Prepetition Second Lien Loans. Based on such advice from its financial advisors, the Board has concluded that the consideration provided to preferred and common shareholders is in effect a gift resulting from a voluntary agreement with the prepetition lenders to avoid the expense of protracted chapter 11 proceedings and shall only be available in the event that the Equity Distribution Conditions are satisfied, and (c) the Existing Board shall continue to publicly support the transactions and agreements set forth in the Restructuring Support Agreement and this Restructuring Term Sheet including taking any actions reasonably necessary during the pendency of the Chapter 11 Cases in connection with the foregoing, in each case with regards to the deliverables of the Existing Board under clauses (a), (b) and (c) above, in form and substance acceptable to the Requisite Consenting Lenders. For the avoidance of doubt, the requirements above shall not be deemed, to alter, modify or supplant in any manner the Existing Board’s fiduciary duties under applicable law;

b.

no official equity committee (an “Equity Committee”) is appointed by either the U.S. Trustee or the Bankruptcy Court, or, if an Equity Committee is appointed by the U.S. Trustee, such Equity Committee is disbanded within 20 days after appointment;

c.	no member of the Existing Board seeks, supports or otherwise encourages the formation or appointment of an Equity Committee by either the U.S. Trustee or the Bankruptcy Court;

d.

the Company promptly (a) opposes any request for the formation or appointment of an Equity Committee by either the U.S. Trustee or the Bankruptcy Court and (b) seeks the disbandment of any Equity Committee that is appointed;

e.	no solicitation of votes on the Plan from holders of Existing Preferred Equity Interests or Existing Common Equity Interests is required or undertaken;

f.

any dispute or proceeding brought by any Holder of any Existing Preferred Equity Interests and/or Existing Common Equity Interests regarding the mechanics or percentages of the Equity Distribution Allocation shall not result in the confirmation hearing being scheduled for, or taking place, after January 30, 2024, unless such date is waived or extended in writing by the Requisite Consenting Lenders on or before January 30, 2024 (which waiver or extension may be effected through email exchanged between counsel to the Company and counsel to the Ad Hoc Group of Lenders); and

g.

the Bankruptcy Court shall have entered the Confirmation Order by no later than 11:59 p.m. (ET) on January 31, 2024, unless such date is (a) waived or extended in writing by the Requisite Consenting Lenders on or before January 31, 2024 (which waiver or extension may be effected through email exchanged between counsel to

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the Company and counsel to the Ad Hoc Group of Lenders) or (b) delayed due to (A) objections from any creditors (including, without limitation, the lenders under the Prepetition First Lien Credit Agreement or the Prepetition Second Lien Credit Agreement), (B) objections from the U.S. Trustee (provided that any such objections have not been requested or encouraged by holders of equity interests), (C) scheduling requests or requirements made by the Bankruptcy Court, or (D) strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, or loss or malfunction of utilities, communications or computer (software and hardware) services (for the avoidance of doubt, delays due to (x) a request by the Debtors other than in connection with clause (D) or (y) any actions by holders of Existing Preferred Equity Interests or Existing Common Equity Interests shall not be a permissible delay).

Any waiver of any Equity Distribution Condition shall be made solely by the Requisite Consenting Lenders in their sole and absolute discretion.

48.    “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

49.    “Exculpated Parties” means collectively, and in each case in its capacity as such, (a) the Debtors; (b) the directors, trustees, managers, and officers of the Debtors who served in such capacity between the Petition Date and Effective Date; and (c) each Entity employed in the Chapter 11 Cases in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code.

50.    “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

51.    “Existing Board” means the existing board of trustees of PREIT, pursuant to the Amended and Restated Trust Agreement, dated December 18, 2008 (as subsequently amended).

52.    “Existing Common Equity Interests” means the issued and outstanding common stock of PREIT.

53.    “Existing Equity Interests” means, collectively, the (a) Existing Preferred Equity Interests, (b) Existing Common Equity Interests, and (c) Existing PREIT Associates LP Interests.

54.    “Existing Preferred Equity Interests” means the outstanding 3,450,000 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares, 6,900,000 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares and 5,000,000 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares.

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55.    “Existing PREIT Associates LP Interests” means limited partnership units issued by PREIT Associates to various parties in fractional amounts other than such limited partnership units that constitute Intercompany Interests.

56.    “Exit Facility” means the TL Exit Facility and the Revolving Exit Facility, as applicable.

57.    “Exit Facility Backstop Agreement” means that certain Backstop Commitment Agreement, by and among the Debtors, the Exit Facility Backstop Parties and the Exit Facility Residual Backstop Parties (as defined in the Restructuring Term Sheet), as may be amended, modified, or supplemented from time to time, which shall be consistent in all respects with the Restructuring Support Agreement (including the Restructuring Term Sheet).

58.    “Exit Facility Backstop Commitment Premium” means 35% of the total issued and outstanding New Common Stock, calculated on a fully diluted basis on the Effective Date, subject to dilution by the MIP New Common Stock following the Effective Date, to be distributed to the Exit Facility Backstop Parties (or one or more of their designees) and allocated as set forth in the Exit Facility Backstop Agreement, which Exit Facility Backstop Commitment Premium shall be earned in full upon execution of the Exit Facility Backstop Agreement.

59.    “Exit Facility Backstop Party” means each Holder of an Allowed Prepetition Second Lien Claim (and/or one or more Related Funds of such Holder) that is party to the Exit Facility Backstop Agreement.

60.    “Exit Facility Lenders” means, collectively, each lender under the Exit Facility.

61.    “Exit Facility Term Sheet” means that certain term sheet attached to the Restructuring Support Agreement as Exhibit D thereto, as such term sheet may be amended, supplemented, or otherwise modified from time to time.

62.    “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

63.    “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

64.    “Final DIP Order” means the Final Order entered by the Bankruptcy Court approving the DIP Facility and authorizing the Debtors to, among other things, enter into and perform under the DIP Facility Documents and use cash collateral (as defined in section 363(a) of the Bankruptcy Code).

65.    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that is in full force and effect, has not been reversed, vacated, stayed, modified, supplemented or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken; or as to which, any appeal that has been taken or any petition for certiorari that has been or may be filed has been withdrawn with prejudice,

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resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought, or the new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not preclude such order from being a Final Order.

66.    “General Unsecured Claim” means any Unsecured Claim against any of the Debtors, other than: (a) an Administrative Claim; (b) a Professional Fee Claim; (c) a Priority Tax Claim; (d) an Other Priority Claim; (e) a Property-Level Debt Guaranty Claim; (f) an Intercompany Claim; or (g) Section 510(b) Claims.

67.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

68.    “Holder” means an Entity holding a Claim against or an Interest in any Debtor, as applicable.

69.    “Impaired” means with respect to a Claim or Interest or a Class of Claims or Interests, a Claim or Interest or a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

70.    “Insurance Policies” means any insurance policies, surety bonds, indemnity agreements entered into in connection with surety bonds, insurance settlement agreements, coverage-in-place agreements or other agreements related to the provision of insurance entered into by or issued to or for the benefit of the Debtors or their predecessors.

71.    “Insurer” means a counterparty to any Insurance Policy that is not a Debtor, its predecessors or Affiliates.

72.    “Intercompany Claim” means any Claim against any Debtor held by another Debtor or an Affiliate of a Debtor.

73.    “Intercompany Interest” means an Interest in a Debtor held by another Debtor or an Affiliate of a Debtor as reflected in the Debtors’ books and records.

74.    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interest, unit, share or other interest in any Debtor and any other rights, options, warrants, rights, restricted stock awards, performance share awards, performance share units, stock appreciation rights, phantom stock rights, redemption rights, repurchase rights, stock-settled restricted stock units, cash-settled restricted stock units, other securities, agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor or any other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security and whether or not exercised or vested).

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75.    “Interim DIP Order” means the interim order entered by the Bankruptcy Court approving the DIP Facility and authorizing the Debtors to, among other things, enter into and perform under the DIP Facility Documents and use cash collateral (as defined in section 363(a) of the Bankruptcy Code).

76.    “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

77.    “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

78.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

79.    “Management Incentive Plan” means the management incentive plan authorized and approved by the New Board and otherwise described in the Restructuring Term Sheet (and defined therein as the “MIP”), which management incentive plan shall be consistent in all respects with the Restructuring Term Sheet, and the Restructuring Support Agreement.

80.    “MIP New Common Stock” means any New Common Stock issued pursuant to the Management Incentive Plan.

81.    “New Agent” means the administrative agent and collateral agent under the New Credit Agreement.

82.    “New Board” means the board of directors of Reorganized PREIT, which shall contain seven members consisting of (i) the chief executive officer of Reorganized PREIT and (ii) six individuals selected by the Requisite Consenting Lenders, on arrangements to be agreed to by, and in the sole discretion of, the Requisite Consenting Lenders. The identities of directors on the New Board as of the Effective Date shall be set forth in the Plan Supplement, to the extent known at the time of filing of the Plan Supplement.

83.    “New Common Stock” means the common equity interests of Reorganized PREIT.

84.    “New Credit Agreement” means the definitive credit agreement governing the Revolving Exit Facility and the TL Exit Facility, which credit agreement shall be on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders.

85.    “New Debt Documents” means collectively, the New Credit Agreement and all other agreements, documents, and instruments to be delivered or entered into in connection therewith, including any guaranty agreements, pledge and collateral agreements, intercreditor agreements and other security documents, in each case, on terms and conditions acceptable to the Debtors, and the Requisite Consenting Lenders.

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86.    “New Governance Documents” means the formation documents and governance documents for each of the Reorganized Debtors, including, without limitation, any charters, bylaws, operating agreements, stockholder agreements or other organizational documents, which documents shall be determined by Requisite Consenting Lenders in consultation with the Debtors and otherwise consistent with the Restructuring Support Agreement.

87.    “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

88.    “Other Secured Claim” means any Claim (a) secured by a lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, (b) Allowed as such under this Plan (subject to the Confirmation Order becoming a Final Order), and (c) that is not a Prepetition First Lien Claim or Prepetition Second Lien Claim.

89.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

90.    “Petition Date” means the first date on which any of the Debtors commence a Chapter 11 Case.

91.    “Plan” means this Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (either in its present form or as it may be amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Restructuring Support Agreement or the terms hereof, as the case may be) and the Plan Supplement, which is incorporated herein by reference, including all appendices, exhibits and schedules hereto and thereto.

92.    “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Holders of Allowed Interests or other eligible Entities in accordance with the Plan, including for the avoidance of doubt with respect to the Equity Distribution.

93.    “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Restructuring Support Agreement, the Bankruptcy Code and Bankruptcy Rules), in form and substance satisfactory to the Requisite Consenting Lenders, to be Filed with the Bankruptcy Court on or before seven (7) days prior to the deadline to object to Confirmation, and any additional documents Filed as amendments to the Plan Supplement, including the following, as applicable: (a) certain of the New Governance Documents; (b) the New Credit Agreement; (c) to the extent known, the identities of the members of the New Board; (d) the Rejected Executory Contracts and Unexpired Leases Schedule (if any); (e) the Schedule of Proposed Cure Amounts, if any; (f) the Restructuring Transactions Memorandum; and (g) the Schedule of Retained Causes of Action. To the extent any document to be set forth in the Plan Supplement is an exhibit to the Disclosure Statement, the Plan Supplement may cross-refer to such exhibit. The documents constituting the Plan Supplement shall be consistent with the terms of the Restructuring Support Agreement and the Restructuring Term Sheet, including any consent rights

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contained therein, as applicable. The Debtors, with the consent of the Requisite Consenting Lenders, shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement in accordance with this Plan and the Restructuring Support Agreement on or before the Effective Date. The Plan Supplement shall be deemed incorporated into and part of the Plan as if set forth herein in full; provided that in the event of a conflict between the Plan and the Plan Supplement, the Plan Supplement shall control in accordance with Article I.G.

94.    “PREIT” means Pennsylvania Real Estate Investment Trust.

95.    “PREIT Associates” means PREIT Associates, L.P.

96.    “PREIT Rubin” means PREIT-Rubin, Inc.

97.    “Prepetition Credit Agreements” means the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement.

98.    “Prepetition First Lien Agent” means the administrative agent and collateral agent under the Prepetition First Lien Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition First Lien Credit Agreement.

99.    “Prepetition First Lien Claims” means any Claim against any Debtor derived from, based upon, or arising under the Prepetition First Lien Credit Agreement.

100.    “Prepetition First Lien Credit Agreement” means that certain Amended and Restated First Lien Credit Agreement, by and among PREIT, as parent and as a borrower, PREIT Associates, and PREIT Rubin, each as borrowers, the guarantors thereunder, the lenders from time to time party thereto, and the administrative agent thereunder, dated as of December 10, 2020, as amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms prior to the Petition Date.

101.    “Prepetition First Lien Loan” has the meaning assigned to such term in the Restructuring Support Agreement.

102.    “Prepetition First Lien Roll Option” has the meaning assigned to such term in Article III.B.4 of the Plan.

103.    “Prepetition Second Lien Agent” means the administrative agent and collateral agent under the Prepetition Second Lien Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition Second Lien Credit Agreement.

104.    “Prepetition Second Lien Claims” means any Claim against any Debtor derived from, based upon, or arising under the Prepetition Second Lien Credit Agreement and any fees, costs, and expenses that are reimbursable by any Debtor pursuant to the Prepetition Second Lien Credit Agreement.

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105.    “Prepetition Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, by and among PREIT, as parent and as a borrower, PREIT Associates, and PREIT Rubin, each as borrowers, the guarantors thereunder, the lenders from time to time party thereto, and the administrative agent thereunder, dated as of December 10, 2020, as amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

106.    “Prepetition Second Lien Loan” has the meaning assigned to such term in the Restructuring Support Agreement.

107.    “Prepetition Secured Parties” means, collectively, (a) each Holder of a Prepetition First Lien Claim; and (b) each Holder of a Prepetition Second Lien Claim.

108.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

109.    “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or as of the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

110.    “Professional Escrow Account” means an account established and funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

111.    “Professional Fee Amount” means the aggregate amount of Professional Fee Claims that the Professionals estimate they have incurred in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of the Plan.

112.    “Professional Fee Claim” means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

113.    “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

114.    “Property-Level Debt Guaranty” means any repayment, performance, indemnity, bad-boy, or nonrecourse carveout guaranty as issued or provided in connection with Secured Property-Level Debt.

115.    “Property-Level Debt Guaranty Claim” means any Claim against a Debtor arising from or based upon a prepetition guaranty by any Debtor of Secured Property-Level Debt.

116.    “Pro Rata” means (a) the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class; (b) in the case of a DIP Claim, the proportion that an Allowed DIP Claim bears to the

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aggregate amount of all Allowed DIP Claims; (c) with respect to Prepetition First Lien Claims subject to the Prepetition First Lien Roll Option, the proportion that an Allowed Prepetition First Lien Claim participating in the Prepetition First Lien Roll Option bears to the aggregate amount of all Allowed Prepetition First Lien Claims that participate in the Prepetition First Lien Roll Option; (d) with respect to Prepetition First Lien Claims not subject to the Prepetition First Lien Roll Option, the proportion that an Allowed Prepetition First Lien Claim not participating in the Prepetition First Lien Roll Option bears to the aggregate amount of all Allowed Prepetition First Lien Claims that do not participate in the Prepetition First Lien Roll Option; and (e) with respect to the Equity Distribution, Existing Common Equity Interests and Existing PREIT Associates LP Interests will be treated as if they are in the same Class.

117.    “Put Option Securities” shall mean New Common Stock issued on account of the Exit Facility Backstop Commitment Premium.

118.    “Quarterly Fees” has the meaning assigned to such term in Article II.E.

119.    “Reinstate,” “Reinstated,” or “Reinstatement” means (a) the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof as contemplated under section 1124 of the Bankruptcy Code.

120.    “Rejected Executory Contracts and Unexpired Leases Schedule” means, to the extent applicable, a schedule (including any amendments, supplements, or modifications thereto) of Executory Contracts and Unexpired Leases (if any) to be rejected by the Debtors pursuant to the Plan, which schedule (if any) shall be included in the Plan Supplement.

121.    “Related Fund” has the meaning assigned to such term in the definition of “Ad Hoc Group of Lenders.”

122.    “Related Parties” means, with respect to an Entity, collectively, (a) such Entity’s current and former Affiliates (whether by operation of law or otherwise) and (b) such Entity’s and such Entity’s current and former Affiliates’ directors, managers, officers, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), investment committee members, special or other committee members, affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future associated entities, managed or advised entities, managed accounts or funds or investment vehicles, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including any disbursing agent), advisory board members, financial advisors, actuaries, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, independent contractors, representatives, advisors, direct and indirect parent entities, “controlling persons” (within the meaning of federal securities laws), each solely in their

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capacities as such, (including any other attorneys or professionals retained by any current or former director, trustee or manager in his or her capacity as director, trustee or manager of an Entity), and the respective heirs, administrators, executors, estates, servants and nominees of the foregoing.

123.    “Released Parties” means collectively and each of, and in each case in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; and (j) each Related Party of each Entity in clause (a) through this clause (k); provided, however, that, notwithstanding the foregoing, any Holder of a Claim or Interest that is not a Releasing Party shall not be a “Released Party.”

124.    “Releasing Parties” means collectively and each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; (j) all Holders of Claims or Interests unless, as applicable, they (i) submit a ballot by the voting deadline that does not vote to accept the Plan, (ii) submit a ballot by the voting deadline that accepts the Plan but opts out of the Third-Party Release, or (iii) timely File on the docket of the Chapter 11 Cases an objection to the Third-Party Release; and (k) each Related Party of each Entity in clause (a) through this clause (j), solely to the extent the pertinent Entity can bind any such Related Party to the terms of this Plan under applicable law; provided that, for the avoidance of doubt, each Holder of Claims or Interests that is party to or has otherwise signed the Restructuring Support Agreement shall not opt out of or File an objection to the Third-Party Release.

125.    “Reorganized Debtors” means the Debtors, or any successor(s) thereto, by merger, consolidation, acquisition of assets, or otherwise, as reorganized under the Plan.

126.    “Reorganized PREIT” means PREIT, or any successor(s) thereto, by merger, consolidation, acquisition of assets, or otherwise, as reorganized under the Plan.

127.    “Requisite Consenting First Lien Lenders” means, as of the relevant date, Holders of Prepetition First Lien Claims that collectively hold at least 50.1% of the Prepetition First Lien Claims held by all Holders of Prepetition First Lien Claims that are parties to the Restructuring Support Agreement.

128.    “Requisite Consenting Lenders” means, as of the relevant date, the Requisite Consenting First Lien Lenders and the Requisite Consenting Second Lien Lenders.

129.    “Requisite Consenting Second Lien Lenders” means, as of the relevant date, consenting Holders of Prepetition Second Lien Claims that collectively hold at least 50.1% of the Prepetition Second Lien Claims held by all Holders of Prepetition Second Lien Claims that are parties to the Restructuring Support Agreement.

130.    “Restructuring Expenses” means all reasonable and documented fees, costs and out-of-pocket expenses of the Ad Hoc Group Advisors, in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Restructuring Support Agreement, this Plan and/or any of the other Definitive

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Documents, and/or the transactions contemplated hereby or thereby, and/or any amendments, waivers, consents, supplements or other modifications to any of the foregoing and, to the extent applicable, consistent with any engagement letters or fee reimbursement letters entered into between the applicable Debtors, on the one hand, and each Ad Hoc Group Advisor, on the other hand.

131.    “Restructuring Support Agreement” means that certain Restructuring Support Agreement, entered into and dated as of December 7, 2023, by and among the Debtors and the Consenting Lenders, including all exhibits, schedules, and other attachments thereto, including the Restructuring Term Sheet, each as may be further amended, modified, or supplemented from time to time, solely in accordance with the terms of the Restructuring Support Agreement, which is attached as Exhibit B to the Disclosure Statement.

132.    “Restructuring Support Agreement Effective Date” has the meaning assigned to the term “Agreement Effective Date” in the Restructuring Support Agreement.

133.    “Restructuring Term Sheet” means that certain restructuring term sheet attached to the Restructuring Support Agreement as Exhibit B thereto, as such restructuring term sheet may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Restructuring Support Agreement.

134.    “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the consummation of the transactions provided for under or contemplated by the Restructuring Support Agreement; (b) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and the Restructuring Support Agreement and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement; and (d) all other actions that the Debtors (with the consent of the Requisite Consenting Lenders) or the Reorganized Debtors (at the direction of the New Board), as applicable, determine are necessary or appropriate.

135.    “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by this Plan, which may be included in the Plan Supplement.

136.    “Revolving Exit Facility” means a senior secured first lien revolving loan credit facility on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders, which shall be backstopped by the Exit Facility Backstop Parties, in accordance with the terms and conditions of the Exit Facility Backstop Agreement.

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137.    “Revolving Exit Facility Upfront Payment” means a payment in an amount equal to 0.50% of the aggregate principal amount of the commitments in respect of the Revolving Exit Facility, to be paid to the Exit Facility Backstop Parties and allocated as set forth in the Exit Facility Backstop Agreement, which Revolving Exit Facility Upfront Payment shall be fully earned, due and payable on the Effective Date.

138.    “Schedule of Proposed Cure Amounts” means a schedule (including any amendments, supplements, or modifications thereto), if any, filed at least twenty-one (21) days before the Confirmation Hearing and in form and substance satisfactory to the Requisite Consenting Lenders, of the Debtors’ proposed Cure amounts (if any) with respect to any of the Executory Contracts and Unexpired Leases, to be assumed by the Debtors pursuant to the Plan, under which Executory Contracts and Unexpired Leases a monetary default exists as of the Petition Date.

139.    “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action, in form and substance satisfactory to the Requisite Consenting Lenders, of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time, and filed with the Bankruptcy Court as part of the Plan Supplement.

140.    “Section 510(b) Claims” means any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code.

141.    “Secured Claim” means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

142.    “Secured Property-Level Debt” means, to the extent applicable, certain project-level secured indebtedness of the Debtors or their subsidiaries as memorialized in applicable loan agreements, guaranties, mortgages, deeds of trust, assignments of rents, liens or other security and related documents (including any amendments, restatements, supplements or modification of any of the foregoing) related to or executed in connection with such secured property-level debt, as may be amended, restated, supplemented or otherwise modified from time to time.

143.    “Secured Property-Level Debt Documents” means relevant loan agreements, guaranties, mortgages, deeds of trust, assignments of rents, liens or other security and related documents (including any amendments, restatements, supplements or modification of any of the foregoing) related to or executed in connection with applicable Secured Property-Level Debt.

144.    “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

145.    “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

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146.    “Solicitation Agent” means Kroll Restructuring Administration LLC, the notice, claims, and solicitation agent proposed to be retained by the Debtors in the Chapter 11 Cases.

147.    “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan, including the Disclosure Statement and related ballots.

148.    “Third-Party Release” means the releases set forth in Article VIII.D of the Plan.

149.    “TL Exit Facility” means a first lien term loan credit facility on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Restructuring Term Sheet and the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders, which shall be backstopped by the Exit Facility Backstop Parties (the “TL Exit Facility Backstop”).

150.    “TL Exit Facility Backstop” has the meaning assigned to such term in the definition of TL Exit Facility.

151.    “TL Exit Facility Funding Premium” has the meaning assigned to such term in Article IV.F.

152.    “TL Exit Facility Loans” means the loans under the TL Exit Facility.

153.    “Total Effective Date Available Liquidity” means, with respect to the Reorganized Debtors, the unrestricted balance sheet cash of Reorganized PREIT (together with its consolidated subsidiaries) as of the Effective Date, after taking into account (x) any Cash distributions and other Cash payments to be made under the Plan on or about the Effective Date (including any fees payable pursuant to the New Debt Documents, and the funding of the Professional Escrow Account), and (y) any amounts that may come due after the Effective Date on account of Allowed Professional Fee Claims or other Cash distributions and other Cash payments to be made under the Plan, net of the aggregate amount funded into the Professional Escrow Account pursuant to Article II.C of the Plan.

154.    “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check within 180 calendar days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution within 180 calendar days of receipt; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution.

155.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

156.    “Unimpaired” means, with respect to a Claim or Interest, or a Class of Claims or Interests, a Claim or Interest or a Class of Claims or Interests that is not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

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157.    “Unsecured Claim” means any Claim that is not a Secured Claim.

158.    “U.S. Trustee” means the United States Trustee for the District of Delaware.

B.	Rules of Interpretation

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (2) shall affect any party’s consent rights as provided for in the Restructuring Support Agreement; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

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C.	Computation of Time

Unless otherwise specifically stated in the Plan, Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall, instead, occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Plan, Plan Supplement, or the Disclosure Statement on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

H.	Consultation, Information, Notice, and Consent Rights

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement (including the exhibits thereto) with respect to the form and substance of this Plan, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein.

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Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Restructuring Support Agreement shall not impair such rights and obligations.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims

Except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtor on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim (a) an amount of Cash equal to the amount of such Allowed Administrative Claim, (b) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, or (c) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders, in each case, in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, on the date of such allowance or as soon as reasonably practicable thereafter, but in any event no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (1) the principal amount outstanding under the DIP Facility on such date, (2) all interest accrued and unpaid thereon to the date of payment, and (3) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Facility Documents and the DIP Orders.

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Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Holder shall receive TL Exit Facility Loans on a Pro Rata basis and in an amount equal to 101% of such Holder’s respective Allowed DIP Claims.

On the Effective Date, the DIP Facility and all DIP Facility Documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guaranties of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable, and the Debtors shall be permitted to file any applicable releases or terminations.

C.	Professional Fee Claims

1.    Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code.

2.    Professional Escrow Account

No later than the Effective Date, the Debtors shall establish and fund the Professional Escrow Account with Cash equal to the Professional Fee Amount. The Professional Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Escrow Account. When such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

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3.    Professional Fee Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.    Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business for the period after the Confirmation Date without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim will receive in full and final satisfaction of its Priority Tax Claim (a) an amount of Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or as soon as reasonably practicable thereafter, (b) other treatment consistent with the provisions of the Bankruptcy Code, or (c) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders; provided that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing such liabilities.

E.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, together with the statutory rate of interest set forth in 31 U.S.C. § 3717, to the extent applicable (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, to the extent any Chapter 11 Case remains open, the Reorganized Debtors shall be jointly and severally liable, if applicable, to pay any and all Quarterly Fees when due and payable. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court separate UST Form 11-PCR reports

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when they become due. Each and every one of the Debtors and Reorganized Debtors shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first. The U.S. Trustee shall not be required to file any Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan.

F.	Payment of Certain Fees and Expenses

The Debtors and Reorganized Debtors, as applicable, shall pay in Cash all reasonable and documented fees, costs, and expenses of the Ad Hoc Group Advisors, the DIP Agent and its counsel, the DIP Lenders’ advisors, and the Agents’ counsel, in each case, without application to or further approval of the Bankruptcy Court and in accordance with the terms and conditions of any applicable agreement with the Debtors, including the DIP Facility Documents, the Prepetition Credit Agreements, and the Restructuring Support Agreement, and, if any such fee or expense is unpaid as of the Effective Date, such fee or expense shall be paid on the Effective Date without application to or further approval of the Bankruptcy Court and without any reduction to the respective recoveries of the Holders of Allowed DIP Claims, Allowed First Lien Claims, or Allowed Second Lien Claims provided for under the Plan. Without duplication of the foregoing, on the Effective Date, the Debtors shall also pay in Cash the reasonable and documented accrued fees, expenses, and costs of the Prepetition First Lien Agent and the Prepetition Second Lien Agent, including the reasonable and documented accrued fees, expenses, and costs of its counsel, in each case, incurred through the Effective Date.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest fits within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest fits within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

This Plan constitutes a separate Plan proposed by each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors (except for Classes 8A, 8B and 8C, which shall only apply to PREIT or PREIT Associates, as applicable). All of the potential Classes for the Debtors are set forth herein. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

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Class	Claims and Interests	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2A	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2B	Property-Level Debt Guaranty Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition First Lien Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 4	Prepetition Second Lien Claims	Impaired	Entitled to Vote

Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)

Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)

Class 8A	Existing Preferred Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8B	Existing Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8C	Existing PREIT Associates LP Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests

Subject to Article III.C. to the extent applicable, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable, with the consent of the Requisite Consenting Lenders. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on or about the Effective Date (or, if payment is not then due, in accordance with such Claim’s or Interest’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter.

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1.	Class 1 – Other Priority Claims

(a)	Classification: Class 1 consists of all Other Priority Claims.

(b)

Treatment: Each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, (i) an amount of Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, (ii) other treatment consistent with the provisions of the Bankruptcy Code, or (iii) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class 2A – Other Secured Claims

(a)	Classification: Class 2A consists of all Other Secured Claims.

(b)

Treatment: Each Holder of an Allowed Other Secured Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Other Secured Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 2A is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class 2B – Property-Level Debt Guaranty Claims

(a)	Classification: Class 2B consists of all Property-Level Debt Guaranty Claims.

(b)

Treatment: Each Holder of an Allowed Property-Level Debt Guaranty Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Property-Level Debt Guaranty Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 2B is Unimpaired under the Plan. Holders of Allowed Property-Level Debt Guaranty Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

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4.	Class 3 – Prepetition First Lien Claims

(a)	Classification: Class 3 consists of all Prepetition First Lien Claims.

(b)

Allowed Amount: As of the Effective Date, the Prepetition First Lien Claims shall be Allowed, and deemed to be Allowed Claims, in the amount of $420,145,439.04 of principal plus accrued and unpaid interest at the applicable default rate, make-wholes, premiums and other amounts due, and all accrued and unpaid fees, costs, expenses, and non-contingent indemnities payable under the Prepetition First Lien Credit Agreement through the Effective Date.

(c)	Treatment: Each Holder of an Allowed Prepetition First Lien Claim shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition First Lien Claim:

(i)

If such Holder either (a) does not also hold Prepetition Second Lien Loans or (b) also holds Prepetition Second Lien Loans and does not elect to participate as an Exit Facility Backstop Party, at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims.

(ii)

If such Holder also holds Prepetition Second Lien Loans and elects to participate as an Exit Facility Backstop Party, (a) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims up to the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans and (b) at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans (a Holder’s exercise of its right to receive TL Exit Facility Loans under clauses (i) or (ii), the “Prepetition First Lien Roll Option”).

(d)	Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed First Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

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5.	Class 4 – Prepetition Second Lien Claims

(a)	Classification: Class 4 consists of all Prepetition Second Lien Claims.

(b)

Allowed Amount: As of the Effective Date, the Prepetition Second Lien Claims shall be Allowed, and deemed to be Allowed Claims, in the amount of $726,984,654.80 of principal plus accrued and unpaid interest at the applicable default rate, make-wholes, premiums and other amounts due, and all accrued and unpaid fees, costs, expenses, and non-contingent indemnities payable under the Second Lien Credit Agreement through the Effective Date.

(c)

Treatment: Each Holder of an Allowed Prepetition Second Lien Claim (or one or more of its designees) shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition Second Lien Claim (a) its Pro Rata share of 65% of the New Common Stock, calculated on a fully diluted basis on the Effective Date but subject to dilution on account of the MIP New Common Stock and (b) the option to participate as an Exit Facility Backstop Party on the terms and subject to the conditions set forth in the Exit Facility Backstop Agreement.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Prepetition Second Lien Claims are entitled to vote to accept or reject the Plan.

6.	Class 5 – General Unsecured Claims

(a)	Classification: Class 5 consists of all General Unsecured Claims.

(b)

Treatment: Each Holder of an Allowed General Unsecured Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) an amount of Cash equal to the amount of such Allowed General Unsecured Claim as of the Petition Date on the later of (x) Effective Date (or as soon as reasonably practicable thereafter) and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim, (ii) other treatment (including Reinstatement) consistent with the provisions of the Bankruptcy Code or (iii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed General Unsecured Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 5 is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

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7.	Class 6 – Intercompany Claims

(a)	Classification: Class 6 consists of all Intercompany Claims.

(b)

Treatment: Each Allowed Intercompany Claim shall be, either: (i) Reinstated; or (ii) cancelled, released, and extinguished without any distribution on account of such Intercompany Claims in a tax-efficient manner (to the extent reasonably practicable), as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 6 is Unimpaired if the Intercompany Claims are Reinstated or Impaired if the Intercompany Claims are cancelled under the Plan. Holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

8.	Class 7 – Intercompany Interests

(a)	Classification: Class 7 consists of all Intercompany Interests.

(b)

Treatment: Each Allowed Intercompany Interest shall be, either: (i) Reinstated; or (ii) cancelled, released, and extinguished without any distribution on account of such Intercompany Interests, or receive such other tax-efficient treatment (to the extent reasonably practicable) as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 6 is Unimpaired if the Intercompany Interests are Reinstated or Impaired if the Intercompany Interests are cancelled under the Plan. Holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

9.	Class 8A – Existing Preferred Equity Interests

(a)	Classification: Class 8A consists of all Existing Preferred Equity Interests.

(b)

Treatment: Each Allowed Existing Preferred Equity Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Preferred Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Preferred Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in

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their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Preferred Equity Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8A is Impaired under the Plan. Holders of Existing Preferred Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Preferred Equity Interests are not entitled to vote to accept or reject the Plan.

10.	Class 8B – Existing Common Equity Interests

(a)	Classification: Class 8B consists of all Existing Common Equity Interests.

(b)

Treatment: Each Allowed Existing Common Equity Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Common Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Common Equity Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8B is Impaired under the Plan. Holders of Existing Common Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Common Equity Interests are not entitled to vote to accept or reject the Plan.

11.	Class 8C – Existing PREIT Associates LP Interests

(a)	Classification: Class 8C consists of all Existing PREIT Associates LP Interests.

(b)

Treatment: Each Allowed Existing PREIT Associates LP Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing PREIT Associates LP Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions

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are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing PREIT Associates LP Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8C is Impaired under the Plan. Holders of Existing PREIT Associates LP Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing PREIT Associates LP Interests are not entitled to vote to accept or reject the Plan.

12.	Class 9 – Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)

Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. The Debtors are not aware of any valid Section 510(b) Claim and believe that no such Section 510(b) Claim exists.

(c)

Treatment: On the Effective Date, all Allowed Section 510(b) Claims, if any, shall be canceled, released, and extinguished, and will be of no further force or effect, without any distribution to Holders of Section 510(b) Claims. For the avoidance of doubt, to the extent that a Holder of a Section 510(b) Claim receives a recovery under the Plan on account of the Security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such Security.

(d)

Voting: Class 9 is Impaired under the Plan. Holders (if any) of Allowed Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders (if any) are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or Reorganized Debtors’ rights in respect of any Claims that are Unimpaired, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims that are Unimpaired. Holders of Unimpaired Claims shall not be required to File a Proof of Claim with the Bankruptcy Court and shall retain all their rights under applicable non-bankruptcy law to pursue their Unimpaired Claims.

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D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Intercompany Interests

To the extent Reinstated under the Plan, distributions (if any) on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims and Allowed Interests. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date.

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

G.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto with the consent of the Requisite Consenting Lenders.

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ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	No Substantive Consolidation

This Plan is being proposed as a joint chapter 11 plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. This Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in this Plan.

B.	General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as provided in this Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

C.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effectuate the Plan, which may include: (1) the execution, delivery, filing, registration or recordation of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the Restructuring Support Agreement, and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents constituting the Plan Supplement; (2) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement, and having other terms for which the

34

applicable Entities may agree; (3) the execution, delivery, filing, registration or recordation of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable law; (4) the execution, delivery, filing, registration or recordation of the New Governance Documents; (5) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (6) the execution, delivery, filing, registration or recordation of the New Debt Documents; and (7) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors and the Consenting Lenders, as agreed to by the Debtors and the Required Consenting Lenders and in accordance with the Plan and the Plan Supplement.

D.	Sources of Consideration for Plan Distributions

The Debtors and Reorganized Debtors, as applicable, shall fund Plan Distributions and satisfy applicable Allowed Claims and Allowed Interests in accordance with the terms of this Plan with Cash on hand, New Common Stock, proceeds from the TL Exit Facility and proceeds from the Revolving Exit Facility.

E.	Deregistration of Existing Common Equity Interests and Issuance of New Common Stock

Prior to or as soon as reasonably practicable following the Effective Date, in accordance with all applicable federal and state rules and regulations, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PREIT or Reorganized PREIT, as applicable, shall take steps to de-register its Existing Common Equity Interests and Existing Preferred Equity Interests and to terminate and/or suspend its reporting obligations under the Exchange Act, including filing a Form 15 with the U.S. Securities and Exchange Commission to deregister its Existing Common Equity Interest and Existing Preferred Equity Interests.

On the Effective Date, Reorganized PREIT shall issue the New Common Stock pursuant to the Plan. The issuance of the New Common Stock, including equity awards reserved for the Management Incentive Plan, by the Reorganized Debtors shall be authorized without the need for any further corporate, limited liability company, or limited partnership action or without any further action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests, as applicable.

All of the shares (or comparable units) of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Common Stock shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto

35

other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. The New Common Stock will not be registered under the Securities Act or listed on any exchange as of the Effective Date and will not meet the eligibility requirements of DTC.

F.	TL Exit Facility and Revolving Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Debt Documents, providing for the TL Exit Facility and to the extent the Total Effective Date Available Liquidity is expected to be less than $75,000,000, the Revolving Exit Facility. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the TL Exit Facility, the Revolving Exit Facility and the New Debt Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the TL Exit Facility and the Revolving Exit Facility, including executing and delivering the New Debt Documents, in each case, without any further notice to or order of the Bankruptcy Court.

The proceeds from the TL Exit Facility and Revolving Exit Facility will be used (i) to refinance the DIP Loans and Prepetition First Lien Claims as set forth herein, (ii) to pay transaction fees and expenses and other amounts acceptable to the Requisite Exit Facility Backstop Parties (as defined in the Restructuring Support Agreement) on or about the Effective Date, (iii) for remargin payments approved by the requisite Exit Facility Lenders, (iv) to make Cash distributions under the Plan (including the Equity Distribution) and (v) for general corporate purposes of the Loan Parties, including for permitted acquisitions or investment in both facility and non-facility properties.

As of the Effective Date, all of the Liens and security interests to be granted by the Debtors in accordance with the New Debt Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the applicable collateral specified in the New Debt Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the New Debt Documents, the New Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests (it being understood that none of the foregoing shall be necessary to give such effect given the preceding sentence and the automatic perfection provided thereunder). The priorities of such Liens and security interests shall be as set forth in the New Debt Documents. The New Agent shall be authorized to make all filings and recordings that the New Agent deems appropriate to give notice of the establishment and perfection of such Liens and security interests under the provisions of the applicable state, federal, or other law, in each case, that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that the grant, validity, binding nature and perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required and the filing of any such filings, recording approvals, and consents, even if defective, shall not undermine or invalidate the first sentence of this paragraph and the automatic perfection thereunder), and will thereafter cooperate to make all other filings and recordings that otherwise

36

would be necessary under applicable law in the absence of the Plan and the Confirmation Order to give notice of such Liens and security interests to third parties. The guaranties granted under the New Debt Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

The TL Exit Facility and Revolving Exit Facility will be backstopped by the Exit Facility Backstop Parties. The commitment of each Exit Facility Backstop Party shall be subject in all respects to the terms and conditions of the Exit Facility Backstop Agreement.

In consideration for the commitments of the Exit Facility Backstop Parties, the Exit Facility Backstop Parties shall receive the Exit Facility Backstop Commitment Premium, the Revolving Exit Facility Upfront Payment and, if and to the extent that any new money is funded by an Exit Facility Backstop Party on account of the TL Exit Facility Backstop on the Effective Date, the Debtors shall pay to each such Exit Facility Backstop Party its respective Pro Rata share of a funding premium in an aggregate amount equal to 1.0% of the aggregate principal amount of the new-money portion of the TL Exit Facility (without giving effect to any increases thereof on account of other premiums or discounts) (the “TL Exit Facility Funding Premium”), which shall be paid in kind in the form of additional TL Exit Facility Loans. The TL Exit Facility Funding Premium and the Revolving Exit Facility Upfront Payment will be fully earned, due and payable on the Effective Date.

G.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, in each case, consistent with the Restructuring Support Agreement and the consent rights therein (which are incorporated herein pursuant to Article I.H), and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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H.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor (including any Reorganized Debtor ultimately being wound down and liquidated in connection with the Restructuring Transactions) shall be treated as being liable on any Claim that is discharged pursuant to the Plan.

I.	Cancellation of Existing Securities and Agreements

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests shall be canceled, and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the Agents shall be released from all duties thereunder; provided, however, that notwithstanding any provision of the Plan to the contrary, including, without limitation, Article VIII of the Plan, Confirmation, or the occurrence of the Effective Date, any credit document or agreement, including, without limitation, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing Holders of Allowed Claims to receive distributions under the Plan; (b) allowing and preserving the rights of the Agents to make distributions pursuant to the Plan; (c) permitting the Agents to enforce any obligation (if any) owed to such Agents under the Plan; (d) preserving the Agents’ respective rights to compensation, participations and indemnification as against any money or property distributable to the Holders of Claims or Interests (as applicable), including permitting an Agents’ right to maintain, enforce, and exercise their charging liens, if any, against such distribution; (e) preserving all rights, including rights of enforcement, of the Agents against any person other than the Debtors and their Affiliates, including with respect to indemnification, participations or contribution from the Holders of Prepetition First Lien Claims and Prepetition Second Lien Claims, pursuant and subject to the terms of the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as in effect on the Effective Date, (f) permitting the Agents to enforce any obligation (if any) owed to the Agents under the Plan; (g) permitting the Agents to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (h) permitting the Agents to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (1) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan; and (2) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The Agents shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the

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performance by the Agents and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the Agents shall be relieved of and released from any obligations and duties arising thereunder.

J.	Self-Effectuated Reinstatement of Property-Level Debt Guaranties

On the Effective Date, the Property-Level Debt Guaranties, previously issued by any of the Debtors in connection with the Secured Property-Level Debt, that are being Reinstated under the Plan shall be so Reinstated without the need for reissuance or re-execution of such Property-Level Debt Guaranties. For the avoidance of doubt, unless otherwise agreed between the Debtors (with the consent of the Requisite Consenting Lenders) and the Holders of such Allowed Property-Level Debt Guaranty Claim, any non-recourse, indemnity, bad-boy, or non-recourse carveout guaranty, or any other guaranty of similar import, shall be Reinstated as such non-recourse guaranty on the terms that existed prior to the Petition Date.

K.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan (including under the documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption or assumption, as applicable, of the Compensation and Benefits Programs subject to and in accordance with Article V.G hereof; (2) the selection of the directors, trustees and officers for the Reorganized Debtors, including the appointment of the New Board; (3) the authorization, issuance and distribution of the TL Exit Facility, the Revolving Exit Facility and the New Common Stock and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (4) the implementation of the Restructuring Transactions; (5) the entry into the New Debt Documents; (6) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (7) the adoption of the New Governance Documents; (8) the assumption, assumption and assignment, or rejection (to the extent applicable), as applicable, of Executory Contracts and Unexpired Leases; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, trustees or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Governance Documents, the New Debt Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.K shall be effective notwithstanding any requirements under non-bankruptcy law.

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L.	Non-Dissolution of Certain Companies

Notwithstanding any applicable state law or anything in the applicable limited liability company agreement, operating agreement or partnership agreement to the contrary: (a) (i) the bankruptcy, change of control, or deemed transfer of any Debtor that is a member of a limited liability company or is a limited or general partner of a limited or general partnership shall not cause any such Debtor to cease to be a member or partner, as applicable, of any such limited liability company or limited or general partnership, (ii) upon the bankruptcy, change of control, or deemed transfer of any such Debtor, any such Debtor shall continue to be a member or partner, as applicable, of any such limited liability company or limited or general partnership as if the Chapter 11 Cases were never filed, (iii) except as expressly provided in section IV of this Plan, any such limited liability company or limited or general partnership, as applicable, and the terms governing the rights and interests of any such Debtor as a member or partner thereof, shall continue without dissolution following the bankruptcy, change of control, or deemed transfer of any such Debtor as if the Chapter 11 Cases were never filed; (b) to the extent required under applicable law to effect the foregoing clause (a), the limited liability company agreement, operating agreement or partnership agreement, as applicable, of any such limited liability company or limited or general partnership is amended to provide that the bankruptcy, change of control, or deemed transfer of any such Debtor shall not cause any such Debtor to cease to be a member or partner, as applicable, of any such limited liability company or limited or general partnership and, in any such event, any such limited liability company or limited or general partnership, as applicable, shall continue without dissolution upon the occurrence of any such bankruptcy, change of control, or deemed transfer; and (c) except as expressly provided in section IV of this Plan, the bankruptcy, change of control, or deemed transfer of any Debtor that is a limited liability company or limited or general partnership shall not cause any such Debtor to be dissolved upon the occurrence of such bankruptcy, change of control, or deemed transfer, and any such Debtor shall continue without dissolution.

M.	New Governance Documents

On or immediately prior to the Effective Date, the New Governance Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Governance Documents with the applicable authorities in its respective jurisdiction of organization if and to the extent required in accordance with the applicable laws of such jurisdiction. The New Governance Documents will, among other things, (a) authorize the issuance of the New Common Stock, (b) prohibit the issuance of non-voting equity securities, solely to the extent required under section 1123(a)(6) of the Bankruptcy Code, and (c) provide for the removal, appointment, and replacement of members of the New Board. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation, operating agreement and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Governance Documents.

N.	Indemnification Obligations

On the Effective Date, all indemnification provisions currently in place consistent with applicable law as well as any limitation of trustees’ and officers’ liability as of the Effective Date

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under the Debtors’ organizational documents (including in the by-laws, certificates of incorporation or formation, limited liability company agreements, and other organizational or formation documents) for the current and former directors, officers, managers, trustees and employees of the Debtors, as applicable, shall be assumed and remain in full force and effect after the Effective Date, and shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive unimpaired and unaffected, irrespective of when such obligation arose.

O.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the Existing Board shall expire, such current trustees shall be deemed to have resigned, and, all of the directors for the initial term of the New Board shall be appointed. The New Board will initially consist of the directors to be identified in the Plan Supplement or otherwise disclosed prior to the Effective Date. To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. In subsequent terms, the directors shall be selected in accordance with the New Governance Documents. Provisions regarding the removal, appointment and replacement of members of the New Board will be set forth in the New Governance Documents. Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Governance Documents and other constituent documents.

As of the Effective Date, the officers of PREIT prior to the Effective Date shall become officers of the Reorganized Debtors as described in the Plan Supplement.

P.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, trustees, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Supplement, the Revolving Exit Facility and the TL Exit Facility entered into, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

Q.	Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Revolving Exit Facility and the TL Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under,

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in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

R.	Director and Officer Liability Insurance

The Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption or assumption and assignment of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed or assumed and assigned by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise adversely affect the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, with respect to conduct occurring prior thereto, and all members, managers, trustees, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date and all other individuals covered by such D&O Liability Insurance Policies shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, managers, trustees, directors or officers remain in such positions after the Effective Date. The Requisite Consenting Lenders approve of the payment of the tail coverage premium and agree to fully support and defend such payment from any challenge, litigation or similar proceeding. Any amounts owed in connection with the matters discussed in this section during the Chapter 11 Cases shall be included as an approved item in any DIP Facility budget or cash collateral order.

S.	Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors shall adopt and implement the Management Incentive Plan, which shall be designed, implemented, and determined by the New Board, in accordance with the terms of the Restructuring Term Sheet and the Restructuring Support

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Agreement. The Management Incentive Plan shall provide for the issuance of options and/or other equity-based compensation to the management and directors of Reorganized PREIT. A portion of the New Equity Interests, on a fully diluted basis, shall be reserved for issuances from time to time in connection with the Management Incentive Plan, with the actual amount to be reserved as determined by the New Board. The participants in the MIP, the allocations and form of the options and other equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board.

Any MIP New Common Stock issued pursuant to the Management Incentive Plan following the Effective Date shall dilute equally the shares of New Common Stock distributed pursuant to this Plan (including, without limitation, shares of New Common Stock issued in connection with the payment of the Exit Facility Backstop Commitment Premium pursuant to the Exit Facility Backstop Agreement).

Notwithstanding the foregoing, (i) the New Board shall retain a compensation consultant acceptable to the Requisite Consenting Lenders to advise it regarding the development of the MIP and (ii) the MIP shall be adopted by the New Board within sixty (60) days after the Effective Date.

T.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, Causes of Action settled or resolved by the Debtors prior to the Effective Date with the consent of the Requisite Consenting Lenders or released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it, except as otherwise expressly provided in this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof. The Reorganized Debtors may settle any such Cause of Action without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the Cause of Action regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved for thirty days, such

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objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, transferred or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation (to the extent applicable) of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

U.	Avoidance Actions

The Reorganized Debtors shall retain all rights to commence and pursue any Avoidance Actions (other than against Released Parties), unless such Avoidance Actions are settled or resolved prior to the Effective Date with the consent of the Requisite Consenting Lenders.

V.	Dissolution of Certain Debtors

On the Effective Date, subject to the consent of the Requisite Consenting Lenders, certain of the Debtors may be dissolved without the need for any further approvals, authorizations, or consents (provided that, subject in all respects to the terms of the Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve such Debtors, and shall: (a) file a certificate of dissolution for such Debtors to effect such Debtors’ dissolution under the applicable laws of their states of formation; (b) to the extent necessary, complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates, as determined under applicable tax laws; and (c) represent the interests of the Debtors or their Estates before any taxing authority in all tax matters, including any action, proceeding or audit).

W.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

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X.	Restructuring Expenses

The outstanding Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of (x)(i) any engagement letters or fee reimbursement letters entered into (whether prior to, or after, the Petition Date) between the Debtors and the Ad Hoc Group Advisors, (ii) the Restructuring Support Agreement, (iii) the DIP Orders, or (iv) the Exit Facility Backstop Agreement, and/or (y) sections 503(b) and 1129(a)(4) of the Bankruptcy Code, and, in each case, and without the need to file any fee application or for any further notice or approval by the Bankruptcy Court or otherwise. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. As promptly as practicable following the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

Y.	Exit Facility Backstop Agreement

Each Exit Facility Backstop Party shall satisfy its respective Exit Facility Backstop Commitment on the Effective Date, pursuant to the mechanics set forth herein, in accordance with the terms and conditions of the Exit Facility Backstop Agreement. An Exit Facility Backstop Party’s funding obligations with respect to the TL Exit Facility Backstop shall be based on the following conditions:

1.

Any Exit Facility Backstop Party (in such capacity) that holds the same percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be required to roll their Prepetition First Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

2.

Any Exit Facility Backstop Party (in such capacity) that holds a greater percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims) shall be (i) required to roll the same percentage of their Prepetition First Lien Claims that is equal to their percentage of Prepetition Second Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment and (ii) may elect to either roll their remaining percentage of their Prepetition First Lien Claims into the TL Exit Facility or receive payment in full, in cash, for such remaining percentage on the terms set above.

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3.

Any Exit Facility Backstop Party (in such capacity) that holds a lesser percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be (i) required to roll the full amount of their Prepetition First Lien Claims into the TL Exit Facility on the terms provided above, and (ii) if necessary, required to fund new cash equal to a percentage of the TL Exit Facility equal to the difference between such holder’s percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ), which collectively shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

For the avoidance of doubt, holders of Prepetition Second Lien Claims shall have the right to designate its funding obligations to an affiliate or related fund pursuant to the terms of the Exit Facility Backstop Agreement.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided in this Plan, on and as of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable), without the need for any further notice to or action, separate order or approval of the Bankruptcy Court, pursuant to sections 365 and 1123 of the Bankruptcy Code unless such Executory Contract or Unexpired Lease (i) previously expired or terminated pursuant to its own terms, (ii) is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date. Notwithstanding anything to the contrary in this Plan, the Debtors and the Requisite Consenting Lenders will work together to determine whether to seek to reject any Executory Contract or Unexpired Lease.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Requisite Consenting Lenders) and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, and related Cure amounts with respect thereto of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Proposed Cure Amounts, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise

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specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amount in Cash on the later of (x) the Effective Date or as soon as reasonably practicable thereafter and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particulate Executory Contract or Unexpired Lease. To the extent any monetary default exists under a particular Executory Contract or Unexpired Lease, at least twenty-one (21) days before the Confirmation Hearing, the Debtors shall have served a notice on parties to Executory Contracts and Unexpired Leases to be assumed reflecting the Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with this Plan and setting forth the proposed Cure amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors intend to assume does not receive such a notice, the proposed cure amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0.00).

In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, the

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cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. The assumption and cure notices shall include procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases and any Cure amounts to be paid in connection therewith and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be filed, served and actually received by counsel to the Debtors no later than fourteen (14) days after the filing of the assumption and cure notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have consented to such assumption and Cure amount on the terms provided for in the notice and this Plan; provided, however, that nothing in such notice or herein shall prevent the Reorganized Debtors from paying any Cure costs despite the failure of the relevant counterparty to file such request for payment of such Cure costs. The Reorganized Debtors also may settle any Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

C.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

To the extent applicable, rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases (if any).

D.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

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E.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection (to the extent applicable), the Debtors or the Reorganized Debtors, as applicable, shall have forty-five days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

G.	Employee Compensation and Benefits

1.	Compensation and Benefits Programs

Except as set forth herein, and except as otherwise provided under the Restructuring Support Agreement (including with respect to those agreements set forth on Annex B to the Restructuring Term Sheet and as set forth in the final sentence of this paragraph), the Debtors or the Reorganized Debtors, as applicable, shall continue and assume, according to existing terms and practices, solely those Compensation and Benefits Programs that were disclosed to the Requisite Consenting Lenders as of the Restructuring Support Agreement Effective Date, including, for the avoidance of doubt, payment in full in cash of all Claims arising thereunder or related thereto as and when due, including executive compensation programs, and including payment in full in cash under the 2023 Annual Incentive Plan. Notwithstanding the foregoing, the Compensation and Benefits Programs contemplated under the agreements set forth on Annex B to the Restructuring Term Sheet may be continued solely under the terms and conditions set forth in the revised agreements entered into between the Debtors and the respective employee, as previously consented to by the Requisite Consenting Lenders, and without regard to historical terms and practices. The amounts which the Debtors shall pay under any bonus plans shall not exceed the amounts set forth on Annex C to the Restructuring Term Sheet.

Subject to the consent of the Required Consenting Lenders, the Debtors or the Reorganized Debtors, as applicable, may enter into new agreements with the officers and other employees on terms and conditions consistent with those set forth in the Plan Supplement, if any. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Subject to the provisions of the Plan, and except as otherwise provided in the Restructuring Support Agreement (including the Restructuring Term Sheet), all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

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(a)

all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Existing Equity Interests in any of the Debtors, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

(b)	any sale bonus agreements, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

(c)	Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court, including the Confirmation Order;

(d)	Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract; and

(e)

employment agreements, employment letters, indemnification agreements, severance plans and amendments, severance letters, retention plans and letters, and annual incentive plans, in each case that have not been disclosed to the Requisite Consenting Lenders on or before the Restructuring Support Agreement Effective Date.

A counterparty to a Compensation and Benefits Program assumed or assumed and assigned pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s), with the consent of the Requisite Consenting Lenders).

2.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy law.

H.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the

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applicable Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed on or after Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan, and (3) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

The Debtors and the Reorganized Debtors, as applicable, shall take all such reasonable actions as may be required to cause the distribution of the Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests, and holders of Existing PREIT Associates LP Interests in accordance with and as contemplated under the Plan. Notwithstanding anything in the Plan to the contrary, to the extent a holder of Existing Common Equity Interests and/or Existing Preferred Equity Interests holds such interests through DTC, such Equity Distribution attributable to such holders shall be effectuated through the facilities of DTC, to the extent practicable. The Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests and holders of Existing PREIT Associates LP shall be deemed issued on the Effective Date regardless of when the distribution actually occurs.

B.	Disbursing Agent

All Plan Distributions shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions shall be deemed completed by the Debtors when received by such Disbursing Agent. The Plan Distributions shall be made to any such Holders at the direction of the applicable Disbursing Agent.

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C.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors; provided, however, that any such fees and expenses that constitute Equity Costs shall reduce the Equity Distribution.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim is transferred twenty or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtors’ publicly traded securities, including the Existing Preferred Equity Interests and the Existing Common Equity Interests, the distributions to which shall be conducted in accordance with the DTC’s standard procedures and customary practices.

2.	Delivery of Distributions in General

Except as otherwise provided herein, distributions payable to Holders of Allowed Claims shall be made by the Disbursing Agent to such Holder at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

3.	Delivery of New Common Stock

On the Effective Date, Reorganized PREIT is authorized to issue or cause to be issued and shall issue the New Common Stock for distribution in accordance with the terms of the Plan without the need for any further board, shareholder or other corporate action. All of the New

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Common Stock issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. To the extent applicable, the New Governance Documents shall provide for sufficient authorized New Common Stock to effectuate the issuance of New Common Stock contemplated by and in connection with the Plan. Reorganized PREIT shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate all such issuances. Each holder of New Common Stock shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms. The New Governance Documents shall be binding on all Entities receiving New Common Shares (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to the New Governance Document. Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, may condition the distribution of any New Common Stock issued pursuant to the Plan upon the recipient thereof duly executing and delivering to the Debtors or the Reorganized Debtors, as applicable, counter-signatures to one or more New Governance Documents.

4.	Minimum Distributions

No fractional shares of New Common Stock (including Put Option Securities) shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or on account of the Exit Facility Backstop Commitment Premium would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the Company and the Requisite Consenting Lenders may determine to make adjustments as necessary so that the total amount of shares of New Common Stock is fixed, including by rounding the distribution of shares of New Common Stock as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor; provided that the total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. For purposes of determining whether a person would otherwise receive a fraction of a share of New Common Stock, all shares of New Common Stock to be issued to such person shall be aggregated.

5.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Allowed Claims is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary) and, to the extent such unclaimed distribution comprises New Common Stock, such New Common Stock shall be canceled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property

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laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the number of shares of New Common Stock outstanding as of the date of such cancelation to ensure that the distributions of New Common Stock contemplated under the Plan are given full force and effect.

6.	Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been canceled in accordance with Article IV.I hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights.

E.	Manner of Payment

1.      Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated by the Plan or the Plan Supplement, all distributions of the New Common Stock to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable.

2.      All distributions of Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor.

3.      At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Indefeasible Distributions

Any and all distributions made under the Plan shall be indefeasible and not subject to clawback or turnover provisions.

G.	Securities Law Matters

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock, but excluding the MIP New Common Stock and the Put Option Securities, in each case, after the Petition Date, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code or, only to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act. Pursuant to section 1145 of the Bankruptcy Code, such New Common Stock (other than the MIP New Common Stock and Put Option Securities) will be freely tradable in the United States without registration under the Securities Act by the

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recipients thereof, subject to the provisions of (1) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (2) any other applicable regulatory approvals, and (3) any restrictions in the New Governance Documents. The MIP New Common Stock and the Put Option Securities, in each case, will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act.

Any Securities distributed pursuant to section 4(a)(2) under the Securities Act will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act or applicable state securities laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and applicable state securities laws and subject to any restrictions in the New Governance Documents.

Notwithstanding anything to the contrary in the Plan, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and any MIP New Common Stock are exempt from the registration requirements of section 5 of the Securities Act.

Recipients of the New Common Stock, including any MIP New Common Stock and Put Option Securities, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

H.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate (subject to reasonable consultation with the Requisite Consenting Lenders). The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.

Any Holder of an Allowed Claim entitled to receive any property as an issuance or distribution under the Plan shall, upon request by the Disbursing Agent, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 and/or any other forms or documents, as applicable, requested by any Reorganized Debtor or Disbursing Agent, as applicable, to reduce or eliminate any required federal, state, or local withholding. If such request is made and such Holder of an Impaired Claim fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the Debtors or the Reorganized

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Debtors, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors or the Reorganized Debtors and their respective property.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

Notwithstanding any other provision of this Plan, the obligations of the Backstop Parties and the rights of the Debtors with respect to any taxes applicable to the Exit Facility Backstop Commitment Premium shall be governed exclusively by the Exit Facility Backstop Agreement.

I.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any prepetition Claims and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on such Claim or (b) interest at the contract default rate, as applicable. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

K.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

L.	Setoffs and Recoupment

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim and Allowed Interests, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim or Allowed Interest to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or Allowed Interest or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent

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jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim or Interest be entitled to recoup such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

M.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

2.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the

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purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below.

The Debtors and the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Lenders, shall have the exclusive authority to (1) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (2) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code).

B.	Allowance of Claims

After the Effective Date, except as otherwise expressly set forth herein, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Requisite Consenting Lenders, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.T of the Plan.

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Notwithstanding the foregoing, the Debtors and Reorganized Debtors, with the consent of the Requisite Consenting Lenders, shall be entitled to dispute and/or otherwise object to any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors, with the consent of the Requisite Consenting Lenders, dispute any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, such dispute may be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). In any action or proceeding to determine the existence, validity, or amount of any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such Claim are preserved as if the Chapter 11 Cases had not been commenced, provided that, for the avoidance of doubt, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code to the extent applicable.

D.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

E.	Adjustment to Claims or Interests without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors shall provide any Holder of such a Claim or Interest with fourteen days’ notice prior to the Claim or Interest being adjusted or expunged from the Claims Register as the result of a Claim or Interest being paid, satisfied, amended or superseded.

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F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest.

H.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims Against and Terminated Interests in Debtors

Pursuant to section 1141(d) of the Bankruptcy Code to the fullest extent permitted thereunder, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim

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or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

Each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, and any Affiliate of such holder, shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest.

B.	Release of Liens

Except as otherwise provided in the New Debt Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors and their Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of a Secured Claim (and the applicable agents for such Holder) that has been satisfied or discharged in full pursuant to the Plan shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors or the New Agent that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

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C.	Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and any and all other Persons that may purport to assert any Claim or Cause of Action derivatively, by or through the foregoing Persons, from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unacrrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, including any derivative claims, asserted or assertable on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to or assigns of the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or derivatively, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other act or omission, transaction, agreement, event, or other occurrence related to the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and the TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and the TL Exit Facility)

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executed to implement the Plan or the Restructuring Transactions; (3) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan; (4) any matters retained by the Debtors and the Reorganized Debtors pursuant to the Schedule of Retained Causes of Action; or (5) any holder of an Administrative Claim, Other Priority Claim, Other Secured Claim, and General Unsecured Claim from any obligations it owes to the Debtors in the ordinary course of business or under any existing contracts.

D.	Releases by the Releasing Parties

As of the Effective Date, each Releasing Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever to have released each Released Party from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unacrrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of anyone claiming by or through the Releasing Parties, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in- or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; or (3) the rights of any Holder of Allowed Claims and Allowed Interests to receive distributions under the Plan.

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E.	Exculpation

Except as otherwise specifically provided in the Plan, to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be exculpated from any Cause of Action for any claim related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to or arising out of (i) the Chapter 11 Cases and (ii) and other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in connection with the Plan, including the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Solicitation Materials, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Solicitation Materials, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or the Plan, the filing of the Chapter 11 Cases, the solicitation of votes for the Plan, the funding of the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement or transaction, except for claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct or actual fraud, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

F.	Injunction

Except as otherwise expressly provided for herein or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, or Causes of Actions that have been released, discharged, or

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exculpated under the Plan or Confirmation Order are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or any of the Released Parties (collectively, the “Enjoined Matters”): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Enjoined Matters; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to Enjoined Matters; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any Enjoined Matters unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date or has filed a Proof of Claim or proof of Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, trustees, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

G.	Protections Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

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I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Ipso Facto and Similar Provisions Ineffective

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

1.	The Restructuring Support Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

2.	The Exit Facility Backstop Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

3.	The DIP Facility Documents shall not have been terminated and shall be in full force and effect;

4.

The New Governance Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition Second Lien Claims shall be deemed to be parties to the New Governance Documents without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Governance Documents shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement;

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5.

There shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim, or investigation (whether formal or informal) by any Governmental Entity (i) making illegal, enjoining, or otherwise prohibiting the consummation of the restructuring transaction contemplated herein and in the Definitive Documents or (ii) imposing a material award, claim, injunction, fine or penalty that both (1) is not dischargeable, as determined by the Bankruptcy Court in the Confirmation Order, and (2) has a material adverse effect on the financial condition or operations of the Reorganized Debtors, taken as whole;

6.

The Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the Restructuring Support Agreement, which shall be a Final Order, unless waived by the Debtors and the Requisite Consenting Lenders;

7.	All actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected and executed (or deemed executed) and shall remain in full force and effect;

8.

Each Existing Severance Amendment (as defined in the Restructuring Support Agreement) shall have either been (i) amended in form and substance acceptable in all respects to the Requisite Consenting Lenders on terms and conditions that are acceptable in all respects to the Requisite Consenting Lenders (and which provides severance within the first year after a change of control of 12 months and thereafter of no more than 12 months, unless in each case otherwise agreed by the Requisite Consenting Lenders and the respective Certain Officer (as defined in the Restructuring Support Agreement)) or (ii) if not amended in accordance with clause (i), rejected by the Debtors (without any amendment, supplement, or modification thereto) and the Bankruptcy Court shall have entered an order approving such rejection in the form and substance acceptable to the Requisite Consenting Lenders.

9.

The Debtors shall have reached a resolution with each Holder of Secured Property-Level Debt or a Property-Level Debt Guarantee Claim related thereto that is in form and substance acceptable to the Requisite Consenting Lenders.

10.

The New Debt Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition First Lien Claims electing the Prepetition First Lien Roll Option and Holders of Allowed DIP Claims shall be deemed to be parties to the New Credit Agreement without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the TL Exit Facility and Revolving Exit Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement and the closing of the TL Exit Facility and the Revolving Exit Facility shall have occurred;

11.

All requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring Transactions, to the extent required;

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12.

All fees and expenses of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Escrow Account pending the Bankruptcy Court’s approval of such fees and expenses;

13.

All outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date) shall have been paid in full in Cash by the Debtors in accordance with, and subject to, the terms of the Restructuring Support Agreement;

14.	The Debtors shall have sufficient Cash, including Cash available under the Revolving Exit Facility, to make all Cash payments required to be made on the Effective Date pursuant to the Plan; and

15.	All statutory fees and obligations then due and payable to the Office of the U.S. Trustee have been paid and satisfied.

B.	Waiver of Conditions

Any one or more of the conditions to Consummation set forth in this Article IX may be waived by the Debtors with the prior written consent (e-mail from counsel being sufficient) of the Requisite Consenting Lenders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Failure of Conditions

If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, or any Holders of Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims against or Interests in the Debtors, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Restructuring Support Agreement (which are incorporated herein pursuant to Article I.H), the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not

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resolicit votes on such modified Plan. Subject to (a) those restrictions on modifications set forth in the Plan, (b) the Restructuring Support Agreement and (c) the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and shall constitute a finding that such modifications or amendments to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

To the extent permitted by the Restructuring Support Agreement and subject to the consent rights therein (which are incorporated herein pursuant to Article I.H), the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain, and including the allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection (to the extent applicable) of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.

allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

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2.

decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.

resolve any matters related to: (a) the assumption, assumption and assignment, or rejection (to the extent applicable) of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (to the extent applicable) or otherwise; and (d) any dispute regarding cure amounts or whether a contract or lease is or was executory or expired;

4.	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

5.

adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.

enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement;

8.	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.

resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order or any Entity’s obligations incurred in connection with the Plan;

10.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.

resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

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12.

resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M hereof;

13.	enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.

determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, the Confirmation Order or the Disclosure Statement, including the Restructuring Support Agreement;

15.	enter an order concluding or closing the Chapter 11 Cases;

16.	adjudicate any and all disputes arising from or relating to distributions under the Plan;

17.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.

hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

20.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.

hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; and

22.	to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

23.	to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

24.

to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

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25.	to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

26.	to recover all Assets of the Debtors and property of the Estates, wherever located;

27.	enforce all orders previously entered by the Bankruptcy Court.

As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Governance Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Tax Structure

The Debtors will cooperate with any advisors selected by the Requisite Consenting Lenders in respect of all tax structuring matters.

B.	Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims against or Interests in the Debtors (irrespective of whether such Holders have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

C.	Additional Documents

Subject to and in accordance with the Restructuring Support Agreement, on or before the Effective Date, (1) the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement and (2) the Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims against and Interests in the Debtors receiving distributions pursuant to the Plan, and all other parties in interest, shall, from time to time, to the extent commercially reasonable, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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D.	Statutory Committee and Cessation of Fee and Expense Payment

On the Confirmation Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members or advisors to any statutory committee after the Confirmation Date.

E.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order and the Effective Date occurs, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, trustee, director, agent, trustee, representative, attorney, beneficiary, or guardian, if any, of each Entity; provided that nothing in this Article XII.F modifies section 524(e) of the Bankruptcy Code.

G.	Notices

All notices, requests, and demands to or upon the Debtors or Reorganized Debtors to be effective shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile and electronic transmission, when received and telephonically or electronically confirmed, addressed as follows:

Debtors or Reorganized Debtors	Proposed Counsel to the Debtors
Pennsylvania Real Estate Investment Trust One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, PA 19103 Attention: Lisa Most Facsimile: (215) 546-7311 Email: Lisa.Most@preit.com

DLA Piper LLP (US)
444 West Lake Street, Suite 9000
Chicago, IL 60606
Attention: Richard A. Chesley and

 Oksana Koltko Rosaluk

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

     oksana.koltkorosaluk@us.dlapiper.com

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United States Trustee
Office of the United States Trustee 844 King Street, Suite 2207 Wilmington, Delaware 19801 Attention: Joseph Cudia Email: Joseph.Cudia@usdoj.gov
Counsel to the Ad Hoc Group of Lenders

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Kristopher M. Hansen
Jonathan Canfield
Daniel Ginsberg

Emails: krishansen@paulhastings.com

 joncanfield@paulhastings.com

 danielginsberg@paulhastings.com

A notice is deemed to be given and received (a) if sent by first-class mail, personal delivery, or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt; provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section XII. Any party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a notice will be assumed not to be changed.

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that had requested to receive documents pursuant to Bankruptcy Rule 2002, requesting that such Entity file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, and provided such notice was sent, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. Notwithstanding anything herein to the contrary, the Reorganized Debtors shall provide notice of any documents to all Entities whose rights are affected by any such document Filed by the Reorganized Debtors.

H.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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I.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.ra.kroll.com/PREIT2023 or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtors and the Requisite Consenting Lenders. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, trustees, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

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M.	Closing of the Chapter 11 Cases

As of the Effective Date, unless otherwise provided in the Confirmation Order, all of the Chapter 11 Cases, except for the case of PREIT, (collectively, the “Fully Administered Cases”) shall be deemed closed, and the Clerk of the Bankruptcy Court shall make an appropriate entry on the relevant dockets providing that a final decree has been entered and the Fully Administered Cases are deemed closed as of the Effective Date. Notwithstanding the closing of the Fully Administered Cases, the case caption for all pleadings shall remain in the form of the case caption used in this Plan. In lieu of filing individual closing reports with respect to all of the Fully Administered Cases, a consolidated closing report shall be filed in the case of PREIT (the “Remaining Case”) pursuant to the requirements of Local Rule 3022-1. Notwithstanding the closing of the Fully Administered Cases, the Reorganized Debtors shall be authorized to, and shall retain all rights to, file applications, motions or other documents in the Remaining Case. The Reorganized Debtors shall, promptly after the full administration of the Remaining Case, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, the Local Rules and any applicable order of the Bankruptcy Court to close the Remaining Case.

N.	Expedited Tax Determination

The Debtors and the Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed or to be filed for or on behalf of the Debtors for all taxable periods ending after the Petition Date through the Effective Date.

O.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated: December 8, 2023	PENNSYLVANIA REAL ESTATE INVESTMENT TRUST on behalf of itself and all other Debtors

Name:
Title:

77

Exhibit D

Financial Projections

In connection with the Disclosure Statement,1 the Debtors’ management team (“Management”) prepared financial projections (the “Financial Projections”) for Pennsylvania Real Estate Investment Trust and its debtor affiliates (collectively, the “Company” or the “Debtors”) for fiscal years 2024 through 2026 (the “Projection Period”). The Financial Projections were prepared by Management with the assistance of the Debtors’ advisors and are based upon a number of assumptions made by Management with respect to the future performance of the Debtors’ operations. Although Management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurance that such assumptions will be realized. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered. Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

These Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. An independent auditor has not examined, compiled or performed any procedures with respect to the prospective financial information contained in this Exhibit and, accordingly, it does not express an opinion or any other form of assurance on such information or its achievability. The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

Principal Assumptions for the Financial Projections

The Financial Projections are based upon, and assume the successful implementation of, the Debtors’ business plan. The Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors or their advisors. In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring pursuant to the Bankruptcy Code.

[1]

Capitalized terms used but not defined herein have the meanings given to such terms in the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”) or the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), as applicable.

1

Therefore, although the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will likely vary from the projected results. These variations may be material. Accordingly, no definitive representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Debtors to achieve the projected results of operations. See “Risk Factors.”

In deciding whether to vote to accept or reject the Plan, Holders of Claims entitled to vote to accept or reject the Plan must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections. See “Risk Factors.”

Moreover, the Financial Projections were prepared solely in connection with the restructuring pursuant to the Plan.

The Financial Projections account for the reorganization and related transactions pursuant to the Plan. While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the impact on the Financial Projections. When the Debtors fully implement fresh start accounting, differences from the depiction presented are anticipated and those differences could be material. Fresh start accounting requires all assets, liabilities, and equity instruments to be valued at “fair value.” In addition to valuing assets, liabilities, and equity instruments at fair value, the Debtors will have tax professionals analyze any go forward tax implications as a result of the Restructuring. The Financial Projections account for the anticipated Restructuring and related transactions pursuant to the Plan, but do not account for the final tax analysis that will be done upon emergence.

Safe Harbor under The Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act. Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors and Management with respect to the timing of, completion of, and scope of the current restructuring, Plan, bank financing, and debt and equity market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

While the Debtors believe that the expectations are based upon reasonable assumptions within the bounds of their knowledge of their business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Many factors could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article IX of the Disclosure Statement.

2

Financial Projection General Assumptions

Basis of Presentation (Non-GAAP)

The Debtors’ projections contained herein are non-GAAP and are prepared based on the Company’s ownership shares in the properties and other assets. The projections also include revenue and expenses that flow to the Debtors from their non-Debtor subsidiaries that are either wholly owned by the Debtors or owned in a joint venture with third parties. The following projections reflect the Debtors’ share of revenue and expenses and do not reflect ownership that would be attributable to any joint venture partners.

The projections are not created in accordance with American Institute of Certified Public Accountants Statement of Position 90-7.

The Financial Projections are based upon, and assume the successful implementation of, the Debtors’ Business Plan during the course of the Projection Period.

The Financial Projections assume that the Plan will be consummated in accordance with its terms and that all transactions contemplated by the Plan will be consummated by January 31, 2024 (the “Emergence Date”). Any significant delay in the Emergence Date may have a significant negative effect on the operations and financial performance of the Debtors including, an increased risk or inability to meet sales forecasts and the incurrence of higher reorganization expenses.

Income Statement

1.	Real Estate Revenues:

Includes revenues recognized from tenant leases for property rents as well as expense reimbursements (such as common area maintenance and real estate tax reimbursements) and revenues recognized from the termination of lease agreements and other ancillary income.

2.	Property Operating Expenses:

Primarily includes the costs associated with utilities, marketing, real estate taxes, insurance, security, and common area maintenance expenses. Certain property operating expenses (such as common area maintenance) are incurred by the Debtors and then invoiced to and reimbursed by tenants.

3.	G&A Expense:

Includes the general and administrative costs and expenses related to operating the Debtors. These costs primarily include corporate-level human resources, finance, legal, insurance, and executive expenses.

4.	Gain on Sales:

Includes the gains associated with the sale of assets during the forecast period.

5.	Mortgage Interest:

Includes the interest expense associated with the secured mortgages on the Debtors’ encumbered properties.

6.	Corporate Interest:

Includes the interest expense associated with the Revolving Exit Facility and the TL Exit Facility, as described in the Plan. Reflects interest rates of SOFR plus 550 basis points on the Revolving Exit Facility and SOFR plus 700 basis point on the TL Exit Facility, with no SOFR floor on either instrument. Interest will be paid in cash as due per the terms of the new credit agreement post emergence from chapter 11.

3

7.	Other Expenses, Net:

Includes other revenue and expenses forecast in these projections. FY’24E includes certain expenses associated with the Debtors’ chapter 11 reorganization.

8.	Depreciation & Amortization:

Includes the depreciation expense associated with real property as well as non-real estate and corporate-level depreciation.

9.	Reorganization Items, Net:

Includes various non-cash charges related to the Debtors’ chapter 11 reorganization. Includes illustrative estimates for costs to extinguish existing indebtedness.

Cash Flows

1.	Capital Expenditures (includes Tenant Allowances and Redevelopment Capital Expenditures):

Includes the Debtors’ forecasts of capital expenditures associated with construction, maintenance, improvement, and redevelopment of real properties as well as amounts forecast for Tenant Allowances (i.e., pre-negotiated sums provided to tenants to help cover construction costs).

2.	Proceeds from Asset Sales:

Includes amounts forecast as proceeds from the sale of certain of the Debtors’ assets.

3.	Mortgage Amortization:

Includes the amounts associated with amortization of the secured mortgages as contemplated by the forecast herein.

4.	Cash Consideration to Existing Equity:

Reflects the cash distribution to existing preferred and common equity holders as contemplated under the Plan, subject to the satisfaction of the Equity Distribution Conditions.

Balance Sheet

1.	Cash:

Includes consolidated cash balances, including any restricted cash.

2.	Real Estate, net:

Reflects the net book value of real properties on a proportional ownership basis.

3.	Other Assets:

Includes amounts for receivables as well as acquired lease assets, intangibles, and deferred costs. Also includes assets held for sale.

4

4.	Mortgages:

Reflects the balance of secured mortgages in accordance with the projections.

5.	Other Liabilities, net:

Includes amounts for accrued expenses and other liabilities, including lease liabilities.

6.	Shareholders’ Equity:

Reflects hypothetical fresh start account adjustments for illustrative purposes. When the Debtors fully implement fresh start accounting, differences from the depiction presented are anticipated and those differences could be material.

5

Income Statement (non-GAAP)

($ in millions)	FY’24E	FY’25E	FY’26E
Real Estate Revenues	$320	$329	$333
Property Operating Expenses	(139)	(139)	(140)

Net Operating Income	$181	$190	$193
G&A Expense	(37)	(26)	(26)

Adj. EBITDA	$144	$164	$168
Gain on Sales	1	9	—
Mortgage Interest	(50)	(52)	(57)
Corporate Interest	(61)	(52)	(50)
Other Expenses, net	(22)	(1)	(1)

FFO	$12	$68	$59
Depreciation & Amortization	(112)	(112)	(112)
Reorganization Items, net	632	—	—

Net Income to PREIT	$532	($44)	($53)

Cash Flow Statement (non-GAAP)

($ in millions)	FY’24E	FY’25E	FY’26E
FFO	$12	$68	$59
Capital Expenditures (incl. TAs and Redevelopment)	(35)	(24)	(21)
Working Capital Adjustments	(2)	0	0
Proceeds from Asset Sales	27	15	—
Mortgage Amortization	(19)	(17)	(14)
Cash Consideration to Existing Equity	(10)	—	—
Other Items, net	(1)	(8)	1
Revolver Draws / (Repayment)	13	(13)	—

Change in Cash	($ 15)	$21	$25

Balance Sheet (non-GAAP)

($ in millions)	FY’24E	FY’25E	FY’26E
Assets
Cash	$48	$69	$94
Real Estate, net	1,445	1,351	1,261
Other Assets	133	133	133

Total Assets	$1,626	$1,554	$1,487

Liabilities & Equity
Mortgages	824	806	792
First Lien Revolver	13	—	—
First Lien Term Loan	481	481	481

Total Funded Debt	$1,317	$1,287	$1,273
Other Liabilities, net	91	92	93

Total Liabilities	$1,408	$1,379	$1,366
Shareholders’ Equity	$218	$174	$121

Total Liabilities & Equity	$1,626	$1,554	$1,487

6

Exhibit E

Liquidation Analysis

THE DEBTORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS CONTAINED HEREIN, OR A TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IF THE CHAPTER 11 CASES ARE CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS.

Overview:

Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides that each holder of a Claim or Interest who does not otherwise vote in favor of the plan “will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7” of the Bankruptcy Code. To demonstrate that the proposed Plan satisfies the “best interests” of creditors test, Pennsylvania Real Estate Investment Trust, et al., as debtors and debtors in possession (collectively, the “Debtors” or the “Company”), with the assistance of the Debtors’ management and other advisors, have prepared the following hypothetical Liquidation Analysis (the “Liquidation Analysis”), which is based upon certain assumptions discussed in the Disclosure Statement and in the accompanying notes to the Liquidation Analysis. As reflected in more detail in the Liquidation Analysis, the Debtors believe that the value of the distributions provided to each Holder of Allowed Claims under the Plan would not be less than the value of such distributions under a hypothetical chapter 7 liquidation, and the Plan therefore satisfies the “best interests” test with respect to each of the Debtors.

This Liquidation Analysis1 has been prepared assuming that the Debtors hypothetically convert these chapter 11 cases to undertake a liquidation under chapter 7 of the Bankruptcy Code as of January 31, 2024 (the “Conversion Date”). Except as otherwise noted herein, the values reflected in this Liquidation Analysis are based upon the Debtors’ unaudited books and records as of September 30, 2023, other than cash, which has been rolled forward to the Conversion Date, and those values are assumed to be representative of the Debtors’ assets and liabilities as of the Conversion Date. This Liquidation Analysis also assumes that the Bankruptcy Court would appoint a chapter 7 trustee (the “Trustee”) on the Conversion Date to oversee the liquidation of the Debtors’ Estates, during which time substantially all of the Debtors’ assets would be sold, abandoned, surrendered, or otherwise liquidated, as applicable, and the Cash proceeds, net of liquidation-related costs, would then be distributed in accordance with applicable law.

[1]

Capitalized terms used but not defined herein have the meanings given to such terms in the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”) or the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), as applicable.

This Liquidation Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. Although the Debtors consider the estimates and assumptions set forth herein to be reasonable under the circumstances, such estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond the Debtors’ control. Accordingly, there can be no assurance that the results set forth by this Liquidation Analysis would be realized if the Debtors were actually liquidated pursuant to chapter 7 of the Bankruptcy Code, and actual results in such a proceeding could vary materially from those presented herein, and distributions available to Holders of Claims could differ materially from the projected recoveries set forth in this Liquidation Analysis.

THIS LIQUIDATION ANALYSIS IS A HYPOTHETICAL EXERCISE THAT HAS BEEN PREPARED FOR THE SOLE PURPOSE OF PRESENTING A REASONABLE GOOD FAITH ESTIMATE OF THE PROCEEDS THAT MAY BE REALIZED IF THE DEBTORS WERE LIQUIDATED IN ACCORDANCE WITH CHAPTER 7 OF THE BANKRUPTCY CODE AS OF THE CONVERSION DATE. THIS LIQUIDATION ANALYSIS IS NOT INTENDED AND SHOULD NOT BE USED FOR ANY OTHER PURPOSE. THIS LIQUIDATION ANALYSIS DOES NOT PURPORT TO BE A VALUATION OF THE DEBTORS’ ASSETS AS A GOING CONCERN AND THERE MAY BE A SIGNIFICANT DIFFERENCE BETWEEN THE VALUES AND RECOVERIES REPRESENTED IN THIS LIQUIDATION ANALYSIS AND THE VALUES THAT MAY BE REALIZED OR CLAIMS GENERATED IN AN ACTUAL LIQUIDATION.

NOTHING CONTAINED IN THIS LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION, OR ALLOWANCE OF ANY CLAIM BY THE DEBTORS. THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH AND USED IN THIS LIQUIDATION ANALYSIS. THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY, OR AMEND THE ANALYSIS SET FORTH HEREIN.

Basis of Presentation:

The actual amount and/or priority of Claims Allowed against the Debtors’ Estates may differ from the Claim amounts used in this Liquidation Analysis. As noted above, this Liquidation Analysis is based on the Debtors’ books and records as of September 30, 2023, other than cash, which has been rolled forward to the Conversion Date, and the actual value of assets available for distribution in the event of an actual liquidation may differ materially from the assets assumed to be available pursuant to this Liquidation Analysis.

2

Global Notes & Assumptions:

This Liquidation Analysis should be read in conjunction with, and is qualified in its entirety by, the following notes and assumptions:

1.

Additional Claims. The cessation of business in a chapter 7 liquidation is likely to cause additional Claims to be asserted against the Debtors’ Estates that otherwise would not exist absent such a liquidation. Examples of these kinds of Claims include employee-related Claims such as severance and WARN Act or similar claims, tax liabilities, Claims related to the rejection of Executory Contracts, litigation claims, and other Claims. These additional Claims could be significant and, in certain circumstances, may be entitled to priority under the Bankruptcy Code. No adjustment has been made for these potential Claims in this Liquidation Analysis.

2.

Length of Liquidation Process. The Liquidation Analysis assumes a process of approximately one year from the Conversion Date to conduct the orderly disposition of substantially all the Debtors’ assets, to collect receivables, to arrange for distributions, and to wind-down the Debtors’ Estates.

Specific Notes to the Liquidation Analysis:

Certain assumptions utilized by the Debtors in preparing the Liquidation Analysis are outlined below. For purposes of this analysis, certain discounts were taken to assumed going concern values, reflecting the accelerated timeline and uncertainty of a liquidation sales process.

A.	Debtor Gross Proceeds

1.	Borrowing Base Properties

•	Borrowing Base Properties includes real estate properties which are unburdened by secured property-level mortgages.

•

This Liquidation Analysis assumes property values were determined by taking a discount, as described above, to a range of assumed going concern values and take into account the general market competition for the Debtors’ assets, and burdening such values with certain asset disposition costs.

•	In aggregate, the Debtors assume that a chapter 11 trustee will be able to realize a recovery of 56% to 65% of the book value of the Borrowing Base Properties.

2.	Equity in Wholly-Owned Mortgaged Properties

•

Equity in Wholly-Owned Mortgaged Properties represents the value of the Debtors’ interest in real properties burdened by secured property-level mortgages, after accounting for the satisfaction of all existing mortgage claims at each property and asset disposition costs.

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•	This Liquidation Analysis assumes property values were determined by taking a discount to a range of assumed going concern values, as described above.

•

The Debtors believe there is no recovery with respect to their equity interests in wholly-owned mortgaged properties, after accounting for the satisfaction of all existing property-level mortgage claims and asset disposition costs for each property.

3.	Equity in JV Properties

•

Equity in JV Properties represents the value of the Debtors’ interest in real properties held in joint ventures that are burdened by secured property-level mortgages, after accounting for cash and mortgage claims at each property and the Debtors’ percentage interest in each property.

•	This Liquidation Analysis assumes property values were determined based on a range of assumed going concern values.

•

Equity value in each such property was then determined after accounting for the satisfaction of all existing property-level mortgage claims and the Debtors’ percentage interest in each property and then applying a discount to such resulting equity value, as described above.

•	In aggregate, the Debtors assume that a Trustee will be able to realize a recovery of between $38 to $45 million for Equity in JV Properties.

4.	Cash

•	Cash and Cash equivalents for all Debtor entities include corporate escrow cash accounts and unrestricted cash held in various property accounts.

•	Cash balances of $11 million have been rolled forward to the January 31, 2024 Conversion Date.

•	The liquidation proceeds of Cash and Cash equivalents were assumed by the Debtors to be 100% of book value.

5.	Tenant and Other Receivables

•	Tenant and Other Receivables of $33 million includes unpaid invoices to tenants.

•	In aggregate, the Debtors assume that a Trustee will be able to realize a recovery of between 40% to 50% of the book value of such receivables.

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6.	Intangible Assets

•	Intangible Assets include goodwill and certain lease intangible assets.

•	The Debtors have assumed no recovery associated with these assets in a chapter 7 liquidation scenario.

7.	Other Assets

•	Other Assets includes deferred costs, prepaid expenses, and other assets.

•	This Liquidation Analysis assumes a range of recoveries in a liquidation for Other Assets.

•	In aggregate, the Debtors assume that a Trustee will be able to realize a recovery of between 5% to 10% of the book value for Other Assets.

8.	Assets Held for Sale

•	Assets Held for Sale largely consist of certain real estate properties and assets currently anticipated to be sold.

•	This Liquidation Analysis assumes that such Assets Held for Sale can be monetized at a discount to going concern value, as described above.

•	In aggregate, the Debtors assume that a Trustee will be able to realize a recovery of between 35% to 70% of the book value of Assets Held for Sale.

B.	Liquidation Costs

1.	Chapter 7 Real Estate Broker Fees

•

In addition to professional fees related to a hypothetical chapter 7 case, as the Estates monetize real estate assets, additional fees will occur due to, among others, various real estate brokers, lawyers, and asset managers, responsible for finalizing the sale/liquidation of each property. For purposes of this Liquidation Analysis, the estimated cost per each real estate asset sale is assumed to be 5% of gross sale proceeds, inclusive of broker fees, legal fees, and additional fees associated with these transactions.

2.	Chapter 7 Trustee Fees

•

Pursuant to sections 326 and 330 of the Bankruptcy Code, the Bankruptcy Court may allow reasonable compensation for the Trustee’s services, not to exceed 25% on the first $5,000 or less, 10% on any amount in excess of $5,000 but not in excess of $50,000, 5% on any amount in

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excess of $50,000 but not in excess of $1.0 million, and reasonable compensation not to exceed 3% of such moneys in excess of $1.0 million, upon all moneys disbursed or turned over by the Trustee to parties-in-interest. For purposes of this Liquidation Analysis, these fees are assumed to aggregate 3% of gross liquidation proceeds realized.

3.	Other Professional Fees

•

Pursuant to section 726 of the Bankruptcy Code, the allowed administrative expenses incurred by the Trustee, including expenses affiliated with selling the Debtors’ assets and winding down operations, will be entitled to payment in full prior to any distribution to Administrative Claims and Other Priority Claims. This Liquidation Analysis assumes that professional fees will be 4% of the gross liquidation proceeds realized, which is based on expected fees and expenses of legal, financial, and other professionals as well as the anticipated complexity of the Debtors’ liquidation and wind-down.

4.	Wind Down Costs

•

Wind down costs consist primarily of the ordinary course general and administrative costs that will be required to operate the Debtors’ businesses for an approximate one-year period after the Conversion Date.

•

The Debtors assume that the wind down costs, in the aggregate, will be approximately $75 million. This figure is comprised of, but not limited to, corporate payroll, benefits, insurance and office expenses during the wind-down. This figure also assumes certain retention payments would be made to certain key management personnel in order to maximize the value of the real estate dispositions.

C.	Distribution of Proceeds

The costs, expenses, fees and any other Claims that may arise and constitute necessary costs and expenses in the event of a liquidation would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to holders of Unsecured Claims. For purposes of this analysis, Claims were estimated based on the Debtors’ estimated book asset balances as of the Petition Date, with certain pro forma adjustments highlighted in the notes below.

This analysis considers the effect that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including: (i) the increased costs and expenses of a liquidation arising from fees payable to the Trustee and the various professional advisors the Trustee would hire to effectuate the liquidation process and (ii) a deterioration in the value of the Debtors’ assets in the event of an accelerated liquidation.

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Further, underlying the Liquidation Analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties and contingencies beyond the control of the Debtors or the Trustee. In addition, various liquidation decisions upon which certain assumptions are based, are subject to change. Therefore, there can be no assurance that the assumptions and estimates utilized in determining the liquidation values of the Debtors’ assets will result in an accurate estimate of proceeds that would be realized were the Debtors to undergo an actual liquidation. The actual amounts of Claims against the Estates could vary significantly from the estimates set forth herein, depending on the Claims asserted during the pendency of the chapter 7 cases. Moreover, the Liquidation Analysis may not contemplate all potential liabilities that may arise as a result of litigation, tax consequences, inability to sell certain assets, or any other potential Claims. This analysis excludes potential recoveries from avoidance actions or intangible assets and excludes incremental costs for the pursuit of such recoveries. Therefore, the actual liquidation value of the Debtors’ assets could vary materially from the estimates provided herein.

As noted above, there could be materially adverse tax consequences if the liquidation is not consummated within a calendar tax year. Furthermore, this Liquidation Analysis, due to the complexity and varying liquidation proceed considerations, does not contemplate potentially considerable tax liabilities as a result of the sale of properties. These tax consequences could have material impact on the amount of proceeds received upon liquidation and associated Claims.

1.	Administrative Claims

•

Administrative Claims arising in a hypothetical chapter 7 liquidation may include, among other things: (a) Claims arising pursuant to section 503(b)(9) of the Bankruptcy Code; (b) pre-conversion professional fees; (c) postpetition trade payables; (d) accrued postpetition employee obligations; (e) accrued taxes; (f) accrued utility payments; (g) post-petition intercompany payables; (h) other liabilities incurred by the Estates in the ordinary course of business; and other potential Claims.

•

This Liquidation Analysis assumes there will be no Administrative Claims outstanding as of the Conversion Date. The total amount of Administrative Claims allowed in these Chapter 11 Cases could differ materially from the assumptions set forth in this Liquidation Analysis, thereby reducing recoveries available to Holders of Claims in a chapter 7 liquidation.

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2.	DIP Claim

•	This Liquidation Analysis assumes that the aggregate principal amount owed, as of the assumed Conversion Date, in respect of the DIP Loan Claim is $56 million.

•	This Liquidation Analysis assumes that the DIP Loan Claim will receive a 100% recovery in a chapter 7 liquidation.

3.	First Lien Secured Claims

•

This Liquidation Analysis assumes that the aggregate principal amount owed, as of the assumed Conversion Date, in respect of the First Lien Loans Claim is $420 million, comprised of a $114 million Revolving Credit Facility and $306 million First Lien Term Loan.

•	This Liquidation Analysis assumes that the First Lien Loans Claim will receive between an 88% and 100% recovery in a chapter 7 liquidation.

4.	Second Lien Secured Claims

•	This Liquidation Analysis assumes that the aggregate principal amount owed, as of the assumed Conversion Date, in respect of the Second Lien Loans Claim is $727 million.

•	This Liquidation Analysis assumes that the Second Lien Loans Claim will receive between a 0% and 5% recovery in a chapter 7 liquidation.

5.	General Unsecured Claims

•

General Unsecured Claims arising in a hypothetical chapter 7 liquidation may include, among other things: (a) accrued expenses and other prepetition liabilities; (b) secured properties guarantee claims; (c) first lien revolver deficiency claims; (d) first lien term loan deficiency claims; and (e) second lien deficiency claims.

•	This Liquidation Analysis assumes there will between $1.5 billion and $1.9 billion of General Unsecured Claims outstanding as of the Conversion Date.

•	This Liquidation Analysis assumes that General Unsecured Claims will receive no recovery in a chapter 7 liquidation.

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6.	Preferred Equity Claims in PREIT

•	This Liquidation Analysis assumes that the aggregate principal amount owed, as of the Conversion Date, in respect of the Debtors’ three classes of Preferred Equity Claims is $473 million.

•	This Liquidation Analysis assumes that the Preferred Equity Claims will receive no recovery in a chapter 7 liquidation.

Conclusion:

The Debtors have determined, as summarized in this Liquidation Analysis, that the Plan will provide holders of Claims and Interests with a recovery that is not less than what they would otherwise receive if the Estates were liquidated under chapter 7 of the Bankruptcy Code.

Summary of Projected Claims & Recoveries

($ in millions)	Liquidation Claim Amount	Estimated Plan Recovery	Estimated Liquidation Recovery
DIP Claims	$56	100%	100%
Prepetition First Lien Claims	420	100%	94%
Prepetition Second Lien Claims	727	41%	2%
General Unsecured Claims	1,704	100%	—
Preferred Equity Interests	473	$7	—
Common Equity Interests	—	3	—

Note: Claims and recoveries are based on estimated midpoints.

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The following table summarizes this Liquidation Analysis for the aggregated Debtor entities. This Liquidation Analysis should be reviewed with the accompanying “Specific Notes to the Liquidation Analysis.”

($ in millions)			Estimated Recovery - %		Est. Liquidation Value
		Book Value	Low	High	Low	High
I. Assets
Liquidation Value of Real Estate Assets
Borrowing Base Properties		$855	56.4%	65.1%	$482	$556
Equity in Wholly-Owned Mortgaged Properties		NM	—	—	—	—
Equity in JV Properties		NM	NM	NM	38	45

Real Estate Assets Distributable Value		$855	60.9%	70.3%	$520	$601
Other Assets
Cash and cash equivalents		11	100.0%	100.0%	11	11
Tenant and other receivables		33	40.0%	50.0%	13	16
Intangible assets		8	—	—	—	—
Other assets		102	5.0%	10.0%	5	10
Assets held for sale		31	35.0%	70.0%	11	22

Other Assets Distributable Value		186	21.7%	32.2%	40	60

Net Proceeds Available for Claims		$1,040	53.9%	63.5%	$561	$660

II. Chapter 7 Liquidation Adjustments
Wind Down Costs
Chapter 7 Real Estate Broker Fees					(25)	(30)
Chapter 7 Trustee Fees					(15)	(20)
Professional Fees					(20)	(25)
Wind Down Costs					(75)	(75)

Total Wind Down Costs					(135)	(150)
Net Estimated Proceeds Available for Distribution					$426	$510

III. Distribution of Proceeds

	Claims		%		$
	Low	High	Low	High	Low	High
Total DIP Claims Recoveries	$56	$56	100.0%	100.0%	$56	$56
Total First Lien Claims Recoveries	420	420	88.1%	100.0%	370	420
Total Second Lien Claims Recoveries	727	727	—	4.8%	—	35
Total General Unsecured Claims Recoveries	1,914	1,494	—	—	—	—
Total Preferred Equity Claims Recoveries	473	473	—	—	—	—

Total	$3,590	$3,170			$426	$510

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Exhibit F

Valuation Analysis

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED FROM ANY FUNDED INDEBTEDNESS OR SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE IN RESPECT OF THE SOLICITATION OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.1

Solely for the purposes of the Plan and the Disclosure Statement, at the Debtors’ request, PJT Partners LP (“PJT”), as investment banker to the Debtors, has estimated a potential range of total enterprise value (“Enterprise Value”) and equity value (“Equity Value”) for the Reorganized Debtors pro forma for the restructuring transactions contemplated by the Plan (the “Valuation Analysis”). The Valuation Analysis is based on financial and other information provided to PJT by the Debtors’ management and third-party advisors, the Financial Projections attached to the Disclosure Statement as Exhibit D and information provided by other sources. The Valuation Analysis was prepared as of November 24, 2023, with an assumed Effective Date of the Plan of January 31, 2024. The Valuation Analysis utilizes market data as of November 24, 2023. The valuation estimates set forth herein represent valuation analyses generally based on the application of customary valuation techniques to the extent deemed appropriate by PJT.

The estimated values set forth in this Valuation Analysis: (a) assume the Plan and the transactions contemplated thereby are consummated; (b) do not constitute an opinion on the terms and provisions or fairness from a financial point of view to any person of the consideration to be received by such person under the Plan; (c) do not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan; and (d) do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors.

In preparing its valuation, PJT considered a variety of factors and evaluated a variety of financial analyses, including (a) comparable companies analysis; and (b) discounted cash flow analysis, as well as taking into consideration feedback received from market participants through the Debtors’ recent sale process. The preparation of a valuation analysis is a complex analytical process involving subjective determinations about which methodologies of financial analysis are most appropriate and relevant to the subject company and the application of those methodologies to particular facts and circumstances in a manner that is not readily susceptible to summary description.

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Capitalized terms used but not defined herein have the meanings given to such terms in the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”) or the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), as applicable, to which this analysis is attached as Exhibit F.

Based on the aforementioned analyses, and other information described herein and solely for purposes of the Plan, the estimated range of Enterprise Value of the Reorganized Debtors, collectively, as of January 31, 2024, is approximately $1,500 million to approximately $1,750 million (with the mid-point of such range being approximately $1,625 million).

In addition, based on the estimated range of Enterprise Value of the Reorganized Debtors and other information described herein and solely for purposes of the Plan, PJT estimated a potential range of total Equity Value of the Reorganized Debtors, which consists of the Enterprise Value, less funded indebtedness, plus excess balance sheet cash on the assumed Effective Date of the Plan. Funded indebtedness is expected to consist of approximately (i) $840 million of secured property-level debt, (ii) $480 million of new first lien term loans, and (iii) $10 million drawn under the Reorganized Debtors’ new $75 million revolving credit facility. PJT has thus assumed that on the Effective Date the Reorganized Debtors will have approximately $1,330 million of total funded indebtedness and approximately $5 million of excess balance sheet cash. The amount of funded indebtedness and excess balance sheet cash as of the Effective Date are subject to change based on the timing of emergence and the Reorganized Debtors’ final capital structure.

Based upon the estimated range of Enterprise Value of the Reorganized Debtors of between approximately $1,500 million and approximately $1,750 million described above, and assuming forecasted net debt of approximately $1,325 million, PJT estimated that the potential range of Equity Value for the Reorganized Debtors, as of an assumed Effective Date of the Plan of January 31, 2024, is between approximately $175 million and approximately $425 million (with the mid-point of such range being approximately $300 million).

For purposes of the Valuation Analysis, PJT assumed that no material changes that would affect estimated value occur between the date of this Disclosure Statement and the assumed Effective Date of the Plan. In addition, PJT assumed that there will be no material change in economic, monetary, market, industry, and other conditions that would impact any of the material information made available to PJT, as of the assumed Effective Date. PJT makes no representation as to the achievability or reasonableness of such assumptions. The Debtors undertake no obligation to update or revise statements to reflect events or circumstance that arise after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events. PJT’s Valuation Analysis does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received or paid under the Plan, of the terms and provisions of the Plan, or with respect to any other matters.

THE VALUATION ANALYSIS REFLECTS WORK PERFORMED BY PJT ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE DEBTORS AVAILABLE TO PJT AS OF NOVEMBER 24, 2023. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY HAVE AFFECTED OR MAY AFFECT PJT’S CONCLUSIONS IN RESPECT OF THE VALUATION ANALYSIS, PJT DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS ESTIMATES OR THE VALUATION ANALYSIS AND DOES NOT INTEND TO DO SO.

2

PJT DID NOT INDEPENDENTLY VERIFY THE FINANCIAL PROJECTIONS OR OTHER INFORMATION THAT PJT USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS OR THEIR ASSETS OR LIABILITIES WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO HOLDERS OF ALLOWED CLAIMS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES OR FUNDED DEBT TO BE ISSUED PURSUANT TO, OR ASSETS SUBJECT TO, THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE DEBTORS, PJT, OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED OR INCURRED FUNDED DEBT AND SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH FUNDED DEBT AND SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL FUNDED DEBT AND SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT IMMEDIATELY RATHER THAN HOLD THEIR INVESTMENT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES PURSUANT TO ANY MANAGEMENT INCENTIVE PLAN ESTABLISHED, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF FUNDED DEBT AND SECURITIES.

The Debtors’ management advised PJT that the Financial Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ best estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The Valuation Analysis assumed that the actual performance of the Reorganized Debtors will correspond to the Financial Projections in all material respects. If the business performs at levels below or above those set forth in the Financial Projections, such performance may have a materially negative or positive impact, respectively, on the Valuation Analysis and the estimated potential ranges of value of the Reorganized Debtors.

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In preparing the Valuation Analysis, PJT: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain financial and operating data of the Debtors, including the Financial Projections; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team; (d) considered feedback received from market participants through the Debtors’ recent sale process; (e) reviewed certain publicly available financial data for, and considered the market value of, public companies that PJT deemed generally relevant in analyzing the value of the Reorganized Debtors; and (f) considered certain economic and industry information that PJT deemed generally relevant to the Reorganized Debtors. PJT assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management and other parties as well as publicly available information.

The Valuation Analysis does not constitute a recommendation to any Holder of Allowed Claims, or any other person as to how such person should vote or otherwise act with respect to the proposed Restructuring Transactions as defined in the Plan. PJT has not been requested to, and does not express any view as to, the potential value of the Reorganized Debtors’ funded debt and securities on issuance or at any other time.

THE SUMMARY SET FORTH HEREIN DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY PJT. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY PJT IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN.

PJT IS ACTING AS INVESTMENT BANKER TO THE DEBTORS, AND HAS NOT BEEN AND WILL NOT BE RESPONSIBLE FOR, AND HAS NOT AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE TO THE DEBTORS OR ANY OTHER PARTY IN CONNECTION WITH THE DEBTORS’ CHAPTER 11 CASES, THE PLAN OR OTHERWISE.

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Exhibit G

(Organizational Structure Chart)

Map Legend

www.dlapiper.com	1